EXHIBIT B.1



                                                             EXECUTION COPY







                          TITLE TRANSFER AGREEMENT





                                  BETWEEN





                   CONNECTICUT RESOURCES RECOVERY AUTHORITY





                                   AND





                   THE CONNECTICUT LIGHT AND POWER COMPANY





                            December 22, 2000


















                                TABLE OF CONTENTS

                                                                   Page
1.  Definitions

2.  Acquisition of Assets by CRRA

2.1  Acquisition Of Assets
2.2  Excluded Assets
2.3  Assumption of Liabilities
2.4  Excluded Liabilities
2.5  Purchase Price
2.6  Adjustments to Initial Closing Price
2.7  [Reserved]
2.8  Proration
2.9  The Closing
2.10 Deliveries by CL&P at the Closing Date
2.11 Deliveries by CRRA at the Closing

3.  Representations, Warranties and Disclaimers of CL&P
3.1  Organization of CL&P
3.2  Authorization
3.3  Noncontravention
3.4  Brokers' Fees
3.5  Title to Acquired Assets
3.6  Legal and Other Compliance; Permits
3.7  Taxes
3.8  Contracts and Leases
3.9  Insurance
3.10 Litigation
3.11 Condemnation
3.12 Regulation as a Utility
3.13 Assets Used in Operation of the Facilities
3.14 Year 2000 Computer Problem
3.15 Employees
3.16 No Knowledge of CRRA's Breach
3.17 Disclaimers Regarding Acquired Assets

4.   Representations and Warranties of CRRA
4.1  Organization of CRRA
4.2  Authorization of Transaction
4.3  Noncontravention
4.4  Brokers' Fees
4.5  Litigation
4.6  Availability of Funds
4.7  "As Is"
4.8  Qualified Buyer
4.9  No Knowledge of CL&P's Breach

5.   Covenants
5.1  General
5.2  Notices, Consents and Approvals
5.3  Operation of Business
5.4  Full Access; Year 2000 Computer Problem
5.5  Pre-Closing Notice
5.6  Further Assurances
5.7  Employee Matters
5.8  Access after Closing to CRRA and CL&P Records
5.9  NEPOOL
5.10 Risk of Loss
5.11 Regulatory Approval Process
5.12 Remediation under Environmental Laws, including the Connecticut Transfer Act
5.13 Discharge of Environmental Liabilities

6.   Conditions to Obligation to Close
6.1  Conditions to Obligation of CRRA to Close
6.2  Conditions to Obligation of CL&P to Close

7.   Confidentiality

8.   Taxes

9.   Survival of Representations and Warranties;
     Effect of Closing and Indemnification
9.1  Survival of Representations and Warranties;
     Survival of Covenants and Agreement
9.2  Effect of Closing
9.3  Indemnity by CL&P
9.4  Indemnity by CRRA
9.5  Exclusive Remedy
9.6  Matters Involving Third Parties
9.7  Net of Taxes and Insurance
9.8  No Recourse

10.   Termination
10.1  Termination of Agreement
10.2  Termination of Termination Agreement
10.3  Effect of Termination

11.   Miscellaneous
11.1  Press Releases and Public Announcements
11.2  No Third Party Beneficiaries
11.3. No Joint Venture
11.4  Entire Agreement
11.5  Succession and Assignment
11.6  Counterparts
11.7  Headings
11.8  Notices
11.9  Governing Law
11.10 Change in Law
11.11 Nondiscrimination in Employment
11.12 Amendments and Waivers
11.13 Severability
11.14 Expenses
11.15 Construction
11.16 Incorporation of Exhibits and Schedules
11.17 Specific Performance
11.18 Dispute Resolution
11.19 Impairment of Obligations
11.20 No Consequential Damages




                  TITLE TRANSFER AGREEMENT

This Title Transfer Agreement (the "Agreement") is entered into as of December 22, 2000, by and between Connecticut Resources Recovery Authority, a public instrumentality and political subdivision of the State of Connecticut ("CRRA"), and The Connecticut Light and Power Company, a specially chartered Connecticut corporation ("CL&P"). CRRA and CL&P are each referred to herein as a "Party" or, collectively as the "Parties."

                          RECITALS:

(A) Pursuant to Section 16-244e of the Connecticut General Statutes ("C.G.S.") (Section 6 of Public Act No. 98-28, an Act Concerning Electric Restructuring) and in accordance with the divestiture plan approved by the Connecticut Department of Public Utility Control ("CDPUC") in Docket No. 98-10-08, CL&P was obligated to unbundle and separate all of its generation assets from its transmission and distribution functions and it intended to do so by public auction.

(B)  CRRA has the power to acquire property by condemnation pursuant to
Section 22a-266(a)(7) and 22a-276 of the C.G.S.

(C) Because of the possibility that a third party at a public auction could acquire the Acquired Assets, as hereinafter defined, CRRA threatened to take them by condemnation for the purpose of securing its investment and long term interest in the Acquired Assets, which it considered to be in furtherance of the public interest.

(D) CRRA applied to the CDPUC under Section 16-43 of the C.G.S. for approval of such condemnation and in Order No. 2, Docket No. 99-06-27, the CDPUC approved the acquisition of the Acquired Assets by CRRA by condemnation against CL&P. On November 13, 2000, the Parties requested a clarification from the CDPUC with respect to the transfer in lieu of condemnation contemplated hereunder.

(E) Under the threat of said condemnation, CL&P and CRRA have been negotiating the terms and conditions under which the Acquired Assets can be obtained by CRRA from CL&P and have now concluded their negotiations and wish to set forth their understandings in this Agreement so that a transfer of the Acquired Assets can be made in lieu of a condemnation.

In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.  Definitions.

"Acquired Assets" has the meaning set forth in Section 2.1.

"Act" means "An Act Concerning Electric Restructuring," Connecticut Public Act No.98-28.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Agreement" has the meaning set forth in the preamble above.

"Air Emission Credit" means a reduction of emissions of carbon dioxide, nitrogen oxides, volatile organic compounds or other air pollutants from a stationary, mobile or area source that is certified by a Governmental Authority for use to offset or authorize emission of air pollutants, including an Emission Reduction Credit or ERC.

"Allowance" means (i) an "Allowance" to emit up to one (1) ton of sulfur dioxide as defined in Section 7651a(3) of the Clean Air Act; or (ii) the limited authorization to emit up to one ton of nitrogen oxides during a specified control period as defined in R.C.S.A. 22a-174-22a or any similar governmental authorization to emit air pollutants.

"Asset Demarcation Agreement" means the asset demarcation agreement of even date herewith, between the Parties.

"Assumed Liabilities" has the meaning set forth in Section 2.3.

"Bill of Sale" means the form of bill of sale by which the title to the personal property shall be conveyed to CRRA, substantially in the form attached hereto as Exhibit A.

"Business Day" means any day other than Saturday, Sunday or a day on which banks are legally closed for business in Hartford, Connecticut.

"Capital Commitments" means all binding contractual commitments to make capital expenditures relating to the Acquired Assets, Facilities or Real Property incurred by CL&P during the Interim Period that extend beyond the Closing Date that have been approved by CRRA, including the Pre-Approved Capital Expenditures.

"C.G.S." means Connecticut General Statutes.

"CL&P's Regulatory Approvals" means those approvals identified on
Schedule 6.1(c) hereto to be obtained by CL&P, without appeal or contest, as a condition to the Closing.

"Closing" has the meaning set forth in Section 2.9.

"Closing Adjustment" has the meaning set forth in Section 2.6(c).

"Closing Date" has the meaning set forth in Section 2.9.

"Closing Price Adjustment" has the meaning set forth in Section 2.6.

"Closing Price" has the meaning set forth in Section 2.5.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commercially Reasonable Efforts" means efforts which are reasonably within the contemplation of the Parties at the Execution Date and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

"Contracts" has the meaning set forth in Section 2.1(e).

"CRRA Material Adverse Effect" means any material adverse change in, or effect on, the business, financial condition, operations, costs, results of operations or future prospects of CRRA, including any change or effect that is materially adverse to CRRA's ability to own, operate or use or which increase the cost of operations of the Acquired Assets as so owned, operated and used by CL&P prior to the Execution Date, taken as a whole; provided that any change or effect that is cured prior to the Closing shall not be considered a CRRA Material Adverse Effect; and provided, further, that any change or effect having a value of two (2%) percent of the Closing Price or less shall not be deemed to be a CRRA Material Adverse Effect.

"CRRA's Regulatory Approvals" means those approvals identified on
Schedule 6.1(d) attached hereto to be obtained by CRRA as a condition to CRRA's obligations to proceed with the Closing under this Agreement.

"Deed" means the form of deed by which the Real Property shall be conveyed to CRRA, substantially in the form of deed attached hereto as Exhibit
B.

"Disclosing Party" has the meaning set forth in the definition of Proprietary Information.

"DPUC" or "CDPUC" means the Connecticut Department of Public Utility
Control.

"DPUC Approval" means the order or orders in Docket No. 99-06-27 of the DPUC approving the transfer of the Acquired Assets from CL&P to CRRA and any further orders required, if by law, to approve this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and all related matters, including without limitation approval of the amount of the proceeds for the transfer of the Acquired Assets from CL&P to CRRA, such order or orders to be in a form which is final, unconditional and unappealable by any Person, including exhaustion of all administrative and judicial appeals or remedies and the running of time periods and statutes of limitation for rehearing and judicial review.

"Effective Date" has the meaning set forth in the Termination Agreement.

"EGF" means the electric generating station located on the Real Property and commonly known as the South Meadow generating facility.

"EGF License" means the Operating, Access and License Agreement of even date herewith, between the Parties regarding the EGF.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program or (e) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA 3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA 3(1).

"Employees" means collectively those employees who accepted an offer of employment with CRRA or the Operator pursuant to Section 2.7(b) of the Jet License.

"Employees' Records" mean all personnel records maintained by CL&P relating to the Employees to the extent such files contain (i) names, addresses, dates of birth, job titles and descriptions; (ii) starting dates of employment; (iii) salary and benefits information; (iv) resumes and job applications; and (v) any other documents that CL&P is not prohibited by Law and/or without the consent of an Employee to deliver to CRRA or its designee.

"Employer" means CRRA (or, to the extent that CRRA causes the Operator to fulfill its obligations under Section 5.7, the Operator) in its capacity as the employer of the Employees.

"Environment" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

"Environmental Claim" means a claim by any Person based upon a breach of Environmental Laws or an Environmental Liability alleging loss of life, injury to persons (including, without limitation, toxic torts), property or business, damage to natural resources or trespass to property, whether or not such loss, injury, damage or trespass arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date.

"Environmental Laws" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et.seq.; the Clean Air Act of 1970, as amended, 42 U.S.C. 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. 136 et seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. 2701 et. seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. 1531 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq.; and all analogous or comparable state statutes and regulations, including, without limitation, the Connecticut Transfer Act, as amended, C.G.S. Section 22a-134 et seq.; and the RSRs.

"Environmental Liabilities" means any Liability under or related to Environmental Laws arising as a result of or in connection with (i) any violation or alleged violation of Environmental Law prior to, on or after the Closing Date, with respect to the ownership, operation or use of the Site;
(ii) any Environmental Claims caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, or migrating from the Site prior to, on or after the Closing Date; (iii) the investigation and/or Remediation of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, or migrating from the Site; (iv) compliance with Environmental Laws on or after the Closing Date with respect to the ownership or operation or use of the Site; (v) any Environmental Claim arising from or relating to the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, on or after the Closing Date, in connection with the ownership or operation of the Site; and
(vi) the investigation and/or Remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged, Released or recycled, or the arrangement of such activities, of Hazardous Substances, on or after the Closing Date, in connection with the ownership or operation of the Site, at any Offsite Disposal Facility.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Estimated Adjustment" has the meaning set forth in Section  2.6(c).

"Estimated Closing Statement" has the meaning set forth in Section
2.6(c).

"Event of Loss" has the meaning set forth in Section  5.10.

"Excluded Assets" has the meaning set forth in Section  2.2.

"Excluded Liabilities" has the meaning set forth in Section  2.4.

"Execution Date" means the date on which this Agreement has been duly executed and validly delivered by the Parties.

"Exhibits" means the exhibits to this Agreement.

"Facilities" means the EGF and the Jets.

"FERC" means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

"FERC Applications" has the meaning set forth in Section  5.11.

"Final Closing Price" has the meaning set forth in Section  2.5.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Good Utility Practices" means any of the practices, methods and acts engaged in or approved by a majority of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

"Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority, but excluding CRRA and any subsequent owner of the Real Property (if otherwise a Governmental Authority under this definition).

"Group Health Plan" has the meaning set forth in 5000(b)(1) of the Code.

"Hazardous Substance" means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls;
(b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance that may give rise to liability pursuant to, or is listed or regulated under, or the human exposure to which or the Release of which is controlled or limited by applicable Environmental Laws; and (c) any materials or substances defined in Environmental Laws as "hazardous", "toxic", pollutant", or "contaminant", or words of similar meaning or regulatory effect.

"Improvements" means all buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures, construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, and including all generating units, located on and affixed to the underlying real property.

"Indemnified Party" has the meaning set forth in Section  9.6(a).

"Indemnifying Party" has the meaning set forth in Section  9.6(a).

"Initial Closing Price" has the meaning set forth in Section  2.5.

"Inspections" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by any Party or such Party's agents or representatives with respect to the Acquired Assets prior to the Closing.

"Interconnection Agreement" means the interconnection and operations agreement of even date herewith, between the Parties.

"Interim Period" means that period of time commencing on the Execution
Date and ending on the earlier to occur of the Effective Date, or the Closing Date.

"Inventory" or "Inventories" means certain fuel inventories, materials, spare parts, consumable supplies and chemical and gas inventories located at the Real Property and identified in Schedule 2.1(b).

"ISO New England" means ISO New England, Inc., the independent system operator as established or designated by NEPOOL.

"Jet License" means the operating and license agreement dated May 30, 2000, between the Parties regarding the Jets, as amended.

"Jets" means the four Pratt & Whitney FT4 gas turbine generating units located on the Real Property, as more particularly described in the Jet License.

"Knowledge" means the actual, current knowledge, after due inquiry, of the corporate officers charged with responsibility for the particular function at the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

"Laws" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

"Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due).

"License Commencement Date" means June 1, 2000, the commencement date for the term under the Jet License.

"Licensed Environmental Professional" means an environmental professional licensed pursuant to C.G.S. Section 22a-133v.

"Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for security for the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include any of the following "Permitted Encumbrances": (i) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith; (ii) encumbrances in the nature of zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by any Governmental Authority which are not violated as of the Closing to the extent that they are applicable to the Real Property or the Facilities; (iii) easements (including without limitation, the Reserved Easements and any other easement or like right granted by an instrument executed in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, but excluding such encumbrances that secure indebtedness), rights, restrictions, title imperfections and similar matters including such matters as are set forth in any applicable FERC license or exemption on the uses of property if the same do not materially detract from the operation or use of such property in the business of CL&P as conducted on the Execution Date; (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations; (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which, in the case of clauses (i) through (v), inclusive, secure obligations to the extent that payment thereof is not in arrears or otherwise due and which have been incurred under Good Utility Practices; (vi) any Lien with respect to the Acquired Assets that arises under Good Utility Practices and is not material to the operation or use of the Acquired Assets in the business of CL&P as conducted on the Execution Date; (vii) any Lien or title imperfection with respect to the Acquired Assets created by or resulting from any act or omission of CRRA;
(viii) all matters discoverable based on a review of an accurate survey of the
Real Property; and (ix) matters set forth on Schedule 2. l(a)(ii).

"Losses" has the meaning set forth in Section  9.3.

"Major Loss" has the meaning set forth in Section  5.10(b).

"Map" means the map entitled: "Map Showing Property of The Connecticut
Light & Power Company To Be Conveyed To Connecticut Resources Recovery Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062 Date Dec. 15, 2000 Scale 1" = 100' Sheets 1, 2, 3 and 4 of 4", a copy of which is attached hereto as Exhibit C.

"Material Adverse Effect" means any change in, or effect on, the Acquired Assets that is materially adverse to the operations or condition of the Acquired Assets as operated by CL&P on the Execution Date, taken as a whole, other than any such change or effect resulting from (a) changes in the international, national, regional or local wholesale or retail markets for electric power or fuel used in connection with the Acquired Assets; (b) changes in the North American, national, regional or local electric transmission systems or the operation thereof or the costs imposed on generators of electricity in connection with the use of such electric transmission systems; or (c) any order of any Governmental Authority, or legislation applicable to providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements thereon; provided that any change or effect that is cured prior to Closing shall not be considered a Material Adverse Effect.

"Mid-Connecticut Documents" means the documents between the Parties listed on Exhibit D hereto.

"Mortgage Indenture" means that certain Indenture of Mortgage and Deed of Trust between CL&P and Bankers Trust Company, as Trustee, dated as of May 1, 1921, as supplemented and amended.

"Multiemployer Plan" has the meaning set forth in ERISA 3(37).

"NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

"NEPOOL Agreement" means the New England Power Pool Agreement, dated September 1, 1971, as amended by the Restated New England Power Pool Agreement filed with FERC on July 22, 1998, as finally approved by FERC and as further amended from time to time.

"Offsite Disposal Facility" means a location, other than the Site, which receives or received Hazardous Substances for storage, treatment or disposal by CL&P prior to the Closing Date or by CRRA after the Closing Date. For purposes of this Agreement, Offsite Disposal Facility does not include any location to which Hazardous Substances Released at the Site have migrated through the Environment from the Site.

"Operator" means the Person from time to time retained by CRRA to operate, maintain, repair and replace the Jets.

"Parcel 1" means the real property and Improvements located thereon designated as "Parcel 1" on the Map.

"Party" and "Parties" have the meanings set forth in the preamble above.

"Permits" means all certificates, licenses, permits, approvals, consents, orders, decisions and other actions of a Governmental Authority pertaining to a particular Acquired Asset, or the ownership, operation or use thereof.

"Permitted Encumbrances" has the meaning set forth in the definition of Lien.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Pre-Approved Capital Expenditures" means those capital expenditures set forth on Schedule 2.6(a)(i).

"Property Tax Agreement" means the real and personal property tax allocation agreement of even date herewith, between the Parties.

"Proprietary Information" means all information about either Party (the "Disclosing Party") or its properties or operations furnished to the other Party (the "Receiving Party") or its Representatives by the Disclosing Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished, and marked confidential, proprietary or with similar protections at the time of disclosure. Proprietary Information does not include information that (a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a non-confidential basis from a Person, other than the Disclosing Party or its Representatives, who, to the Receiving Party's actual knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or
(d)
the Disclosing Party discloses to others on a non-confidential basis.

"Purchase Option" means the option agreement of even date herewith, between the Parties, relating to the Retained Parcel.

"R.C.S.A." means Regulations of Connecticut State Agencies.

"Real Property" has the meaning set forth in Section  2.1(a).

"Receiving Party" has the meaning set forth in the definition of Proprietary Information.

"Reciprocal License" means the Reciprocal License Agreement of even date herewith, between the Parties.

"Related Agreements" means the Property Tax Agreement, the
Interconnection Agreement, the Asset Demarcation Agreement, the Release of Mortgage Indenture, the Purchase Option, the EGF License, the Reciprocal License, the Deed and the Bill of Sale.

"Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

"Release of Mortgage Indenture" means the form of release substantially in the form attached hereto as Exhibit E.

"Remediation" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Substances: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice from a Governmental Authority with competent jurisdiction under Environmental Laws or a written opinion of a Licensed Environmental Professional, as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws.

"Representative" means, as to any Person, such Person's Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

"Reserved Easements" has the meaning set forth in the Deed and shall be deemed to include Related Covenants and Agreements (as defined in the Deed).

"Retained Parcel" means the real property and Improvements designated as "Parcel 3" on the Map (and consisting of Parcels 3A and 3B).

"RSRs" means the Connecticut Remediation Standard Regulations, as amended, R.C.S.A. Section 22a-133k-l et seq.

"Schedule" means a schedule to this Agreement.

"SEC" means the Securities and Exchange Commission.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Site" means collectively the Real Property and Improvements forming a part of, or used or usable in connection with the Facilities, and the Retained
Parcel. Any reference to a Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at such Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

"T&D" means the transmission and distribution of electricity.

"T&D Assets" means the transmission, distribution, communication, substation and other assets necessary to current or future T&D Operations of CL&P.

"T&D Operations" means the process of conducting and supporting T&D.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Termination Agreement" means the Mid-Connecticut Project Termination, Assignment and Assumption Agreement of even date herewith among the Parties and Enron Power Marketing, Inc.

"Third Party" means a Person who is not a Party, an Affiliate of a Party, a Representative of a Party, a Representative of an Affiliate of a Party or a shareholder of any of a Party, a Party's Affiliate or a Party's
Representative.

"Third Party Claim" has the meaning set forth in Section  9.6(a).

"Title Commitment " has the meaning set forth in Section  3.5.

"Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

"Transferable Permits" has the meaning set forth in Section  3.6(b).

"Year 2000 Computer Problem" means the failure or inability of any hardware, software, or firmware product (including embedded microcontrollers in non-computer equipment) to correctly differentiate between years, in different centuries, which years end in the same two digits, or accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations and includes any of such failures or "clean up" problems occurring on and after January 1, 2000.

2.   Acquisition Of Assets by CRRA.

2.1 Acquisition of Assets. CRRA agrees to purchase from CL&P on the Closing Date, subject to and upon the terms and conditions contained herein, free and clear of any Lien, all of the right, title and interest of CL&P in and to the following properties and assets owned by CL&P constituting, or used in and necessary for the operation of, the Facilities (collectively, the "Acquired Assets"):

(a) the real property, Improvements thereon, air rights arising therefrom, easements and other rights in real property designated as "Parcel 2" on the Map and further described in Schedule 2.1(a)(i), but subject to the reservations, agreements, terms and conditions in the Deed, and to the Permitted Encumbrances, including, without limitation, the matters set forth in Schedule 2.l(a)(ii) (the "Real Property");

(b) the machinery, equipment, furniture, intellectual property and other personal property owned by CL&P and located at the Facilities and Inventories (including without limitation the items of personal property described on Schedule 2.1(b), all applicable warranties against manufacturers or vendors, to the extent that such warranties are transferable without action by CL&P beyond that contemplated hereunder), in each case as in existence on the Execution Date, but excluding such items disposed of by CL&P in the ordinary course of business and in accordance with Good Utility Practices during the Interim Period, and including such additional items as may be acquired by CL&P for use in connection with the Acquired Assets in the ordinary course of business during the Interim Period, subject, in either instance, in the case of Inventory, to Section 5.3(b));

(c)  [reserved]

(d) all Transferable Permits relating to ownership or operation of the Facilities as set forth in Schedule 2.1(d);

(e) those contracts, agreements and personal property leases which are material to the operation of the Facilities and which are set forth in
Schedule 2.1(e) (the "Contracts"), and all other contracts which relate exclusively to the operation of the Facilities, except as provided in Section 2.2; provided that CL&P shall retain the rights and interests under any Contract to the extent such rights and interests provide for indemnity and exculpation rights for pre-Closing occurrences for which CL&P remains liable under this Agreement;

(f) all books, operating records, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports and equipment repair, safety, maintenance or service records of CL&P relating specifically to the operation of the Facilities, including the Employees' Records, but expressly excluding financial records, employees records (other than the Employees' Records) and books of account;

(g) the rights of CL&P to the use of the name of the Facilities set forth in Schedule 2.1(g); and

(h)  all rights of CL&P in and to any causes of action against a Third
Party relating to any of the Acquired Assets or any Assumed Liability, whether received as a payment or credit against future liabilities, including, without limitation, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent any such cause of action and/or payments do not relate to any of the Excluded Assets and/or Excluded Liabilities.

2.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Acquired Assets to be acquired by CRRA as provided herein, and to the extent in existence on the Execution Date or on the Closing Date, there shall be retained by CL&P, any and all right, title or interest to the following assets, properties and rights (collectively, the "Excluded Assets"):

(a)  as identified on Schedule 2.2(a), in the Deed, in the Asset
Demarcation Agreement or any document or exhibit referred to or incorporated in the Asset Demarcation Agreement and/or the Deed, the property comprising or constituting any or all of the T&D Assets located at the Site (whether or not regarded as a "transmission" or "distribution" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all Permits and contracts, to the extent they relate to the T&D Assets, and those certain assets and facilities identified for use or used by CL&P or others subject, however, to the right of CRRA to relocate any or all of said T&D Assets that are located on the Site to elsewhere on the Site at CRRA's expense (in which case, the Parties shall reasonably coordinate to minimize the disruption of CL&P's operations and to avoid, to the fullest extent possible, any threat to transmission or distribution system reliability and/or the provision of energy services to CL&P's customers);

(b) all cash, accounts and notes receivable, checkbooks and canceled checks, bank deposits and property or income tax receivables or any other Tax refunds to the extent allocable to a period ending on or before the Closing Date;

(c) all contracts, instruments or other agreements relating to the sale by CL&P of electric capacity or energy under wholesale rates, or otherwise subject to regulation by the FERC;

(d)  all rights of CL&P in and to any causes of action against a Third
Party relating to any period through the Closing Date, whether received as a payment or credit against future liabilities, including, without limitation, any rights or interests in respect of any refunds relating to property Taxes paid by CL&P for any period prior to the Closing Date, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent such payments relate to warranty claims made by CL&P prior to the Closing Date, but excluding (i) any such rights of CL&P to the extent the associated Third Party claims relate to (A) an Assumed Liability, or (B) the repair or replacement by CRRA, at its sole expense, of Acquired Assets necessary to operate the Facilities after the Closing Date; and (ii) for any property Tax refund, that portion allocable to any Tax that CRRA has paid (A) through the pro-ration between the Parties in accordance with
Section  2.8(a), or (B) under the Mid-Connecticut Documents;

(e) all rights of CL&P to the words "CL&P" and "The Connecticut Light and Power Company" and any Trademark which is composed of or comprises any derivative thereof;

(f) all Allowances and Air Emission Credits, including, without limitation, those which CL&P has purchased with respect to the Facility; and

(g)  all rights of CL&P under the Mid-Connecticut Documents.

2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, from and after the Closing Date, CRRA will assume and satisfy and perform all of the Liabilities of CL&P in respect of, or otherwise arising from the operation or use of the Acquired Assets, other than the Excluded Liabilities (as set forth in Section 2.4 below), including, without limitation, the following Liabilities (the "Assumed Liabilities"):

(a) all Environmental Liabilities, other than the Excluded Liabilities set forth in Section 2.4 below;

(b)  all Liabilities under (i) the Contracts and the Transferable
Permits in accordance with the terms thereof, (ii) the contracts, leases and other agreements entered into by CL&P with respect to the Acquired Assets which would be required to be disclosed on Schedule 2.1(e) but for the exception provided in clause (iv) of Section 3.8(a), in accordance with the terms thereof, and (iii) the contracts, leases, commitments and other agreements entered into by CL&P with respect to the Acquired Assets during the Interim Period consistent with the terms of this Agreement. Provided, however, Liabilities shall not be included (x) in each case, to the extent such Liabilities, but for a breach or default by CL&P, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default, or to the extent the same relate to performance rendered to CL&P prior to the Closing Date or (y) as otherwise provided in Section 2.4;

(c) all Liabilities under the Permitted Encumbrances other than under or with respect to the exercise of the Reserved Easements; provided, however, Liabilities shall not be included to the extent such Liabilities, but for a breach or default by CL&P, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default, or to the extent the same relate to performance rendered to CL&P prior to the Closing Date;

(d) all Liabilities relating to Employees for which CRRA is responsible under Section 5.7 and related Schedules;

(e)  to the extent agreed by CRRA, all Capital Commitments; and

(f) all other Liabilities expressly allocated to CRRA in this Agreement or in any of the Related Agreements.

2.4 Excluded Liabilities. CRRA shall not assume or be responsible for the performance of any of the following Liabilities (collectively, the "Excluded Liabilities"):

(a) any Liability of CL&P in respect of or otherwise arising from the operation or use of the Excluded Assets or any other assets of CL&P that are not Acquired Assets, provided that the foregoing shall not limit or otherwise affect CRRA's assumption of Environmental Liabilities pursuant to Section 2.3(a);

(b) any Liability, including, without limitation, any Environmental Liability, relating to or arising from the treatment, disposal, storage, discharge, Release, recycling or the arrangement for such activities at, or the transportation to, any Offsite Disposal Facility, by CL&P prior to the Closing Date, of Hazardous Substances that were generated at the Site.

(c) any Liability, including, without limitation, any Environmental Liability, relating to or arising from the Release of any Hazardous Substances at the Site prior to the Closing Date that migrate, or have migrated, from the Site at any time to any location, including, without limitation, the Connecticut River; provided, however, that:

(i) to the extent that CL&P can demonstrate that the migration of Hazardous Substances off of the Site was caused by the act or negligent omission of CRRA
(or any subsequent owner of the Site), its employees, agents or consultants, or any Person using and/or operating the Facility and/or the Site on behalf of, or under contract with, CRRA (or such subsequent owner) after the Closing Date, any Environmental Liability arising from such act or omission shall not be an Excluded Liability. For purposes of this Section , "negligent omission" means the failure to take reasonable and prudent actions to prevent or minimize migration of Hazardous Substances off of the Site;

(ii) CL&P shall not have any such Liability with respect to any Release relating to the Jets after the effective date of the Jet License, including, without limitation, any act or omission (including without limitation, compliance with all Environmental Laws or Permits) of CRRA or the Operator with respect to the Jets, and any Environmental Claims or Environmental Liabilities, including the Release of any Hazardous Substances, resulting from the interconnection, operation or maintenance of the Jets during the term of the Jet License; and

(iii) CL&P shall not have any such Liability with respect to any Release relating to the EGF after the Effective Date, including, without limitation, any act or omission (including without limitation, compliance with all Environmental Laws or Permits) of CRRA or its operator with respect to the EGF, and any Environmental Claims or Environmental Liabilities, including the Release of any Hazardous Substances, resulting from the interconnection, operation or maintenance of the EGF during the term of the EGF License;

(d) any Liability of CL&P arising from the making or performance of this Agreement or a Related Agreement or the transactions contemplated hereby or thereby;

(e) any Liability of CL&P in respect of payment obligations for goods delivered or services rendered prior to the Closing Date or other Liabilities under contracts or leases which CRRA has not assumed pursuant to Section 2.3(b);

(f) any Liability which is or would be required to be accrued by CL&P on a balance sheet of CL&P as of the Closing Date prepared in accordance with GAAP, other than those Liabilities which are expressly set forth as Assumed Liabilities in Section s 2.3(a), (b) and (c) hereof;
(g) any Liability of CL&P arising out of any Employee Benefit Plan established or maintained by CL&P or to which CL&P contributes or any Liability for the termination of any such Employee Benefit Plan;

(h) any Liability of CL&P for any compensation or any benefits, including, without limitation, vacation pay, severance pay, post-retirement benefits and COBRA coverage under the terms or provisions of any CL&P Employee Benefit Plan or of any Group Health Plan, any collective bargaining agreement, or any other agreement, plan, practice, policy, instrument or document relating to any of the Employees, other than the Liabilities expressly assumed by CRRA under Section 5.7;

(i) any Liability, including, without limitation, any Environmental Liability, of CL&P relating to any cause of action against CL&P filed with or pending before any court or administrative agency on the Closing Date;

(j) any Liability of CL&P for any fines or penalties imposed by a Governmental Authority under or related to Environmental Laws arising as a result of or in connection with any violation or alleged violation of Environmental Law prior to the Closing Date, with respect to the ownership, operation or use of the Acquired Assets;

(k)  any Liability in respect of Taxes attributable to the Acquired
Assets for taxable periods ending on or before the Closing Date (including any Taxes being contested in good faith) as such Taxes are to be pro rated in accordance with Section 2.8, except those Taxes for which CRRA is liable pursuant to Section 8 or under the Mid-Connecticut Documents;

(l) any Liability of CL&P, including, without limitation, any Environmental Liability, relating to, or arising from, the exercise of the Reserved Easements or the use of the Retained Parcel, in each case after the Closing Date, including, without limitation:

(i) subject to CRRA's obligations under Section 5.12(d), any Remediation of soils which is required as a direct result of CL&P's exercise of the Reserved Easements, or the use of the Retained Parcel, after such soils have been determined by the Connecticut Department of Environmental Protection or a Licensed Environmental Professional to be Environmentally Isolated Soil or Inaccessible Soil (as defined in R.C.S.A. Section 22a-133-1); or

(ii) the Release of any Hazardous Substances after the Closing Date from Excluded Assets (except to extent that such Release is attributable to the acts or omissions of CRRA, its employees, agents or consultants); or

(iii) the Release resulting from acts or omissions of CL&P, its employees, agents or consultants of any Hazardous Substances after the Closing Date at, on, in, under, or migrating from the Reserved Easements or the Retained Parcel;

provided, however, in the case of clauses (ii) and/or (iii), CL&P shall not have any liability (except as provided in Section 2.4(c) with respect to migration off of the Site) with respect to any Release, including any passive migration, in or under the Site that commenced before the Closing Date and that continues after the Closing Date;

(m)  all obligations of CL&P under the Mid-Connecticut Documents; and

(n) any Liability related to a workers' compensation claim made by a past or present employee of CL&P caused or allegedly caused by the presence or Release prior to the Closing Date of Hazardous Substances at, on, in, under, or migrating from the Acquired Assets or the Site.

2.5 Purchase Price. CRRA agrees to assume the Assumed Liabilities and pay to CL&P on Closing Date an aggregate amount equal to $10,000,000 (the "Initial Closing Price") plus or minus amounts to account for (i) the Estimated Adjustment to the Initial Closing Price to be made as of the Closing Date under Section 2.6(c), (ii) the pro rations to be made as of the Closing Date under Section 2.8(a), and (iii) interest payable to, or to be retained by, CL&P in accordance with Section 1.2 of the Termination Agreement (the Initial Closing Price, as so adjusted, shall be referred to herein as the "Closing Price"). The Closing Price shall be payable in cash by wire transfer to CL&P on the Closing Date. As of the Effective Date, CRRA hereby waives any claims or rights granted to CRRA under the Mid-Connecticut Documents to all or any portion of the payments made hereunder, including without limitation, any right to condemnation proceeds under Section 28 of the Land Use Agreement dated February 14, 1985, between the Parties. Following the Closing, the Closing Price shall be subject to adjustment pursuant to Section s 2.6(d) and 2.8(b), and the Closing Price, as so adjusted pursuant to such Section s, shall be herein referred to as the "Final Closing Price."

2.6 Adjustments to Initial Closing Price. The Initial Closing Price shall be increased or reduced as set forth in Section s 2.6(a), (b) and (c), and the Closing Price shall be subject to adjustment as set forth in Section 2.6(d). Such increases or reductions, as the case may be, shall be referred to herein as the "Closing Price Adjustment" and shall be determined and paid as set forth below:

(a) the Initial Closing Price shall be increased to account for the following items: (i) any Pre-Approved Capital Expenditures (as set forth on Schedule 2.6(a)(i))and other Capital Commitments incurred by CL&P during the Interim Period which has not been otherwise reimbursed to CL&P; (ii) any operations and maintenance expenses paid for by CL&P during the Interim Period that CL&P would not have actually paid but for CRRA's written request; and (iii) subject to Section 5.3(b), the agreed value of all Inventories (as set forth in Schedule 2.1(b)) held by CL&P as of the Closing Date; and

(b) the Initial Closing Price shall be reduced to account for (i) any capital expenditures assumed by CRRA that were not Capital Commitments (to the extent of such assumption); and (ii) CL&P's reimbursement for costs of Remediation under Section 5.12(b);

(c) within thirty (30) Business Days after the Execution Date, CL&P shall prepare and deliver to CRRA an estimated statement of adjustments (the "Estimated Statement of Adjustments") that shall set forth CL&P's best estimate of all adjustments to the Initial Closing Price required by Section s 2.6(a) and 2.6(b) (the "Estimated Adjustment"). Within ten (10) Business Days following the delivery of the Estimated Statement of Adjustments by CL&P to CRRA, CRRA may object in good faith to the Estimated Adjustment in writing. If CRRA objects, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before five (5) Business Days prior to such proposed Closing Date (or if CRRA fails to object to the Estimated Adjustment), the Initial Closing Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated Adjustment not in dispute (with any disputed amounts resolved in accordance with Section 2.6(d)); and

(d) within thirty (30) days following the Closing Date, CL&P shall prepare and deliver to CRRA a statement that shall set forth CL&P's computation of the final Closing Price Adjustment based on Section s 2.6(a) and (b) and the components thereof taking into account actual data (the "Closing Statement"). Within twenty (20) days following the delivery of the Closing Statement by CL&P to CRRA, CRRA may object to the Closing Statement in writing. CL&P agrees to cooperate with CRRA to provide to CRRA or CRRA's Representatives information used to prepare the Closing Statement and information relating thereto. If CRRA objects to the Closing Statement, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within twenty (20) days after any objection, either CL&P or CRRA may demand arbitration in accordance with
Section 11.18 hereof. The agreed upon Closing Statement or the finding of such arbitration panel, as the case may be, shall be the Closing Price Adjustment and shall be binding on the Parties. Upon the determination of the Closing Price Adjustment, the Party owing a balance on account of the Closing Price Adjustment shall deliver the balance due to the other Party no later than two (2) Business Days after such determination in immediately available funds or in any other manner as reasonably requested by the payee. The balance due shall be determined by offsetting against each Party's credits and debits arising from the Closing Price Adjustment the credits and debits accorded to each Party in the Closing Statement on account of the Estimated Adjustment. The acceptance by CRRA and CL&P of the Closing Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.

2.7  [Reserved]

2.8  Proration.

(a) The Parties agree that all of the items normally prorated in a sale of assets of the type contemplated by this Agreement, including those listed below, relating to the business and operations of the Acquired Assets, will be prorated as of the Closing Date, with CL&P liable to the extent such items relate to any period through the Closing Date, and CRRA liable to the extent such items relate to periods after the Closing Date: (i) personal property, Real Property, occupancy and water Taxes, assessments and other charges, if any, on or associated with the Acquired Assets; (ii) rent, Taxes and other items payable by or to CL&P under any of the Contracts assigned to and assumed by CRRA hereunder; (iii) any Permit, license, registration or fees with respect to any Transferable Permit associated with the Acquired Assets; and (iv) sewer rents and charges for water, telephone, electricity and other utilities. Subject to Section 2.8(b), below, not less than five (5) Business Days prior to the Closing Date, the Parties shall agree upon the sum of the net amount of the prorated amounts to which either of the Parties shall be entitled pursuant to this Section 2.8(a) and the Initial Closing Price shall be adjusted to reflect such net amount. This Section 2.8(a) (1) shall not affect in any manner whatsoever the allocation of costs and other expenses under the Mid-Connecticut Documents for any period before the Closing Date; and (2) shall take into account any payment of prorated items in accordance with the EGF License.

(b) If the amount of one or more Taxes, fees or other liabilities to be prorated in accordance with Section 2.8(a) is not known or determinable on or prior to the Closing Date, the amounts to be prorated upon the Closing in accordance with Section 2.8(a) shall be based upon the actual Taxes, fees or other liabilities for the preceding year (or appropriate period) for which such actual Taxes, fees or liabilities are available. The amount of Taxes, fees or other liabilities prorated upon the Closing pursuant to Section 2.8(a) shall be adjusted upon the request of either CL&P, on the one hand, or CRRA, on the other hand, made within sixty (60) days of the date the actual amounts become available. The Parties agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this
Section  2.8.

(c)  [reserved]

(d) Any municipal, state or federal betterment assessments with respect to the Acquired Assets shall not be paid and fully discharged by CL&P at the Closing but will be assumed by CRRA and paid by CRRA when due.

2.9 The Closing. Unless otherwise agreed to by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Murtha Cullina LLP, CityPlace, Hartford, Connecticut, commencing at 9:00 a.m. eastern time on the date that is five
(5) days (or, if the fifth day is not a Business Day, then the next Business Day following such fifth day) following the date on which all of the conditions set forth in Section s 6.1 and 6.2 have either been satisfied or waived by the Party for whose benefit such conditions exist, such satisfaction or waiver to conform to Section 11.12. The date of Closing is hereinafter called the "Closing Date" and shall be effective for all purposes herein as of 11:59 p.m. Eastern clock time on the Closing Date.

2.10 Deliveries by CL&P at the Closing Date. At the Closing, CL&P shall deliver the following to CRRA duly executed and properly acknowledged, if appropriate:

(a)  the Purchase Option;

(b)  [reserved];

(c)  the Deed with the appropriate conveyance tax forms;

(d)  [reserved];

(e) the Bill of Sale, substantially in the form attached hereto as Exhibit A, for the tangible personal property included in the Acquired Assets;

(f)  [reserved];

(g)  [reserved]

(h) copies of all consents, waivers or approvals obtained by CL&P with respect to the Acquired Assets, the transfer of the Transferable Permits or the consummation of the transactions contemplated by this Agreement and the Related Agreements, to the extent specifically required under this Agreement or the Related Agreements;

(i) a certificate from an authorized officer of CL&P, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section s 6.1(a), (b) and (e) and Section 6.2(c) have been satisfied;

(j)  [reserved]

(k) a certificate of the Secretary or an Assistant Secretary of CL&P which shall identify by name and title and bear the signature of the officers of CL&P authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

(l) an opinion or opinions from one or more counsel to CL&P (any of whom may be an employee of CL&P or an Affiliate of CL&P), dated the Closing Date and reasonably satisfactory in form to CRRA and its counsel, covering substantially the matters set forth in Schedule 2.10(l); and

(m) all such other instruments as CRRA and its counsel may reasonably request in connection with the purchase of the Acquired Assets, provided however, that this Section 2.10(m) shall not require CL&P to prepare or obtain any surveys, title opinions or title insurance relating to the Real Property other than those previously provided to CRRA.

2.11 Deliveries by CRRA at the Closing. At the Closing, CRRA shall deliver to CL&P properly executed and acknowledged, if appropriate:

(a)  the Purchase Option;

(b)  [reserved];

(c) a certificate from an authorized officer of CRRA, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 6.1(d) and Section s 6.2(a), (b) and (e) have been satisfied;

(d) a copy, certified by the Secretary or Assistant Secretary of CRRA, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

(e) certificate of the Secretary or Assistant Secretary of CRRA which shall identify by name and title and bear the signature of the officers of CRRA authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

(f)  [reserved];

(g)  [reserved];

(h)  [reserved];

(i) one or more opinions from counsel to CRRA, dated the Closing Date and reasonably satisfactory in form to CL&P and its counsel, covering substantially the matters set forth in Schedule 2.11(i);

(j) evidence of CRRA's or its assign's membership in NEPOOL, or in the alternative, evidence of CRRA's (or its assign's) agreement to be bound by the rules and regulations of NEPOOL in accordance with the NEPOOL Agreement; and

(k) all such other instruments of Closing, transfer, conveyance, delivery, receipt, assignment or assumption as CL&P and its counsel may reasonably request in connection with the Closing of the Acquired Assets or assumption of the Assumed Liabilities.

3. Representations, Warranties and Disclaimers of CL&P. CL&P represents and warrants to CRRA that the statements contained in this Section 3 are correct and complete as of the Execution Date.

3.1 Organization of CL&P. CL&P is duly organized and validly existing under the laws of the State of Connecticut. Copies of the charter and by-laws of CL&P, each as amended to date, have been heretofore delivered to CRRA and are accurate and complete.

3.2 Authorization. CL&P has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all CL&P's Regulatory Approvals, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of CL&P to authorize and permit the due execution and valid delivery by CL&P of this Agreement and the Related Agreements and the instruments required to be duly executed and validly delivered by CL&P pursuant hereto and thereto, the performance by CL&P of its obligations hereunder and thereunder, and the consummation by CL&P of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the Related Agreements have been duly executed and validly delivered by CL&P and constitute the legal, valid and binding obligation of CL&P, enforceable in accordance with their terms and conditions except as may be limited by laws of general application relating to bankruptcy, insolvency or creditors' rights and by general principles of equity.

3.3 Noncontravention. Subject to CL&P obtaining CL&P's Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any Governmental Authority to which CL&P or any of its property is subject or any provision of the charter or by-laws of CL&P, or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CL&P is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for matters that will not have a Material Adverse Effect or as disclosed in Schedule 3.3 or any other Schedule.

3.4 Brokers' Fees. CL&P has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which CRRA could become liable or obligated.

3.5 Title to Acquired Assets. Except for Permitted Encumbrances, CL&P has title to the Real Property to the extent, and only to the extent, specified in the title policy commitment attached hereto as Schedule 3.5 (the "Title Commitment"). Except as set forth in Schedule 3.5 and except for Permitted Encumbrances, CL&P has good and valid title to the other Acquired Assets.

3.6  Legal and Other Compliance; Permits.

(a) CL&P is in compliance with all current Laws applicable to the Acquired Assets or CL&P's operation of the Acquired Assets the violation of which could have a Material Adverse Effect, other than as disclosed in
Schedule 3.6(a). The foregoing representation and warranty shall not include compliance with any Environmental Laws.

(b) Schedule 2.1(d) sets forth all Permits which, to CL&P's Knowledge, are material to the ownership or operation of the Facilities, and also identifies those material Permits which are transferable or assignable by CL&P to CRRA or which will pass to CRRA as successor in title to the Facilities by operation of applicable Laws (the "Transferable Permits").

3.7 Taxes. CL&P has filed all Tax Returns that it was required to file, and has paid all Taxes that have become due as indicated thereon, where the failure so to file or pay could have a Material Adverse Effect, except where CL&P is contesting the same in good faith by appropriate proceedings. There is no unpaid Tax due and payable that could have a Material Adverse Effect on CRRA's ownership, operation or use of the Acquired Assets for which CRRA could become liable.

3.8  Contracts and Leases.

(a) Except (i) as listed in Schedules 2.1(a)(i), 2.1(a)(ii), 2.1(e), or 3.8(a), (ii) the Mid -Connecticut Documents and the Termination Agreement (and the agreements contemplated thereunder), (iii) for contracts, agreements, personal property leases, commitments, understandings or instruments which will expire on or prior to the Closing Date, and (iv) for agreements with suppliers entered into in the ordinary course of business, CL&P is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which (x) is material to the business or operations of the Acquired Assets or (y) which provides for the sale of any amount of capacity or energy from any of the Acquired Assets (whether or not entered into in the ordinary course of business).

(b) Except as disclosed in Schedule 3.8(b) and excluding the Mid-Connecticut Documents, (i) each of the Contracts constitutes a valid and binding obligation of CL&P, (ii) CL&P is not in default in any material respect under any of the Contracts and, to CL&P's Knowledge, the other parties to the Contracts are not in default in any material respect under any thereof, and (iii) the Contracts may be transferred to CRRA pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

3.9 Insurance. Except as set forth in Schedule 3.9, all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by CL&P insuring the Acquired Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 3.9, as of the date of this Agreement, CL&P has not been refused any insurance with respect to the Acquired Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months.

3.10 Litigation. Except as disclosed in Schedule 3.10, no action, suit, claim, demand or other proceeding is pending or, to CL&P's Knowledge, threatened that would be reasonably likely to result in a Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements.

3.11 Condemnation. Except as set forth in Schedule 3.11, CL&P has received no written notice from any Governmental Authority other than from CRRA of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Acquired Assets, which would constitute a Major Loss.

3.12 Regulation as a Utility. CL&P is a public service company and an electric company under C.G.S. Section 16-1(4) and 16-1(8), and is subject to regulation as such by the DPUC and is a "subsidiary company" of a "holding company" which is registered under (and as those terms are defined in) the Public Utility Holding Company Act of 1935, as amended.

3.13 Assets Used in Operation of the Facilities. The Acquired Assets constitute all material assets and properties that are used by CL&P in the operation of the Facilities on the Execution Date, other than inventory maintained at the Site, but not included in the Inventory.

3.14 Year 2000 Computer Problem. As of the Execution Date, CL&P has not experienced a Year 2000 Computer Problem with respect to the Acquired Assets that has had a Material Adverse Effect, except as more particularly identified in Schedule 3.14.

3.15 Employees. Except as described in Schedule 3.15, and except as to such matters as will not have a Material Adverse Effect, with respect to the
Employees: (i) to CL&P's Knowledge, CL&P is in compliance with all applicable Laws respecting employment and employment practices, equal employment opportunity, occupational health and safety and affirmative action, terms and conditions of employment and wages and hours; (ii) CL&P has not received written notice from any Governmental Authority of any unfair labor practice charge, complaint or proceeding against CL&P pending or threatened before the National Labor Relations Board or any other Governmental Authority with respect to such employees; and (iii) no arbitration proceeding is pending against CL&P. The terms of employment of the Employees are not subject to a collective bargaining agreement with CL&P.

3.16 No Knowledge of CRRA's Breach. CL&P has no Knowledge of any breach by CRRA of any representation or warranty contained in Section 4 hereof, or of any condition or circumstance that would excuse CL&P from performance of its obligations under this Agreement or the Related Agreements.

3.17  Disclaimers Regarding Acquired Assets.  EXCEPT FOR ANY
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3, THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS," AND CL&P EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITIES, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF ANY OF THE FACILITIES OR THE ABILITY OF CRRA TO SELL FROM ANY OF THE FACILITIES ELECTRIC ENERGY, CAPACITY OR OTHER PRODUCTS RECOGNIZED BY ISO NEW ENGLAND FROM TIME TO TIME. CL&P SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ACQUIRED ASSETS, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ACQUIRED ASSETS WITH RESPECT TO THE YEAR 2000 COMPUTER PROBLEM, OR WHETHER CL&P POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, CL&P FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED HEREIN, CL&P EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ACQUIRED ASSETS OR THE SUITABILITY OF THE FACILITIES FOR OPERATION AS POWER PLANTS OR AS SITES FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY (OR OTHER FUTURE DEVELOPMENT) AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT OR ANY RELATED AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY CL&P, OR BY ANY BROKER OR INVESTMENT BANKER, AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO CRRA, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS.


4. Representations and Warranties of CRRA. CRRA represents and warrants to CL&P that the statements contained in this Section 4 are correct and complete as of the Execution Date.

4.1 Organization of CRRA. CRRA is a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut and is validly existing under the laws of the State of Connecticut. Copies of the bylaws of CRRA and enabling legislation, each as amended to date, have been heretofore delivered to CL&P and are accurate and complete.

4.2 Authorization of Transaction. CRRA has the power and authority to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all CRRA's Regulatory Approvals, to perform its obligations hereunder and thereunder. All actions or proceedings to be taken by or on the part of CRRA to authorize and permit the due execution and valid delivery by CRRA of this Agreement, the Related Agreements and the instruments required to be duly executed and validly delivered by CRRA pursuant hereto and thereto, the performance by CRRA of its obligations hereunder and thereunder, and the consummation by CRRA of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the Related Agreements have been duly executed and validly delivered by CRRA and constitute the valid and legally binding obligations of CRRA, enforceable in accordance with their terms and conditions, except as may be limited by laws of general application relating to bankruptcy, insolvency or creditors' rights and by general principles of equity.

4.3 Noncontravention. Subject to CRRA obtaining CRRA's Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which CRRA is subject or any provision of the enabling legislation or bylaws of CRRA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CRRA is a party or by which it is bound or to which any of its assets is subject, except for matters that will not have a CRRA Material Adverse Effect other than as shown on Schedule 4.3.

4.4 Brokers' Fees. CRRA has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which CL&P could become liable or obligated.

4.5 Litigation. No action, suit, claim, demand or other proceeding is pending or, to CRRA's Knowledge, threatened that would be reasonably likely to result in a CRRA Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against CRRA that have a CRRA Material Adverse Effect or impair, estop, impede, restrain, ban or otherwise adversely affect CRRA's ability to satisfy or perform any of the Assumed Liabilities under any federal, state or local Law.

4.6 Availability of Funds. CRRA has or will have sufficient funds available to it to pay the Closing Price on the Closing Date.

4.7  "As Is".  The representations and warranties set forth in Section
3 hereof constitute the sole and exclusive representations and warranties of CL&P in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements (other than the Mid-Connecticut Documents and the Termination Agreement) between the Parties regarding the Acquired Assets or their transfer other than those incorporated in this Agreement or any other existing agreement to which either party may be bound. Except for the representations and warranties expressly set forth in Section 3, CRRA disclaims reliance on any representations, warranties or guarantees, either express or implied, by CL&P including but not limited to any oral, written or electronic response to any information request provided to CRRA. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, CRRA ACKNOWLEDGES AND AGREES THAT THE ACQUIRED ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT PRIOR TO THE EXECUTION OF THIS AGREEMENT, CRRA HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE ACQUIRED ASSETS, AND THAT CRRA IS RELYING ON ITS OWN EXAMINATION OF THE ACQUIRED ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY CL&P, OR ANY BROKER OR INVESTMENT BANKER. CRRA FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 9.1, THE REPRESENTATIONS AND WARRANTIES OF CL&P SET FORTH IN THIS AGREEMENT TERMINATE AS OF THE CLOSING DATE OR TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 10.1, AND THAT FOLLOWING THE CLOSING DATE OR SUCH TERMINATION, AS THE CASE MAY BE, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, CRRA SHALL HAVE NO RECOURSE AGAINST CL&P WITH RESPECT TO ANY BREACH OF SUCH REPRESENTATIONS AND WARRANTIES.

4.8 Qualified Buyer. To the Knowledge of CRRA, CRRA is qualified to obtain any Permits necessary for CRRA to own and operate the Acquired Assets as of the Closing, to the extent such operation is either required by any Related Agreement or this Agreement, or is contemplated by CRRA.

4.9 No Knowledge of CL&P's Breach. CRRA has no Knowledge of any breach by CL&P of any representation or warranty contained in Section 3 hereof, or of any condition or circumstance that would excuse CRRA from performance of its obligations under this Agreement or the Related Agreements.

5.  Covenants.  The Parties agree as follows:

5.1  General.  Prior to the Closing, each of the Parties will use its best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements (including satisfaction, but not waiver, of the conditions set forth in Section 6 below) as soon as possible.

5.2  Notices, Consents and Approvals.

(a) Prior to the Closing, CL&P and CRRA shall cooperate with each other and use all Commercially Reasonable Efforts to (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) obtain the transfer or reissuance to CRRA or its designee of all necessary Permits and (iv) obtain all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or in any of the Related Agreements (including, without limitation, CL&P's Regulatory Approvals and CRRA's Regulatory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which CL&P or CRRA is a party or by which any of them is bound. CL&P and CRRA shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement or in any of the Related Agreements which appear in any filing made in connection with the transactions contemplated hereby or thereby. CL&P is not obligated to assign or transfer any interest in any Transferable Permits, including, without limitation, those obtained pursuant to the applicable requirements of Environmental Laws, if the consent or approval of the third Person for such assignment or transfer cannot be obtained despite CL&P's compliance with its obligations relating thereto under this Agreement.

(b) CRRA shall have primary responsibility for securing the transfer or reissuance of the Permits (including the Transferable Permits) effective as of the Closing Date. CL&P shall cooperate with CRRA's efforts in this regard and CL&P shall use all Commercially Reasonable Efforts to assist in the transfer or reissuance when so requested by CRRA. If CRRA is unable to secure the transfer or reissuance of one or more Permits effective on the Closing Date, CL&P shall continue to cooperate with CRRA's efforts to secure such transfer or reissuance following the Closing Date.

	(c) On or prior to Closing Date, CL&P shall also vacate the Acquired Assets, except for those areas subject to the Reserved Easements and/or the Reciprocal License. Except to the extent that the Parties agree in writing to the contrary, CL&P shall remove all personnel files and inventory required to be removed in accordance with Section 6.1(g) from the Real Property prior to Closing.

5.3  Operation of Business.

(a) During the Interim Period, CL&P will operate and maintain (or cause the maintenance of) the Acquired Assets in the ordinary course consistent with Good Utility Practices, unless otherwise contemplated by this Agreement, the Jet License or with the prior written consent of CRRA. Without limiting the generality of the foregoing, CL&P shall not, without the prior written consent of CRRA, which CRRA shall not unreasonably withhold or delay, during the Interim Period, with respect to the Acquired Assets:

(i) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices or as contemplated in the Jet License, or encumber, pledge, mortgage or suffer to be imposed on any of the Acquired Assets any encumbrance other than Permitted Encumbrances; provided that the foregoing shall not prevent CL&P from obtaining additional financing under the Mortgage Indenture as long as such additional financing does not impair CL&P's ability to procure the Release of Mortgage Indenture;

(ii)  [reserved];

(iii) amend, terminate or otherwise modify any Contract (excluding the Mid-Connecticut Documents) or Permit other than in the ordinary course of business, or as may be required in connection with transferring CL&P's rights or obligations thereunder to CRRA pursuant to this Agreement;

(iv) enter into, amend, or otherwise modify any real or personal property Tax agreement, treaty or settlement; or

(v) make any capital expenditures that are not Pre-Approved Capital Expenditures or enter into any other capital expenditure or commitment, except for those capital expenditures or commitments necessitated by Good Utility Practice, with respect to which CL&P shall advise CRRA of the proposed incurrence thereof not less than thirty (30) days prior to the time the capital expenditures are to be made or undertaken (or such shorter period as may be necessitated by an emergency situation), and with respect to which CRRA shall promptly deliver the written consent contemplated by this Section 5.3(a); provided that if CRRA reasonably objects thereto, CL&P, in its discretion, may incur or expend other capital expenditure or commitments at its own cost (or subject to adjustment of the Initial Closing Price in accordance with Section 2.6(b)).

Notwithstanding anything in Section 5.3(a) to the contrary, CL&P may, in its sole discretion, (1) make Pre-Approved Capital Expenditures or incur a Capital Commitment with respect thereto and (2) make Capital Commitments for which an adjustment to the Initial Closing Price will be made pursuant to
Section  2.6(b).

(b) During the Interim Period, CL&P may consume inventory (including the Inventory) for operation of the Facility in the ordinary course of business; provided that if CL&P consumes Inventory, then:

(i) CL&P shall replace such Inventory, in which case CRRA shall pay the actual cost of such replacement; provided that if such replacement costs has not been paid as of the Closing Date, CRRA shall assume any outstanding obligation with respect such replacement. CL&P shall not be in breach of the foregoing if CL&P has placed an order for such replacement Inventory, but the delivery thereof has not occurred as of the Closing Date; and

(ii) The Purchase Price shall be reduced by the agreed value of such Inventory as set forth on Schedule 2.1(b).

To the extent appropriate, the effect of the consumption and replacement of Inventory contemplated in this Section 5.3(b) shall be aggregated to produce a net adjustment to the Purchase Price. Notwithstanding the foregoing, CL&P shall be entitled, at any time and without affecting the Purchase Price, to sell, remove or otherwise dispose of all or any portion of inventory that does not constitute Inventory.

5.4  Full Access; Year 2000 Computer Problem.

(a) During the Interim Period, CL&P will permit CRRA and Representatives of CRRA during normal business hours (i) to have access upon reasonable notice, in a manner so as not to interfere with the normal business operations of CL&P, to all premises, properties, management, personnel, books, records (including Tax records) and documents associated with the Acquired Assets;
(ii) permit CRRA to make such reasonable inspections thereof as CRRA may reasonably request; and (iii) furnish CRRA with a copy of each material report, schedule or other document filed or received by it with respect to the Acquired Assets with a Governmental Authority. Notwithstanding the foregoing, and without limiting the generality of the confidentiality provisions set forth in Section 7 hereof, CL&P shall: (i) not provide any information that in CL&P's counsel's opinion constitutes or could be deemed to constitute a waiver of the attorney-client privilege, and (ii) not be required to supply CRRA with any information or records that CL&P is under a legal obligation not to supply, including, without limitation, any Employees' Records.

	(b) During the Interim Period, CL&P shall consult with CRRA and cooperate with CRRA's reasonable requests regarding modifications to any hardware, software or firmware (including embedded micro-controllers in non-computer equipment) included in the Acquired Assets so as to ensure to the extent practicable that on and following the Closing Date the operation of the Acquired Assets by CRRA will not be interrupted or adversely affected due to the Year 2000 Computer Problem. Any amounts expended by CL&P at the request of CRRA under this Section 5.4(b) shall constitute an adjustment to the Initial Closing Price pursuant to Section 2.6(a) hereof.

	(c) During the Interim Period, at the sole cost and expense of CRRA, CL&P will permit designated employees or Representatives of CRRA (the "CRRA's Observers") to observe all operations of CL&P related to the Acquired Assets and such observation shall be permitted on a cooperative basis in the presence of personnel of CL&P (which personnel shall be at CL&P's cost) during normal business hours of CL&P, provided, however, that CRRA's Observers shall not unreasonably interfere with the operation of the Acquired Assets by CL&P.

5.5  Pre-Closing Notice.

(a) The Parties shall notify each other promptly if any information comes to their attention prior to the Closing that is likely (i) to excuse either party from the performance of its obligations under this Agreement or the Related Agreements or (ii) cause any condition to close set forth in Section s 6.1 or 6.2 not to be satisfied.

(b) CL&P shall notify CRRA of the existence of any matter, which would, if in existence on the Execution Date or the Closing Date would or might cause any of the representations or warranties in Section 3 above to be untrue or incorrect. Unless CRRA has the right to terminate this Agreement pursuant to
Section 10.1(a)(vi) below by reason of such notice and exercises that right within the period of 15 days referred to in Section 10.1(a)(vi) below, the written notice pursuant to this Section 5.5(b) shall be deemed to have amended the appropriate Schedule or Schedules as of the Execution Date, to have qualified the representations and warranties contained in Section 3 above as of the Execution Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

(c) CRRA shall notify CL&P of the existence of any matter, which if in existence on the Execution Date or the Closing Date would or might cause any of the representations or warranties in Section 4 above to be untrue or incorrect. Unless CL&P has the right to terminate this Agreement pursuant to
Section 10.1(b)(vi) below by reason of such notice and exercises that right within the period of 15 days referred to in Section 10.1(b)(vi) below, the written notice pursuant to this Section 5.5(c) shall be deemed to have amended the appropriate Schedule or Schedules as of the Execution Date, to have qualified the representations and warranties contained in Section 4 above as of the Execution Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

5.6	Further Assurances.

(a) At any time and from time to time after the Closing, at the request of a Party, the other Party will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as CL&P and CRRA may both reasonably agree is necessary to transfer, convey and assign to CRRA, and to confirm CRRA's title to, or interest in, the Acquired Assets and Assumed Liabilities or to put CRRA in actual possession and operating control of the Acquired Assets.

(b) In the event that any asset that is an Acquired Asset shall not have been conveyed to CRRA at the Closing, CL&P shall, subject to Section s 5.6(c), (d) and (e), use its best efforts to convey such asset to CRRA as promptly as is practicable after the Closing.

(c) To the extent that CL&P's rights under any Contract may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and CL&P, at its expense, shall use its Commercially Reasonable Efforts to obtain any such required consent(s) as promptly as possible. CL&P and CRRA agree that if any consent to an assignment shall not be obtained, or if any attempted assignment would be ineffective or would impair CRRA's rights and obligations under the Contract in question, so that CRRA would not in effect acquire the benefit of all such rights and obligations, CL&P, to the maximum extent permitted by law and such Contract, shall, after the Closing, appoint CRRA to be CL&P's agent with respect to such Contract, and CL&P shall, to the maximum extent permitted by law and such Contract, enter into such reasonable arrangements with CRRA as are necessary to provide CRRA with the benefits and obligations of such Contract. CL&P and CRRA shall cooperate and shall each use their Commercially Reasonable Efforts after the Closing to obtain an assignment of such Contract to CRRA; provided that neither CL&P nor CRRA shall have any obligation to offer or pay any consideration in order to obtain any such consents.

(d) To the extent that CL&P's rights under any warranty or guaranty described in Section 2.1(b) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. CL&P and CRRA agree that if any consent to an assignment of any such warranty or guaranty would be ineffective or would impair CRRA's rights and obligations under the warranty or guaranty in question, so that CRRA would not in effect acquire the benefit of all such rights and obligations, CL&P shall use Commercially Reasonable Efforts, at CRRA's sole cost and expense, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of CRRA so as, to the maximum extent possible, to provide CRRA with the benefits and obligations of such warranty or guaranty. Notwithstanding the foregoing, CL&P shall not be obligated to bring or file suit against any Third Party, provided that if CL&P shall determine not to bring or file suit after being requested by CRRA to do so, CL&P shall assign, to the extent permitted by law or any applicable agreement or contract, its rights in respect of the claims so that CRRA may bring or file such suit.

(e) To the extent that any personal property lease cannot be assigned to CRRA or is not subject to arrangements described in Section 5.6(c), upon CRRA's request and at CRRA's sole expense, CL&P will use Commercially Reasonable Efforts to acquire the assets relating to such lease and to include them in the Acquired Assets before the Closing Date.

5.7	Employee Matters.

(a) CRRA shall maintain, or cause the Operator to maintain, the employment of the Employees for the period ending on the first anniversary of the License Commencement Date, at levels of wages and overall compensation not lower than each such employee's level of wages and overall compensation as of the License Commencement Date; provided that nothing herein shall prevent the Employer from terminating any such employee's employment for cause during such minimum employment period.

(b) CRRA shall take (or, if CRRA has caused the Operator to hire the Employees, cause the Operator to take) all action necessary and appropriate to maintain a tax qualified pension plan established for the Employees ("CRRA's Plan") consistent with the Jet License and providing, inter alia, the following:

(i) The Employer shall provide a minimum level of pension benefits calculated using the pension benefit formula applicable to each Employee under the NUSCO Retirement Plan ("CL&P's Plan") as of the License Commencement Date. The Employer's minimum obligation with regard to this pension benefit will be calculated as the difference between (a) the Employee's total pension benefit as calculated as of the employee's retirement date using (i) the pension benefit formula under CL&P's Plan applicable to the employee as of the License Commencement Date, (ii) such employee's final average earnings (as defined in CL&P's Plan) as of the employee's retirement date, taking into account compensation earned from CL&P and the Employer, (iii) such employee's total years of service with CL&P and the Employer as of the employee's retirement date, and (iv) covered compensation as of the employee's retirement date, and (b) the pension benefit payable to the employee by CL&P at retirement as follows: the pension benefit payable to each Employee at age 65 by CL&P shall be calculated by CL&P as of the License Commencement Date, based upon (i) the pension benefit formula under CL&P's Plan applicable to the employee as of the License Commencement Date, (ii) years of credited service with CL&P as of the License Commencement Date, (iii) final average earnings (as defined in CL&P's Plan) as of the License Commencement Date, and (iv) covered compensation as of the License Commencement Date. This benefit shall be a vested terminated benefit subject to the vested terminated actuarial factors applied under CL&P's Plan.

(ii) CL&P shall provide each Employee with a vested and non-forfeitable right to a benefit equal to his accrued benefit under CL&P's Plan determined as of the License Commencement Date as described in Section 5.7(b)(i) above.

(iii) If the Employer terminates the employment of any Eligible Employee (as defined below), the Employer will provide the benefits described in Schedule 2.7(c)(iii) to the Jet License. An Eligible Employee is an employee whose age on the License Commencement Date is between 50 and 54 years, inclusive, and whose age plus years of credited service under CL&P's Plan on the same date equals or exceeds 65 years.

(iv) CL&P's Plan permits employees age 55 and older to retire on or after January 1, 2000 with full pension benefits if the sum of the employee's age and years of credited service equals 85 at such employee's termination date ("Rule of 85"). The Employer shall apply the Rule of 85 to all Employees.

(c) The Employer shall maintain for the Employees at least until the first anniversary of the License Commencement Date, health, life and disability plans and programs, which plans, in the aggregate, shall be generally comparable to the existing plans and programs provided to such Employees by CL&P as of the License Commencement Date as listed on Schedule 2.7(d) to the Jet License.

(d) The Employer shall apply each Employee's prior service with CL&P toward any eligibility, vesting or other waiting period requirements under the Employer's Employee Benefit Plans to the extent such conditions were satisfied under CL&P's Employee Benefit Plans prior to the License Commencement Date. In addition, the Employer shall waive all limitations with respect to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under the Employer's Employee Benefit Plans and credit each Employee for any co-payments and deductibles paid prior to the License Commencement Date under any such plans in which each Employee participates. The Employer shall vest each Employee to the extent such employee is vested under CL&P's Employee Benefit Plans as of the License Commencement Date.

(e) Within a reasonable time after the request by the Employer, CL&P shall provide the Employer with such pertinent data or information as the Employer shall reasonably require to determine each Employee's service, compensation and accrued benefits under CL&P's Plan as of the License Commencement Date.

(f) CL&P shall provide and remain liable for any and all continuation of coverage under CL&P's Employee Benefit Plans as required under Section s 601 through 608 of ERISA and Section 4980B of the Code with respect to any person as to whom a "qualifying event" as defined in Section 4980 of the Code occurred on or prior to the License Commencement Date.

(g) To the extent that CL&P has not already done so on or before the License Commencement Date, CL&P shall terminate the employment of the Employees and shall be solely responsible for the payment of all wages and compensation thereupon legally owing to or with respect to the Employees including, without limitation, accrued and payable vacation pay, bonuses, severance pay, overtime, and all benefits under any Employee Benefit Plan that became payable on account of such termination of employment or any other amounts to which the Employees may be entitled for services rendered prior to their termination or by virtue of their termination. CL&P shall retain any and all liability under CL&P's Employee Benefit Plans for retirees of CL&P relating to the Facilities as of the License Commencement Date.

(h) CL&P agrees to timely perform and discharge all requirements under the WARN Act and under applicable state and local Laws for the notification of its employees arising from the sale of the Acquired Assets to CRRA up to and including the License Commencement Date. After the License Commencement Date, the Employer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable Laws for the notification of its employees, whether Employees or otherwise. All severance and other costs associated with workforce restructuring activities associated with the Acquired Assets and/or the Employees subsequent to the License Commencement Date shall be borne solely by the Employer.

5.8	Access after Closing to CRRA and CL&P Records.

(a) For a period of five (5) years after the Effective Date, CL&P shall have reasonable access to all of the records, books and documents related to the Acquired Assets to the extent that such access may reasonably be required by CL&P in connection with matters relating to or affected by the operations of CL&P prior to the Closing Date. Such access shall be afforded by CRRA upon receipt of reasonable advance notice and during normal business hours. CL&P shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 5.8(a).

(b) For a period of five (5) years after the Effective Date, CL&P shall have reasonable access to the Employees, for purposes of consultation or otherwise, to the extent that such access may reasonably be required by CL&P in connection with matters relating to or affected by the operations of CL&P prior to the Closing.

(c) If CRRA shall desire to dispose of any records, books or documents that may relate to operation of the Acquired Assets before the Closing prior to the expiration of such five-year period, CRRA shall, prior to such disposition, give to CL&P a reasonable opportunity, at CL&P's expense, to segregate and remove during normal business hours such records, books or documents as CL&P may select.

5.9 NEPOOL. At the Closing Date, CRRA shall submit to the governance of the ISO New England as established by the NEPOOL Agreement, and CRRA shall comply with all rules and regulations of the ISO New England related to shutdown of the Facility.

5.10 Risk of Loss. Except as otherwise provided in this Section 5.10, and subject to the terms of the Jet License, during the Interim Period all risk of loss or damage to the Acquired Assets (other than, during the term of the Jet License, the Jets) shall be borne by CL&P. If during the Interim Period, the Acquired Assets (other than the Jets) are damaged by fire or other casualty (each such event, an "Event of Loss"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "Condemnation"), then the following provisions shall apply:

(a) the occurrence of any one or more Condemnations (provided that any Condemnation proceeds are made available to CRRA at Closing), as a result of which the aggregate condemnation proceeds equal an amount less than or equal to two percent (2%) of the Initial Closing Price, shall have no effect on the transactions contemplated hereby;

(b) upon the occurrence of (i) any one or more Events of Loss, or (ii) any one or more Condemnations (provided that any Condemnation proceeds are made available to CRRA at Closing), as a result of which the aggregate Condemnation proceeds equal an amount in excess of two percent (2%) of the Initial Closing Price (a "Major Loss"), CL&P shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to CRRA, to restore, repair or replace the damaged Acquired Assets prior to Closing. If CL&P elects to restore, repair or replace the Acquired Assets relating to a Major Loss, which election shall be made by notice to CRRA within fifteen (15) days following the occurrence of the Major Loss, the completion of the repair, replacement or restoration will be a condition to the Closing and the Closing Date shall be postponed at the election of CL&P for the amount of time reasonably necessary to complete the restoration, repair or replacement, not to exceed one hundred and eighty (180) days without CRRA's consent. If CL&P elects not to restore, repair or replace the Acquired Assets affected by a Major Loss, or such Major Loss is the result of one or more Condemnations, the provisions of Section 5.10(c) will apply;

(c) in the event that CL&P elects not to restore, repair or replace a Major Loss, or in the event that CL&P, having elected to repair, replace or restore the Major Loss, fails to complete the repair, replacement or restoration within the one hundred eighty (180) days (or such longer period as CRRA shall have consented to), or in the event that a Major Loss is the result of one or more Condemnations, then the Parties shall, within thirty
(30) days following CL&P's election, failure to complete, or the occurrence of such Condemnations, as the case may be, negotiate in good faith an equitable adjustment in the Closing Price to reflect the impact of the Major Loss, as mitigated by any repair, replacement or restoration work actually completed by CL&P on the Acquired Assets and proceed to conclude the Closing. To assist CRRA in its evaluation of any and all Events of Loss, CL&P shall provide CRRA such access to the Acquired Assets and such information as CRRA may reasonably request in connection therewith; and

(d) in the event that the Parties fail to reach agreement on an equitable adjustment of the Closing Price within the thirty (30) days provided in Section 5.10(c), then CRRA shall have the right, exercisable by notice to CL&P within fifteen (15) days immediately following the expiration of said thirty (30) day period, to either (a) proceed with the consummation of the Closing, with a reduction in the Closing Price consistent with CL&P's last offer communicated to CRRA, in which event CL&P shall assign over or deliver to CRRA all condemnation proceeds or insurance proceeds which CL&P receives, or to which CL&P becomes entitled by virtue of the Events of Loss, less any costs and expenses reasonably incurred by CL&P in obtaining such condemnation proceeds or insurance proceeds, or (b) terminate this Agreement, in which event this Agreement shall terminate and neither Party shall thereafter have any obligation or liability to the other by reason of this Agreement. If CRRA fails to make the election within the fifteen (15) day period, CRRA will be deemed to have made the election to proceed with the Closing.

Notwithstanding anything to the contrary in this Section 5.10, any Event of Loss affecting all or any portion of (i) the Jets during the term of the Jet License shall be borne by CRRA and addressed in accordance with the Jet License; and/or (ii) the EGF after the Effective Date shall be borne by CRRA under the EGF License and addressed in accordance with the EGF License. Without limiting the foregoing, any such Event of Loss so affecting the Jets and/or after the Effective Date, the EGF shall not affect in any manner whatsoever the obligations of the Parties hereunder, whether as a condition to the Closing, an adjustment to the Closing Price, or otherwise.

5.11 Regulatory Approval Process. Within fifteen (15) days after the Execution Date CRRA shall promptly supply CL&P with the information in CRRA's possession requested by CL&P and required for CL&P's applications, including all required exhibits and attachments, under Section s 203 and 205 of the Federal Power Act substantially (the "FERC Applications"); within fifteen
(15) days after receiving such information, CL&P shall submit draft FERC Applications in a form ready for filing with the FERC to CRRA for CRRA's review and confirmation of the information supplied by it; and CL&P shall file the FERC Applications with the FERC in accordance with the rules and regulations of the FERC within fifteen (15) days after receiving CRRA's comments.

5.12  Remediation under Environmental Laws, including the Connecticut
Transfer Act.

(a) Determination and Filing. CRRA agrees that the Site is an establishment as defined in the Connecticut Transfer Act (C.G.S. Section 22a-134 et seq.), and that it is CRRA's sole and exclusive responsibility (i) to determine which form or forms must be filed under such Act; (ii) to comply, at its sole cost and expense, with any requirement for executing appropriate forms and making necessary submissions in connection with the Connecticut Transfer Act; (iii) to comply, at its sole cost and expense, with any requirement under the Connecticut Transfer Act for investigations or Remediation of Hazardous Substances Released at the Site; (iv) to pay any transfer fees due the Connecticut Department of Environmental Protection ("DEP") and other related fees or costs; and (v) to designate a party associated with the transfer of the Site or any portion thereof to be the certifying party as defined in and in accordance with such Act; provided, however, that CRRA shall be the certifying party if the DEP does not accept the party designated by CRRA.

(b)  CL&P Reimbursement.

(i) CL&P agrees to reimburse CRRA, subject to an aggregate dollar limitation of $2,000,000, for fifty percent (50%) of the actual and verifiable costs and expenses of Remediation incurred by CRRA under Section 5.12(a). CRRA represents, and CL&P acknowledges, that in connection with the transfer of the
Real Property and the granting of the purchase Option to CRRA, CRRA has entered into a contract ("Exit Strategy Contract") with TRC Companies, Inc. for the Remediation of the Site in compliance with Environmental Laws, including, without limitation, the Connecticut Transfer Act. The Exit Strategy Contract requires a fixed, upfront payment for such Remediation of the Site, which payment substantially exceeds $4,000,000. At the Closing, CRRA shall present documentation to CL&P that the cost for Remediation exceeds
$4,000,000, and CL&P shall pay (through an adjustment to the Initial Closing Price under Section 2.6) CRRA $2,000,000 for such Remediation expenses.

(ii) In addition and without receiving any credit for the sharing and maximum aggregate $2,000,000 payment referenced in Section 5.12(b)(i),
 CL&P shall pay
to and indemnify CRRA for all costs or expenses of Remediation incurred by CRRA to the extent that such costs or expenses relate to the Excluded Liabilities. CRRA shall not incur such costs or expenses without CL&P's prior written consent, unless a Governmental Authority has ordered CRRA to undertake such Remediation, a Licensed Environmental Professional has required such Remediation in lieu of such an order, or such Remediation is reasonably necessary to protect the public health or safety or to preclude the further Release of Hazardous Substances. In any event (unless giving such notice is not practicable, in which case the maximum practicable advance notice, or immediate subsequent notice, shall be given), before incurring any such costs and expenses, CRRA shall provide at least thirty (30) days' notice to CL&P describing, in reasonable detail to the extent known, the Remediation to be taken, the estimated costs and expenses thereof, the actions of the Governmental Authority or Licensed Environmental Professional requiring such Remediation, and CRRA's basis for concluding that such Remediation relates to an Excluded Liability.

(iii) Except for the Excluded Liabilities (including the Excluded Liabilities that are Environmental Liabilities), effective on and after the adjustment to the Initial Closing Price for the costs of Remediation required under Section 5.12(b)(i) at the Closing, CRRA does hereby, on behalf of itself, its successors, its successors in title to any portion of the Site, its Affiliates and their respective representatives, agents, directors, officers, employees, servants, and their respective successors, assigns, heirs, executors and administrators (individually and collectively, "Releasors"), irrevocably and fully release and forever discharge CL&P, its Affiliates and their respective representatives, agents, directors, trustees, officers, employees, servants, and their respective successors, assigns, heirs, executors and administrators (individually and collectively, "Releasees"), of and from all Environmental Liabilities, including, without limitation, Environmental Claims, against Releasees, that Releasors ever had, now have or which Releasors hereafter can, shall or may have for, upon, or by reasons of, any matter, cause or thing whatsoever, direct or indirect, absolute or contingent, whether presently existing or made in the future, arising from or relating to the Environmental Liabilities at the Site assumed by CRRA under Section 2.3 of this Agreement. The Excluded Liabilities are specifically excluded from the foregoing release.

(iv)  Effective on the Closing Date, with respect to the release set forth in
Section 5.12(b)(iii), CRRA, on behalf of itself and the other Releasors, hereby irrevocably, fully and completely waives any and all rights, benefits and entitlements that each now has, or in the future may have conferred upon it by virtue of any statute or common law principle that provides that a general release does not extend to claims, losses or other liabilities that an entity does not know or suspect to exist in its favor at the time of such release, which if known, would have materially affected such person's settlement with the other entity. In furtherance of the foregoing, CRRA hereby acknowledges that factual matters now unknown to it or the other Releasors may have given or may hereafter give rise to claims, losses or other liabilities that are presently unknown, unanticipated and unsuspected, and each further expressly acknowledges that this Section 5.12 has been negotiated and agreed upon in light of that awareness.

(c) Environmental Land Use Restrictions. To the extent deemed reasonable, CRRA or its assignee may elect to place Environmental Land Use Restrictions (ELURs) pursuant to C.G.S. Section 22a-133n through Section 22a-133s and regulations promulgated thereunder, on the Hartford Land Records with reference to the entire Site or any portion thereof (collectively or individually referred to as "Subject Area"), including without limitation any Reserved Easement areas or the Retained Parcel, so as to permit CRRA or its assignee to take the benefit of less stringent remediation standards authorized by the RSRs. Such ELURs may include: (A) prohibitions on residential use of the Subject Area; (B) prohibitions on the use of groundwater for drinking or other domestic purposes; and/or (C) restrictions on the right to disturb soil or construct buildings on the Subject Area.
CL&P agrees that the ELURs shall be prior in right to the Reserved Easements and shall encumber CL&P's rights to the Retained Parcel pursuant to the self-operation subordination language in the Deed.

(d) Coordination of Remediation Activities. CRRA will provide CL&P with an opportunity to review and comment on any Remediation which will take place within any Reserved Easements or on the Retained Parcel. CRRA will use its best efforts to conduct any such Remediation, including in particular any excavation of soils and structures and the installation and maintenance of an engineered synthetic material cap undertaken to make soils inaccessible or environmentally isolated in accordance with the RSRs, in a manner which will not materially interfere with or delay CL&P's existing or future ability to construct, operate and maintain, in the areas affected by the Reserved Easements and/or on the Retained Parcel, underground, above-ground or on-ground electric transmission and distribution facilities, including, but not limited to, the types of facilities listed in Schedule 5.12(d). Once an area has been remediated in accordance with the RSRs, CL&P shall pay all costs to disturb and restore such area consistent with the RSRs, except for any incremental additional costs incurred as a result of CRRA's decision to use a synthetic material cap or other remediation technique which is more difficult to restore than a cap consisting of asphalt, concrete or a natural material, such as clay. CRRA shall pay any such additional incremental costs. Specifically, in the Reserved Easements or on the Retained Parcel, unless such action by CRRA does not materially increase the time frame for performing repairs and maintenance, and CRRA pays any additional costs incurred by CL&P as a result of such actions, CRRA shall not: (i) raise the grade of any area under or adjacent to any existing overhead electric lines to a point where clearances required by the National Electrical Safety Code and/or the Connecticut Department of Public Utility Control cannot be met, or that could hamper access to CL&P facilities; or (ii) use an engineered, synthetic material cap in any area containing a manhole for underground electric facilities or containing on ground or buried electric facilities such as grounding grids, counterpoise, poles and foundation that cannot reasonably be accessed through a manhole, unless the cap can be penetrated, repaired and restored at a cost and within a time frame comparable to the cost and time frame for excavating, repairing and restoring a cap composed of asphalt, concrete or a natural material such as clay.

5.13  Discharge of Environmental Liabilities.

     (a) In discharging its Environmental Liabilities, if any, on or after the Closing Date, pursuant to Section 2.3(a) hereof, CRRA agrees and covenants that CRRA will not prejudice or impair CL&P's rights under the Environmental Laws or interfere with CL&P's ability to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. Unless otherwise agreed by the Parties, CRRA shall promptly provide to CL&P copies of all written information, plans, documents and material correspondence submitted to or received from such Governmental Authorities relating to CRRA's discharge of any Environmental Liabilities assumed pursuant to this Agreement.

(b) In discharging the Excluded Liabilities relating to the Environment, if any, on or after the Closing Date, pursuant to Section 2.3(a) hereof, CL&P agrees and covenants that CL&P will not prejudice or impair CRRA's rights under the Environmental Laws or interfere with CRRA's ability to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. Unless otherwise agreed by the Parties, CL&P shall promptly provide to CRRA copies of all written information, plans, documents and material correspondence submitted to or received from such Governmental Authorities relating to CL&P's discharge of such Excluded Liabilities.

6.  Conditions to Obligation to Close.

6.1 Conditions to Obligation of CRRA to Close. The obligation of CRRA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of CL&P set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(b) Performance of CL&P. CL&P shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing Date;

(c)  CL&P's Regulatory Approvals. CL&P shall have received CL&P's
Regulatory Approvals specified in Schedule 6.1(c), with such terms and conditions as may be included therein except for such terms and conditions that, either singly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

(d) CRRA's Regulatory Approvals. CRRA shall have received CRRA's Regulatory Approvals specified in Schedule 6.1(d), with such terms and conditions as may be included therein except for such terms and conditions that, either singly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

(e) Absence of Litigation. There shall not be any injunction, judgment, order, decree or ruling in effect or pending which would prevent or inhibit consummation of the transactions contemplated by this Agreement or the Related Agreements;

(f)  No Material Adverse Effect.  There shall not be any Material
Adverse Effect;

(g)  Removal of Items.  Subject to the Reciprocal License and the
Reserved Easements, CL&P shall have removed all inventory which is not an Acquired Asset prior to the Closing from the Real Property and disposed thereof in accordance with Law including, without limitation, all Environmental Laws;

(h) Deliveries. CL&P shall have complied in all material respects with the delivery requirements of Section 2.10;

(i) Trustee approval. CRRA shall have received evidence that the trustees for each series of bonds issued to finance CRRA's Mid-Connecticut solid waste disposal system have consented to the transfer of the rights of CL&P under the Mid-Connecticut Documents by CL&P to CRRA's designee and to any amendment to such Mid-Connecticut Documents that CRRA or said trustees believe is necessary because of such transfer;

(j) Permits. The permits required for CRRA to conduct operations at the Real Property and listed on Schedule 6.1(j) have been issued and all applicable appeal periods pertaining to such issuances have expired; and

(k) Effective Date. The Effective Date has occurred, or is occurring simultaneously with the Closing, including the delivery of the Release of Mortgage Indenture.

CRRA may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing Date and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

6.2 Conditions to Obligation of CL&P to Close. The obligation of CL&P to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of CRRA set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b) Performance by CRRA. CRRA shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing Date;

(c)  CL&P's Regulatory Approvals.  CL&P shall have received CL&P's
Regulatory Approvals specified in Schedule 6.1(c), in each case without terms and conditions that are reasonably likely to have a material adverse effect on CL&P and in the case any modification of the DPUC Approval as in effect on the Execution Date, with such terms and conditions as are acceptable to CL&P in its reasonable discretion;

(d)  CRRA's Regulatory Approvals.  CRRA shall have received CRRA's
Regulatory Approvals specified in Schedule 6.1(d), in each case without terms and conditions that are reasonably likely to have a material adverse effect on CL&P;

(e) Absence of Litigation. There shall not be any injunction, judgment, order, decree or ruling in effect or pending which would prevent or inhibit consummation of the transactions contemplated by this Agreement or the Related Agreements;

(f) Deliveries. CRRA shall have complied in all material respects with the delivery requirements of Section 2.11; and

(g) NEPOOL. CRRA either shall be a member in good standing of NEPOOL, or shall be agreed to be bound by NEPOOL's rules and regulations in accordance with the NEPOOL Agreement.

(h) Effective Date. The Effective Date has occurred, or is occurring simultaneously with the Closing.

CL&P may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing Date and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.  Confidentiality.

(a) Each Receiving Party and each Representative thereof will treat and hold as confidential all of the Proprietary Information, and refrain from using any of the Proprietary Information except in connection with this Agreement and the Related Agreements and transactions contemplated hereby and thereby. In the event that the Receiving Party or any Representative thereof is requested or required (including, without limitation, (i) pursuant to any rule or regulation of any stock exchange or other self- regulatory organization upon which any of the Receiving Party's securities are listed or
(ii) by applicable Law and/or by oral question or request for information or documents in any legal proceeding, including without limitation CRRA's Regulatory Approval and CL&P's Regulatory Approval processes, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Proprietary Information, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any Representative thereof is, on the advice of counsel, compelled to disclose any Proprietary Information pursuant to any such request or requirement, then the Receiving Party or such Representative may disclose the Proprietary Information so requested or required to be disclosed; provided, however, that the Receiving Party shall use its reasonable best efforts to obtain, at the request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate. If this Agreement is terminated pursuant to Section 10.1 hereof, then each Receiving Party shall deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Proprietary Information which are in its possession.

(b)	The obligations of the Parties contained in this Section  7 shall be in full force and effect for three years from the Execution Date and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of title to the Acquired Assets.

(c) Upon the Disclosing Party's prior written approval (which will not be unreasonably withheld), the Receiving Party may provide Proprietary Information to the DPUC, the FERC, the SEC or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Receiving Party to undertake the transactions contemplated herein. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority (if such confidential treatment is available from the appropriate Governmental Authority) and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information.

8.    Taxes.

(a) The Parties contemplate that the conveyance of the Real Property will be exempt from conveyance and other sales and transfer Taxes pursuant to C.G.S. Section 12-498 and 12-412(1)(A). To the extent that such exemption is not available due to the acts or omissions of either Party, the Party responsible for such act or omission shall bear the resulting transfer Tax.

(b)  With respect to Taxes to be prorated in accordance with Section
2.8 of this Agreement only, to the extent it is required to do so by Law, CRRA shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Acquired Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. CRRA's preparation of any such Tax Returns shall be subject to CL&P's approval, which approval shall not be unreasonably withheld. No later than twenty-five
(25) Business Days prior to the due date of any such Tax Return, CRRA shall make such Tax Return available for CL&P's review and approval. CL&P shall respond no later than ten (10) Business Days prior to the due date for filing such Tax Return. With respect to such Tax Return, CL&P shall pay to CRRA its appropriate share of the amount shown as due on the Tax Returns determined in accordance with Section 2.8 of this Agreement. If CRRA determines that it is not required by Law to file certain Tax Returns, and accordingly does not do so, then CRRA agrees, to the extent permitted by Law, to indemnify CL&P against and hold CL&P harmless from, any and all losses, costs, Liabilities and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by CL&P as a result of such decision not to so file, other than the Tax allocated to CL&P in accordance with Section 2.8.

(c) Each of CRRA and CL&P shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 8 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be deemed to be and shall be Proprietary Information.

9. Survival of Representations and Warranties; Effect of Closing and Indemnification.

9.1 Survival of Representations and Warranties; Survival of Covenants and Agreements. The representations and warranties of CL&P set forth in Section s 3.1, 3.2, 3.3, 3.4 and 3.13, and the representations and warranties of CRRA set forth in Section s 4.1, 4.2, 4.3 and 4.4, shall survive the Closing for a period one (1) year after the Closing Date; all other representations and warranties of the Parties contained in this Agreement shall terminate at the Closing and all representations and warranties of the Parties contained in this Agreement shall terminate upon a termination of this Agreement pursuant to Section 10.1. The covenants of the Parties contained in this Agreement, other than those set forth in this Article 9 and those which by their terms survive the Closing and/or termination of this Agreement, shall terminate at the Closing or the termination of this Agreement pursuant to Section 10.1.

9.2 Effect of Closing. Upon the Closing, any condition to the obligations of either Party hereunder that has not been satisfied, or any representation, warranty or covenant that has been breached or left unsatisfied by either Party will be deemed waived by the Parties, and each Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same. Nothing in this Section 9.2 shall be deemed to affect any provision herein which expressly survives the Closing or pertains to matters which will occur after the Closing.

9.3 Indemnity by CL&P. CL&P shall, to the extent permitted by law, indemnify, defend and hold harmless CRRA against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, and amounts paid in settlement (including reasonable consultants', attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses"), that results from:

(a) any Liability of CL&P that becomes a Liability of CRRA under any bulk transfer law of any jurisdiction;

(b) any Excluded Liability, including, without limitation, any Environmental Liabilities excluded under Section 2.4;

(c) any material breach by CL&P of any representation or warranty which by its terms survives the Closing or the termination of this Agreement under
Section 10.1 hereof, provided that the Losses associated therewith have a Material Adverse Effect; or

(d) any material breach by CL&P of any of its covenants contained herein.

9.4 Indemnity by CRRA. CRRA hereby agrees, to the extent permitted by Law, to indemnify, defend and hold harmless CL&P and its Affiliates against and in respect of all Losses that result from:

(a) any Third Party Claim against CL&P based on or relating to the ownership, operation or use of the Acquired Assets on or after the Closing Date;

(b)  the Assumed Liabilities;

(c) any material breach by CRRA of any representation or warranty which by its terms survives the Closing or the termination of this Agreement under
Section  10.1 hereof; or

(d) any material breach by CRRA of any of its covenants contained herein.

9.5 Exclusive Remedy. From and after the Closing, the remedies set forth in this Section 9 shall constitute the sole and exclusive remedies for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and are in lieu of any and all other rights and remedies which CL&P or CRRA may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed or Excluded Liabilities. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this
Section 9. Nothing herein shall prevent either Party from terminating this Agreement in accordance with Section 10.

9.6  Matters Involving Third Parties.

(a) If any Third Party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing and inquire as to whether the Indemnifying Party intends to defend the Indemnified Party against such Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim at the cost and expense of the Indemnifying Party with counsel of its choice so long as the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that
(i) the Indemnifying Party will indemnify, to the extent permitted by Law, the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and (ii) the Indemnifying Party will not seek to assert against the Indemnified Party any legal defense to its indemnification obligations hereunder with respect to the Third Party Claim.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

(d) In the event that the Indemnifying Party does not send the notice provided for in Section 9.6(b) within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, then the Indemnified Party shall thereafter be entitled to defend against the Third Party Claim with counsel of its choice and the Indemnifying Party's right to defend against the Third Party Claim shall terminate. The Indemnifying Party will reimburse the Indemnified Party for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) in addition to paying any amounts to which the Indemnified Party is otherwise entitled to from the Indemnifying Party hereunder.

9.7  Net of Taxes and Insurance.  Any calculation of a Loss under this
Section 9 shall, in each case, give full effect to (i) any and all income Tax benefits to the Indemnified Party in respect of the Loss, and (ii) any and all insurance proceeds received or payable to the Indemnified Party in respect of the Loss.

9.8. No Recourse. To the extent the transfer, conveyance, assignment and delivery of the Acquired Assets to CRRA as provided in this Agreement is accomplished by any instrument of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, CL&P, except as expressly provided in this Agreement.

10.  Termination.

10.1  Termination of Agreement.  The Parties may terminate this
Agreement as provided below:

(a)  CRRA may terminate this Agreement by giving written notice to CL&P at any time prior to the Closing if any of the following has occurred: (i) CL&P has breached any representation, warranty or covenant contained in this Agreement in any material respect, CRRA has notified CL&P of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; (ii) the Closing shall not have occurred on or before December 31, 2001 by reason of the failure of any condition precedent under
Section 6.1 hereof (unless the failure results primarily from CRRA itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety (90) days of the issuance thereof, (iv) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (v) in accordance with Section 5.10 hereof; or (vi) (W) CL&P has within the then previous fifteen (15) days given CRRA any notice pursuant to Section 5.5(a) above and the matter that is the subject of such notice, if in existence on the Execution Date or the Closing Date, would cause the representations and warranties of CL&P set forth in Section 3 hereof not to be true and correct, (X) such matter would have a Material Adverse Effect, (Y) CRRA has notified CL&P of its intent to terminate pursuant to this Section 10.1 (a)(vi), and (Z) the matter that is the subject of such notice continues to exist for a period of sixty (60) consecutive days after such notice by CRRA; and

(b)  CL&P may terminate this Agreement by giving written notice to CRRA at any time prior to the Closing if any of the following has occurred: (i) CRRA has breached any representation, warranty, or covenant contained in this Agreement in any material respect, CL&P has notified CRRA of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; (ii) the Closing shall not have occurred on or before December 31, 2001 by reason of the failure of any condition precedent under
Section 6.2 hereof (unless the failure results primarily from CL&P itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety (90) days of the issuance thereof,. (iv) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (v) in accordance with Section 5.10 hereof, or (vi) (W) CRRA has within the then previous fifteen (15) days given CL&P any notice pursuant to Section 5.5(a) above and the matter that is the subject of such notice, if in existence on the Execution Date or the Closing Date, would cause the representations and warranties of CRRA set forth in Section 4 hereof not to be true and correct, (X) such matter would have a Material Adverse Effect, (Y) CL&P has notified CRRA of its intent to terminate pursuant to this Section 10.1 (b)(vi), and (Z) the matter that is the subject of such notice continues to exist for a period of sixty (60) consecutive days after such notice by CL&P.

10.2  Termination of Termination Agreement.  If the Termination
Agreement is terminated in accordance with Section 10.3 of the Termination Agreement, this Agreement shall terminate without Liability of either Party to the other Party, the Parties shall have no further rights or obligations hereunder, and the transaction contemplated hereby shall be deemed to be abandoned and terminated in all respects, except for any provisions which by their terms survive such termination.

10.3 Effect of Termination. If either Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party, except for (a) any Liability of any Party then in breach, and (b) provisions which by their terms survive such termination.

11.  Miscellaneous.

    11.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Third Party.

11.3 No Joint Venture. Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to either Party.

11.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the Related Agreements and any other documents referred to herein, constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. All conflicts or inconsistencies between the terms hereof and the terms of any of the Related Agreements, if any, shall be resolved in favor of this Agreement.

11.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or the Related Agreements or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of the other Party. Any assignment in violation of the foregoing shall be null and void. This Section 11.5 shall not preclude or otherwise affect the conveyance of the Acquired Assets, in whole or in part, by CRRA after the Closing, provided that such conveyance shall not relieve CRRA of its Liabilities and agreements hereunder.

11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.7 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:


	If to CL&P:
The Connecticut Light and Power Company
107 Selden Street
Berlin, Connecticut 06037
Attn: Treasurer
Facsimile:  (860) 665-3847

	Copy to:
Northeast Utilities Service Company
107 Selden Street
Berlin, Connecticut 06037
Attn:  General Counsel
Facsimile:  (860) 665-4886

	If to CRRA:
Connecticut Resources Recovery Authority
100 Constitution Plaza
17th Floor
Hartford, Connecticut 06103
Attention:  President
Facsimile:  (860) 727-4141

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

11.10 Change in Law. If and to the extent that any laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes.

11.11  Nondiscrimination in Employment.

(a) CL&P agrees and warrants that, in the performance of this Agreement, CL&P will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to, blindness, unless it is shown by CL&P that such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the State of Connecticut. CL&P further agrees to take affirmative action to ensure that applicants with job related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation, or physical disability, including, but not limited to, blindness, unless it is shown by CL&P that such disability prevents performance of the work involved. CL&P agrees, in all solicitations or advertisements for employees placed by or on behalf of CL&P, to state that it is an "affirmative action-equal opportunity employer" in accordance with regulations adopted by the Connecticut Commission on Human Rights and Opportunities (the "Commission"). CL&P agrees to provide each labor union or representative of workers with which CL&P has a collective bargaining agreement or other contract or understanding and each vendor with which CL&P has a contract or understanding, a notice to be provided by the Commission, advising the labor union or workers' representative of CL&P's commitments under C.G.S. Section 4a-60 and to post copies of the notice in conspicuous places available to employees and applicants for employment. CL&P agrees to comply with each applicable provision of C.G.S. Section s 4a-60, 46a-68e and 46a-68f, inclusive, and with each regulation or relevant order issued by the Commission pursuant to C.G.S. Section s 46a-56, 46a-68e and 46a-68f. CL&P agrees to provide the Commission with such information requested by the Commission, and permit access to pertinent books, records and accounts concerning the employment practices and procedures of CL&P as relate to the applicable provisions of C.G.S. Section s 4a-60 and 46a-56.

(b) CL&P agrees and warrants that in the performance of this Agreement, it will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation. CL&P agrees to provide each labor union or representative of workers with which CL&P has a collective bargaining agreement or other contract or understanding, and each vendor with which CL&P has a contract or understanding, a notice to be provided by the Commission, advising the labor union or workers' representative of CL&P's commitments under C.G.S. Section 4a-60a and to post copies of the notice in conspicuous places available to employees and applicants for employment. CL&P agrees to comply with each applicable provision of C.G.S. Section 4a-60a and with each regulation or relevant order issued by the Commission pursuant to C.G.S. Section 46a-56. CL&P agrees to provide the Commission with such information requested by the Commission, and permit access to pertinent books, records and accounts concerning the employment practices and procedures of CL&P which relate to provisions of C.G.S. Section s 4a-60a and 46a-56.

11.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by CRRA and CL&P. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.14 Expenses. Each of CRRA and CL&P will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses, except as otherwise provided in Section 9 above), except that CRRA shall bear the entire cost of the Joint Application for authorization pursuant to Section s 203 and 205 of the Federal Power Act.

11.15 Construction. Ambiguities or uncertainties in the wording of this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Execution Date. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

11.16  Incorporation of Exhibits and Schedules.  The Exhibits and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

11.18 Dispute Resolution. CL&P and CRRA recognize that controversies may arise in connection with their respective performance under this Agreement which cannot be resolved by mutual agreement. All disputes arising under this Agreement shall be resolved in the following manner:

Any controversy or dispute arising under this Agreement or with respect to the performance or non-performance of any obligations by the Parties shall be resolved by binding arbitration to be conducted in Hartford, Connecticut in accordance with the procedures and requirements set forth in this Section
 . Such resolution shall be final and conclusive as to matters submitted to arbitration, and any such arbitration award may be enforced in any court of competent jurisdiction. Each Party shall give written notice to the other of the existence and nature of any dispute proposed to be arbitrated in sufficient detail. If, within fifteen (15) Business Days, the dispute is not resolved through negotiations, then either Party may initiate arbitration by appointing a person to serve as one of the arbitrators and so advising the other Party in writing. Within ten (10) Business Days after the appointment of the first arbitrator, the other Party shall by written notice appoint a second person as an arbitrator and the two thus appointed shall select a third arbitrator to serve as chairperson of the panel of arbitrators. However, if the two arbitrators appointed by the Parties shall be unable to agree upon the appointment of the third arbitrator within five (5) Business Days after the appointment of the second arbitrator, both shall give written notice of such failure to agree to the Parties, and, if the Parties fail to agree upon the selection of such third arbitrator within five (5) Business Days after the arbitrators appointed by the Parties give such notice, then either of the Parties upon written notice to the other may require such appointment from and pursuant to the commercial arbitration rules of the American Arbitration Association.

Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Section . The three arbitrators shall determine all matters by majority vote. To the extent not in conflict with the procedures set forth herein, which shall govern, such arbitration shall be held in accordance with the prevailing rules of the American Arbitration Association for commercial arbitration.

The Parties shall have sixty (60) calendar days from the date the third arbitrator is appointed to perform discovery and present evidence and argument to the arbitrators. During that period the arbitrators shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much of such argument as possible, giving a fair allocation of time to each Party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both Parties. At the conclusion of such period the arbitrators shall have forty-five (45) calendar days to reach a determination.

The arbitrators shall have the right only to interpret and apply the terms of this Agreement and may not change any such terms, deprive any Party hereto of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder. The arbitrators shall not have the right to award legal fees or any types of damages specifically excluded under Section 11.20.

The majority of the arbitrators shall give written notice to the Parties stating their determination and their findings of fact and conclusions of law, and shall furnish to each Party a copy thereof signed by them within ten
(10) calendar days from the date of such determination.

The determination of the majority of the arbitrators shall be conclusive and binding upon the Parties and may be entered in any court of competent jurisdiction as a stipulation of the Parties. The Parties shall each pay fifty percent (50%) of the cost of the arbitrators.

11.19 Impairment of Obligations. The pledge of the State of Connecticut provided for in C.G.S. Section 22a-274 is hereby included in this Agreement. By that provision, the State agrees not to limit or alter the rights vested in CRRA by Chapter 446e of the Connecticut General Statutes until this Agreement is fully performed by CRRA unless adequate provision shall be made by law for the protection of CL&P. CRRA agrees not to take any action the result of which might be to adversely affect the benefits to CL&P of such statutory provision.

11.20  No Consequential Damages.  Neither CRRA nor CL&P shall be liable to the other for any special, indirect, incidental, consequential, punitive or exemplary damages of any kind whatsoever, whether based on contract, warranty, tort (including negligence, absolute or strict liability, ultrahazardous activity or statutory liability) or otherwise, in connection with the performance of this Agreement, except as set forth in Section 9 with respect to Third Party Claims. This Section 11.20 shall not affect the obligations of the Parties with respect to damages specifically provided for herein.

[signature page appears as next page]


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

Signed, Sealed and Delivered
in the Presence of:               THE CONNECTICUT LIGHT AND
                                  POWER COMPANY

                                  By:
                                  Name:  David R. McHale
                                  Title:  Vice President and
                                          Treasurer of Northeast
                                  Utilities Service Company as agent for
                                  The Connecticut Light and Power Company

                                  CONNECTICUT RESOURCES
                                  RECOVERY AUTHORITY


                                  By:
                                  Name:  Robert E. Wright
                                  Title:  President


STATE OF CONNECTICUT:
                    :  ss.  Berlin,         December 27, 2000
COUNTY OF HARTFORD  :

     Personally appeared David R. McHale, Vice President and Treasurer of Northeast Utilities Service Company, as agent for THE CONNECTICUT LIGHT AND POWER COMPANY, a specially chartered Connecticut corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such Officer and the free act and deed of said corporation, before me.


                                  Name:  Joseph Dornfried
                                  Commissioner of Superior Court



STATE OF CONNECTICUT:
                   :  ss.            ,  December   , 2000
COUNTY OF HARTFORD :

     Personally appeared Robert E. Wright, President, of CONNECTICUT RESOURCES RECOVERY AUTHORITY, a body politic and corporate constituting a public instrumentality and political subdivision of the State of Connecticut, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Officer, and the free act and deed of said Authority, before me.


                              Name:
                              Notary Public
                              My Commission Expires:






                      EXHIBITS


Exhibit A - Bill of Sale
Exhibit B - Deed
Exhibit C - Map
Exhibit D - Mid-Connecticut Documents
Exhibit E - Release of Mortgage Indenture


                   SCHEDULES

Schedule 2.1(a)(i) - Real Property
Schedule 2.1(a)(ii) - Real Property Matters
Schedule 2.1(b) - Personal Property; Inventory
Schedule 2.1(d) - Permits
Schedule 2.1(e) - Assumed Contracts
Schedule 2.1(g) - Facilities
Schedule 2.2(a) - T&D Assets
Schedule 2.6(a)(i) - Pre-Approved Capital Expenditures
Schedule 2.10(g) - Matters for Opinion from Counsel to CL&P
Schedule 2.11(d) - Matters for Opinion from Counsel to CRRA
Schedule 3.3 - Matters of Noncontravention
Schedule 3.5 - Title Commitment
Schedule 3.6(a) - Non-Compliance with Laws
Schedule 3.8(a) - Contracts
Schedule 3.8(b) - Exceptions to Contract Obligations
Schedule 3.9 - Insurance
Schedule 3.10 - Litigation
Schedule 3.11 - Condemnation
Schedule 3.14 - Year 2000 Computer Problem Performance
Schedule 3.15 -  Employee Matters
Schedule 4.3 - Noncontravention Disclosures
Schedule 5.12(d) - CL&P Facilities in Reserved Easement Areas
Schedule 6.1(c) - CL&P's Regulatory Approvals
     Schedule 6.1(d) - CRRA's Regulatory Approvals
     Schedule 6.1(j) - Schedule of Specific Permits

                                EXHIBIT A
                               BILL OF SALE

     BILL OF SALE made, executed and delivered on              , 2001, by THE
CONNECTICUT LIGHT AND POWER COMPANY (the "Company"), a specially chartered Connecticut corporation, to CONNECTICUT RESOURCES RECOVERY AUTHORITY, a public instrumentality and political subdivision of the State of Connecticut (the "Buyer").

                         W I T N E S S E T H :

     WHEREAS, the Buyer and the Company are parties to a Title Transfer Agreement dated as of December 22, 2000 (the "Agreement"); and

     WHEREAS, the Buyer and the Company now desire to carry out the intent and purpose of the Agreement by the Company's execution and delivery to the Buyer of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyer of the Acquired Assets (as defined in the Agreement);

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Agreement, the Company does hereby grant, bargain, sell, convey, set over, assign, transfer and deliver unto the Buyer and its successors and assigns, forever, all of the right, title and interest that the Company possesses and has the right to transfer in, to and under the Acquired Assets, free and clear of all liens or encumbrances other than Permitted Encumbrances (as defined in the Agreement).

     TO HAVE AND TO HOLD the Acquired Assets unto the Buyer, its successors and assigns, to their use, FOREVER.

     EXCEPT AS EXPRESSLY PROVIDED IN THIS BILL OF SALE, AND EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT, THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS," AND THE COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE ACQUIRED ASSETS, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF ANY OF THE ACQUIRED ASSETS OR THE ABILITY OF THE BUYER TO SELL FROM ANY OF THE ACQUIRED ASSETS ELECTRIC ENERGY, CAPACITY OR OTHER PRODUCTS BY ISO NEW ENGLAND, INC. FROM TIME TO TIME. THE COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ACQUIRED ASSETS, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ACQUIRED ASSETS
WITH RESPECT TO THE YEAR 2000 COMPUTER PROBLEM.   THE COMPANY  POSSESSES
SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE COMPANY FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ACQUIRED ASSETS OR THE SUITABILITY OF THE ACQUIRED ASSETS FOR OPERATION AS POWER PLANTS OR AS SITES FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY (OR OTHER FUTURE DEVELOPMENT) AND NO SCHEDULE OR EXHIBIT TO THE AGREEMENT OR ANY RELATED AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE COMPANY, OR BY ANY BROKER OR INVESTMENT BANKER, AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO THE BUYER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS.

     All capitalized terms used herein, and not otherwise defined in this Agreement, will have the meanings ascribed to them in the Agreement.

     The Company shall from time to time execute and deliver all such instruments and take all such action as Buyer may reasonably request in order further to effectuate the purposes of this instrument.

     In the event that any provision of this Bill of Sale be construed to conflict with a provision in the Agreement, the provision in the Agreement shall be deemed to be controlling.

     This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Company and the Buyer.

     This Bill of Sale shall be construed and enforced in accordance with the laws (other than the conflict of law rules) of the State of Connecticut.

     This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has executed this instrument under seal of the Company on the date first above written.

THE CONNECTICUT LIGHT AND
POWER COMPANY


By:

Title:

Agreed and Accepted:

CONNECTICUT RESOURCES
RECOVERY AUTHORITY


By:

Title:




                                 EXHIBIT B
                                   DEED


                                 EXHIBIT C
                                   MAP





                              EXHIBIT D
                      MID-CONNECTICUT DOCUMENTS

1.  Master Agreement dated February 14, 1985

2.  Energy Purchase Agreement dated February 14, 1985

3.  Land Use Agreement dated February 14, 1985, as amended

4.  Agreement of Lease dated as of November 1, 1986, as amended





                           EXHIBIT E
                  RELEASE OF MORTGAGE INDENTURE

                              RELEASE

WHEREAS, The Connecticut Light and Power Company, a corporation organized and existing under the laws of the State of Connecticut, made, executed and delivered to Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee, its certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, which was duly recorded in the office of the Secretary of the State of Connecticut, on the 18th day of May, 1921; and

WHEREAS, from time to time said The Connecticut Light and Power Company has made, executed and delivered to said Bankers Trust Company, as Trustee, certain Indentures amendatory and supplemental to said Indenture of Mortgage and Deed of Trust, which amendatory and supplemental Indentures have been duly recorded in the office of the Secretary of the State of Connecticut; and

WHEREAS, The Connecticut Light and Power Company has requested Bankers Trust Company, as such Trustee, to release from said Mortgage, and all Indentures amendatory and supplemental thereto, the parcels of land located in Hartford, Connecticut and defined as Parcel 2 and Parcel 3 in, and also more particularly described in, Exhibit A attached hereto and made a part hereof.

NOW, THEREFORE, Bankers Trust Company, as Trustee, in pursuance of the provisions of said Indenture of Mortgage as amended and supplemented, and by request of The Connecticut Light and Power Company, for a valuable consideration, the receipt whereof is hereby acknowledged, does hereby release and discharge from the lien and operation of said Indenture of Mortgage and all of the Indentures amendatory and supplemental thereto, all the right, title and interest, if any, of Bankers Trust Company, as Trustee as aforesaid, in and to the property hereinabove described.

Nothing herein shall be construed as an intent to release and discharge from the lien and operation of said Indenture of Mortgage, as amended and supplemented, (i) the Reserved Easements that are defined in, and also set forth in, said Exhibit A, but said Indenture of Mortgage, as supplemented and amended, is subject to the self subordinating provisions that are in Article of Exhibit A, and (ii) the Related Covenants and Agreements that are defined
in, and also set forth in, Article      of Exhibit A.

It is hereby expressly understood that this release does not and shall not affect nor impair the lien and operation of said Indenture of Mortgage as amended and supplemented upon any portion of the property thereby conveyed except the property herein above particularly described.

This instrument is executed without covenants or warranty, express or implied, and without recourse against the Trustee in any event.

IN WITNESS WHEREOF, Bankers Trust Company, as Trustee as aforesaid, has caused this instrument to be signed by one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its
Assistant Secretaries this     day of          , 2001.

BANKERS TRUST COMPANY, TRUSTEE

In the presence of:                By

                                   Assistant Vice President

                                   Attest:

                                   Assistant Secretary
                                   (Corporate Seal)

STATE OF NEW YORK )
                  )  ss. New York City,
COUNTY OF NEW YORK)      Borough of Manhattan,        , 2001

     Personally appeared the above-named         , and         , respectively
an Assistant Vice President and Assistant Secretary of Bankers Trust Company, signers and sealers of the foregoing instrument, and acknowledged the same to be their free act and deed and the free act and deed of said corporation, as Trustee aforesaid, before me.


Notary Public
My Commission Expires:





                                RELEASE


     WHEREAS, The Connecticut Light and Power Company, a corporation organized and existing under the laws of the State of Connecticut, made, executed and delivered to Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee, its certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, which was duly recorded in the office of the Secretary of the State of Connecticut, on the 18th day of May, 1921; and

     WHEREAS, from time to time said The Connecticut Light and Power Company has made, executed and delivered to said Bankers Trust Company, as Trustee, certain Indentures amendatory and supplemental to said Indenture of Mortgage and Deed of Trust, which amendatory and supplemental Indentures have been duly recorded in the office of the Secretary of the State of Connecticut; and

     WHEREAS, The Connecticut Light and Power Company has requested Bankers Trust Company, as such Trustee, to release from said Mortgage, and all Indentures amendatory and supplemental thereto, the Released Property located in Hartford, Connecticut which is defined in, and also more particularly described in, Exhibit A attached hereto and made a part hereof.

     NOW, THEREFORE, Bankers Trust Company, as Trustee, in pursuance of the provisions of said Indenture of Mortgage as amended and supplemented, and by request of The Connecticut Light and Power Company, for a valuable consideration, the receipt whereof is hereby acknowledged, does hereby release and discharge from the lien and operation of said Indenture of Mortgage and all of the Indentures amendatory and supplemental thereto, all the right, title and interest, if any, of Bankers Trust Company, as Trustee as aforesaid, in and to the Released Property. The aforesaid release shall be effective immediately and shall not be dependent upon the Closing Date (as defined in Exhibit A) ever occurring or the Closing Deed (as defined in Exhibit A) ever being executed or delivered.

     Nothing herein shall be construed as an intent to release and discharge from the lien and operation of said Indenture of Mortgage, as amended and supplemented, (i) the Reserved Easements that are defined in, and also set forth in, Article III of said Exhibit A, but said Indenture of Mortgage, as supplemented and amended, is subject to the self subordinating provisions that are in Article IV(p) of Exhibit A, and (ii) the Related Covenants and Agreements that are defined in, and also set forth in, Article IV of Exhibit A even if the Closing Deed (as defined in Exhibit A) is never executed and recorded.

     It is hereby expressly understood that this release does not and shall not affect nor impair the lien and operation of said Indenture of Mortgage as amended and supplemented upon any portion of the property thereby conveyed except the property herein above particularly described.

     This instrument is executed without covenants or warranty, express or implied, and without recourse against the Trustee in any event.

     IN WITNESS WHEREOF, Bankers Trust Company, as Trustee as aforesaid, has caused this instrument to be signed by one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its
Assistant Secretaries this      day of         , 2001.

BANKERS TRUST COMPANY, TRUSTEE,

In the presence of:                   By

                                      Assistant Vice President

                                      Attest:




                                     Assistant Secretary

                                     (Corporate Seal)



STATE OF NEW YORK   )
                    )  ss. New York City,
COUNTY OF NEW YORK  )      Borough of Manhattan,            , 2001

     Personally appeared the above-named
, and                           , respectively an Assistant Vice President
and Assistant Secretary of Bankers Trust Company, signers and sealers of the foregoing instrument, and acknowledged the same to be their free act and deed and the free act and deed of said corporation, as Trustee aforesaid, before me.


Notary Public
My Commission Expires:


                                Exhibit A

                              RELEASED PROPERTY


ARTICLE I.  Definitions:

   For the purposes of this Exhibit and in addition to any other terms defined elsewhere in this Exhibit, the following terms shall have the meaning ascribed to each:

   1. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

   2. "Acquired Assets" means the Premises and the facilities and assets acquired by CRRA from CL&P by the Closing Deed and the Closing Bill of Sale.

   3.  "CDPUC" means Connecticut Department of Public Utility Control.

   4.  "C.G.S." means Connecticut General Statutes.

   5.  "CL&P" means The Connecticut Light and Power Company.

   6. "Closing Bill of Sale" means the bill of sale of various facilities and assets which will be delivered on the Closing Date.

   7. "Closing Date" means the date on which CL&P completes its contemplated sale of the Premises to CRRA pursuant to the terms and provisions of the Transfer Agreement and executes and delivers to CRRA the Closing Deed and the Closing Bill of Sale, along with other closing documents.

   8. "Closing Deed" means the deed of the Premises from CL&P to CRRA which will be delivered on the Closing Date.

   9.  "Conveyance" has the meaning set forth in Article IV (k) below.

   10.  "CRRA" means Connecticut Resources Recovery Authority.

   11.  "CRRA Easements" means the appurtenant rights described in Schedule
A.

   12. "Effective Date" means the Effective Date as defined in the Termination Agreement.

   13. "EGF" means the electric generating station located on the Real Property and commonly known as the South Meadow generating facility.

   14. "EGF License" means the Operating, Access and License Agreement dated December 22, 2000 between the Parties.

   15.  "ELURs" has the meaning set forth in Article IV (o) below.

   16. "Environment" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

   17. "Environmental Claim" means a claim by any Person based upon a breach of Environmental Laws or an Environmental Liability alleging loss of life, injury to persons (including, without limitation, toxic torts), property or business, damage to natural resources or trespass to property, whether or not such loss, injury, damage or trespass arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date.

   18. "Environmental Laws" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et. seq.; the Clean Air Act of 1970, as amended, 42 U.S.C. 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. 136 et seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. 2701 et. seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. 1531 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq.; and all analogous or comparable state statutes and regulations, including, without limitation, the Connecticut Transfer Act, as amended, C.G.S. Section 22a-134 et seq.; and the RSRs.

   19. "Environmental Liabilities" means any Liability under or related to Environmental Laws arising as a result of or in connection with (i) any violation or alleged violation of Environmental Law prior to, on or after the Closing Date, with respect to the ownership, operation or use of the Site;
(ii) any Environmental Claims caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, or migrating from the Site prior to, on or after the Closing Date; (iii) the investigation and/or Remediation of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, or migrating from the Site; (iv) compliance with Environmental Laws on or after the Closing Date with respect to the ownership or operation or use of the Site; (v) any Environmental Claim arising from or relating to the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, on or after the Closing Date, in connection with the ownership or operation of the Site; and
(vi) the investigation and/or Remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged, Released or recycled, or the arrangement of such activities, of Hazardous Substances, on or after the Closing Date, in connection with the ownership or operation of the Site, at any Offsite Disposal Facility.

   20. "Excluded Assets" means the assets that are identified in Exhibit B attached hereto and made a part hereof, and the transmission, distribution, substation, switching, communication and other assets necessary for the current or future transmission and distribution of electricity by CL&P or its successors and assigns, (whether or not regarded as a "transmission" or "distribution" or asset for regulatory or accounting purposes) including all overhead and underground transmission and distribution lines and support equipment to the extent they relate to such assets and those assets and facilities for use or used by CL&P or others pursuant to an agreement or agreements with CL&P for telecommunications purposes.

   21. "Excluded Liabilities" shall have the meaning set forth in the Transfer Agreement.

   22. "Facilities" means the electric generating station located on the Land and commonly known as South Meadow generating facility, and the Jets.

   23.  "Facility Electricity" has the meaning set forth in Article IV (s).

   24. "Good Utility Practices" means any of the practices, methods and acts engaged in or approved by a majority of the electric utility industry during the relevant time period, or any of the practices, methods, or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

   25. "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority, but excluding CRRA and any subsequent owner of the Land (if otherwise a Governmental Authority under this definition).

   26.  "Grantee" means Connecticut Resource Recovery Authority.

   27.  "Grantor" means The Connecticut Light and Power Company.

   28. "Hazardous Substance" means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance that may give rise to liability pursuant to, or is listed or regulated under, or the human exposure to which or the Release of which is controlled or limited by applicable Environmental Laws; and (c) any materials or substances defined in Environmental Laws as "hazardous", "toxic", pollutant", or "contaminant", or words of similar meaning or regulatory effect.

   29. "Interconnection Agreement" means the Interconnection and Operation Agreement dated December 22, 2000 entered into between The Connecticut Light and Power Company and Connecticut Resources Recovery Authority, and on file or to be filed in the offices of CDPUC.

   30. "Jet License" means the operating and license agreement dated May 30, 2000 between the Parties, regarding the Jets, as amended.

   31. "Jets" means the four Pratt & Whitney FT4 gas turbine generating units located on the Land, as more particularly described in the Jet License.

   32.  "Land" means Parcel 2 described in Schedule A attached hereto.

   33. "Laws" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

   34. "Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due).

   35. "Licensed Environmental Professional" means an environmental professional licensed pursuant to C.G.S. Section 22a-133v.

   36. "Map" means the map entitled: "Map Showing Property of The Connecticut Light & Power Company To Be Conveyed To Connecticut Resources Recovery Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062 Date Dec. 15, 2000 Scale 1" = 100' Sheets 1, 2, 3 and 4 of 4 (the "Map"), a copy of which Map is on file in the office of the Hartford Town Clerk.

   37. "NECOM Agreement" means the Agreement by and between The Connecticut Light and Power Company, Northeast Utilities Service Company, Western Massachusetts Electric Company, Public Service Company of New Hampshire and NECOM LLC dated as of February 27, 1998 and recorded in Volume 3943, Pages 313 and 321 of the Hartford Land Records.

   38.  "New CL&P Facilities" has the meaning set forth in Article IV(i)(ii).

   39.  "Non-Easement Area" has the meaning set forth in Article IV(g).

   40. "Offsite Disposal Facility" means a location, other than the Site, which receives or received Hazardous Substances for storage, treatment or disposal by CL&P prior to the Closing Date or by CRRA after the Closing Date. For purposes of this Deed, Offsite Disposal Facility does not include any location to which Hazardous Substances Released at the Site have migrated through the Environment from the Site.

   41. "Operator" means the Person from time to time retained by CRRA to operate, maintain, repair and replace the Jets.

   42. "Parcel 1" means the parcel of land designated as "Parcel 1" on the Map.

   43. "Parcel 2" means the parcel of land designated as "Parcel 2" on the Map and as further described in Article II.

   44. "Parcel 3A" means the land described in Exhibit G attached hereto and made a part hereof.

   45. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

   46. "Premises" mean the Land, the buildings and improvements described in the second paragraph of Article II (less the Excluded Assets) and the CRRA Easements.

   47.  "RCSA" means Regulations of Connecticut Statute Agencies.

   48.  "Related Covenants and Agreements" has the meaning set forth in
Article IV.

   49. "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).


   50.  "Released Property" has the meaning set forth in Article II.

   51.  "Relocation Area" has the meaning set forth in Article IV(i)(ii).

   52. "Remediation" means any or all of the following activities to the extent required to address the presence, or Release, of Hazardous Substances:
(a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice from a Governmental Authority with competent jurisdiction under Environmental Laws or a written opinion of a Licensed Environmental Professional, as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws.

   53.  "Reserved Additional Easements" has the meaning set forth in Article
IV(g).

   54. "Reserved Easement Areas" has the meaning set forth in the first paragraph of Article III.

   55. "Reserved Easements" has the meaning set forth in the first paragraph of Article III.

   56. "RSRs" means Connecticut Remediation Standard Regulations, as amended, R.C.S.A. Section 22a-133k-l et seq.

   57. "Retained Parcel" means the parcel of land with all improvements thereon designated as Parcel 3 on the Map and as further described in Article II.

   58. "Site" means the Premises and improvements forming a part of, or used or usable in connection with the Facilities and the Retained Parcel. Any reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

   59.  "Termination Agreement" means the Mid-Connecticut Project
Termination, Assignment and Assumption Agreement.

   60. "T&D Facilities" means electrical transmission, distribution, and internal communication equipment, structures, and facilities, including, but not limited to, poles, towers, crossarms, foundations, guys, anchors, braces, relay/control equipment and enclosures, conduits, ducts, manholes, pipe cables, wires, cables, conductors, oil containing cables, oil pressurizing/ pumping equipment and enclosures, fences, other associated structures (not including buildings), improvements and appurtenances, and those assets and facilities for use or used by CL&P or others pursuant to an agreement or agreements with CL&P for telecommunication purposes, as supplemented by
Article III 1.(a) hereof.

   61. "Transfer Agreement" means the Title Transfer Agreement dated December 22, 2000 between CL&P and CRRA, a copy of which has been or will be filed in the offices of CDPUC.

   62. "Transmission/Distribution Area" has the meaning set forth in the first paragraph of Article III.


                     ARTICLE II.  Released Property:

     The property released from the Indenture of Mortgage and Deed of Trust from CL&P to Bankers Trust Company, Trustee dated as of May 1, 1921, as amended and supplemented, consists of:

   1. The parcel of land shown on the Map as Parcel 2, containing 69.42 acres, more or less, situated on Reserve Road and Maxim Road in the City and County of Hartford, State of Connecticut, more particularly described in Schedule A attached hereto and made a part hereof (the "Land"), together with the permanent rights appurtenant to the Land which are also set forth in Schedule A (the "CRRA Easements").

   2. The parcel of land shown on the Map as Parcel 3 containing ______ acres, more or less, situated on Reserve Road in said Hartford, more particularly described in Schedule B attached hereto and made a part hereof.
   3. All buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures and construction in progress, including all piping, cables and similar equipment, forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, and including all generating units, located on and affixed to the Land, but excluding the Excluded Assets.


ARTICLE III.	Reservation of Rights:

   1. In the Closing Deed, CL&P shall reserve to itself and to its successors and assigns forever the following perpetual rights and easements (the "Reserved Easements") in those portions of the Premises that are designated as "Ia" and "Ib" on the Map, which are more particularly described in Exhibit C attached hereto and made a part hereof (collectively sometimes the "Transmission/Distribution Area" and sometimes the "Reserved Easement Areas"):

(a)  Transmission, Distribution and Communication Easements.
Except as noted below with respect to CRRA's rights, the exclusive rights and easements to erect, install, construct, repair, maintain, replace, relocate, inspect, patrol, operate and remove upon, over, under, along and across the Transmission/ Distribution Area (i) T & D Facilities, (ii) pipelines with valves, tie-overs and other appurtenant facilities for the transmission or distribution of gas and all by-products thereof or any liquids, gases or substances that can be transported through a pipeline, and (iii) monuments and signs to locate the Reserved Easement Areas (the facilities, etc., under (ii) and (iii) are deemed to be included in the T&D Facilities) whether as presently used or as shall be used in the future, and to enter upon, travel and transport materials and equipment over, along and upon the Transmission/ Distribution Area, including if necessary or convenient in connection therewith, the right to grade, excavate, fill or otherwise improve said easement areas;

(b) Access Easements. The rights and easements, to be exercised in common with CRRA and with others legally entitled to the use of the same for similar purposes, to enter upon, travel and transport materials and equipment over and upon access roads, including without limit, the main access road running southeasterly from Reserve Road, passways, and driveways, as the same may exist from time to time within the limits of the Premises to the extent reasonably necessary for access to the Reserved Easement Areas, provided however, if any relocation or change in existing roads, passways or driveways from their present locations will impede or unreasonably interfere with CL&P's access necessary or appropriate to its exercise of the rights and easements reserved herein, CRRA shall, at its sole cost and expense, provide alternative routes for access which shall be practical for their intended use; and

(c) Trimming and Clearing Easements. The rights and easements to trim and keep trimmed, cut, clear and remove, by mechanical means or otherwise, trees or limbs and branches thereof, underbrush and other growth, any parts of which are within the limits of the Reserved Easement Areas or on adjoining portions of the Premises and which may interfere with the exercise of the rights and/or easements herein reserved, or any of them, or which may create a hazard; the right to control the growth of such trees, limbs, branches, underbrush and other growth by the use of chemicals, or otherwise, provided such right to use chemicals shall only apply to the use of chemicals which are allowed to be used for such purpose under applicable law and shall not apply to any area which at the time of exercising such right is used for growing crops, other than trees, or for mowing or grassland; the right to burn or otherwise dispose of all wood cut; the right to remove any structures within or projecting into the Reserved Easement Areas.

2. CL&P, on behalf of itself and its successors and assigns, hereby reserves and retains all of its right, title and interest in and to the NECOM Agreement.


ARTICLE IV.  Related Covenants and Agreements:

By the execution, acceptance and recording of the Closing Deed, CL&P and CRRA shall acknowledge and agree for themselves and their successors and
assigns as follows   (the "Related Covenants and Agreements"):

(a) Except as set forth in the following subparagraph (i), the Reserved Easements are intended to be in the nature of permanent easements for the benefit of CL&P, its successors and assigns, and are to be fully apportionable and fully assignable or transferable, all or in part.

(b) Other than as set forth in the following subparagraph (d), CRRA will not (i) erect any building or structure on, (ii) place or store any materials on, (iii) park or store any vehicles on, (iv) grade, excavate, fill or flood or (v) otherwise use the Reserved Easement Areas in any manner which, in the opinion of CL&P, will interfere with the exercise of the Reserved Easements, or any of them, or which may create a hazard.

(c) Except as set forth in the Interconnection Agreement, nothing shall be attached by CRRA to the property of CL&P installed by virtue of the Reserved Easements except such things as are placed thereon by CL&P.

(d)  CRRA shall have the right to use the Transmission/Distribution
Area for (i) agricultural purposes other than the growing of trees and shrubs; (ii) other purposes which, in the commercially reasonable opinion of CL&P, do not interfere with the exercise of the Reserved Easements, or any of them, and which do not create a hazard; and (iii) the uses that are permitted by guidelines adopted from time to time by CL&P as to uses that can be conducted within the limits of areas crossed by its overhead and/or underground electric lines.

(e) CRRA shall, upon request by CL&P, assist CL&P, at CL&P's cost, under CL&P's reasonable direction, in obtaining all permits, licenses, exemptions, waivers and other forms of approvals necessary and appropriate for CL&P's exercise of its rights under the Reserved Easements. In effectuation of CRRA's assistance hereunder, and without limiting the foregoing, CRRA, upon request by CL&P, promptly shall execute any and all such applications, petitions, and other documents that, pursuant to law or regulation, or in CL&P's reasonable opinion, require CRRA's signature provided the same do not impose any liability or obligations on CRRA.

(f) Other than as set forth in the following subparagraph (i), no cessation of use or operation of all or any portion of the Reserved Easements or of the Reserved Easement Areas by CL&P shall be deemed an abandonment thereof resulting in the termination of any aspect of the Reserved Easements, unless the holder of the Reserved Easements at the time of such cessation of use or operation releases to CRRA, in a written instrument in recordable form, its right in such Reserved Easements or any one or more of the same.

(g) CL&P shall have no rights in, or of use or access over, portions of the Premises outside the Reserved Easement Areas (the "Non-Easement Area") except (A) as set forth in Article III 1.(b) and III 1.(c) above, (B) as set forth in the Interconnection Agreement (C) CL&P shall have the right to own, operate, use, maintain, repair, replace and inspect (but not enhance or expand) the existing transmission, distribution and communication facilities including, without limitation, relays, controls, indicators, gauges, control cables and monitoring equipment as now located on or under the Premises outside of the Reserved Easement Areas but not including any microwave communications if the same currently exist and (D) CL&P shall have the non-exclusive rights and easements to install, test, repair, maintain, replace, relocate and operate cables, conduits and other appurtenances for telecommunication purposes, including the transmission of voice and data, to the phone room in the main plant on Parcel 2 and from there to
(x) the so-called jet shop on Parcel 2, (y) the substation control houses on the Retained Parcel and (z) such other locations that the Parties may mutually agree upon from time to time, those telecommunication facilities shall be for purposes of communications to facilities operated by CL&P on Parcel 2 and/or the Retained Parcel and shall be in locations that are mutually acceptable to the Parties, from time to time; the present locations of such facilities are hereby approved (those rights set forth in clause (A), (B), (C) and (D) of this Article IV(g) herein (the "Reserved Additional Easements").

(h) The preceding paragraph notwithstanding, CL&P shall have the right to operate, and maintain, repair and replace (but not enhance or expand) gas, water and sewer lines in their present locations to provide such services to the control buildings, located on Parcel 3A; and CRRA shall have the right to construct, operate, maintain, repair and replace gas, water, and other utility lines in mutually acceptable locations and of mutually acceptable design within the Reserved Easement Areas to the extent reasonably necessary for CRRA's existing or future use of the Non-Easement Area; provided, however, that: (i) in no event shall the construction, use and operation of such utility lines interfere with or be inconsistent with the rights and activities of the other Party (provided, that the use, operation and maintenance of the existing utility lines permitted by the Reserved Additional Easements by CL&P shall not be deemed to interfere with or be inconsistent with the rights and activities of CRRA) and (ii) said utility lines shall be subject to relocation (x) at the reasonable request (and the sole cost and expense) of CL&P in the case of lines placed by CRRA within the Reserved Easement Areas or (y) the reasonable request of CRRA pursuant and subject to the terms and provisions of the following subparagraph (i) in the case of Reserved Additional Easements within the Non-Easement Area.

(i) Within a reasonable period of time, giving due consideration to CL&P's engineering and construction resources and commitments, following the receipt of a written request from CRRA, CL&P shall relocate the relevant portions of its improvements, facilities and equipment from the Transmission/Distribution Area or the Non-Easement Area provided:

(i) the relocation shall be at the sole cost and expense of CRRA and all costs and expenses incurred by CL&P, including all costs and expenses to obtain the permits and approvals in the following subparagraph (ii), will be reimbursed to CL&P within ten
(10) days after written demand therefore by CL&P;

(ii) all permits and approvals required by any Governmental Authority for the removal and construction of new improvements, facilities and equipment (the "New CL&P Facilities") within the balance of the Transmission/ Distribution Area and/or an area provided by CRRA to CL&P (collectively the "Relocation Area") have been obtained by CL&P and CRRA shall at its sole cost and expense obtain all approvals that are required by any Governmental Authority because the area for the New CL&P Facilities is a wetland;

(iii) the proposed location for the New CL&P Facilities in the Relocation Area is suitable and appropriate for such intended uses and is consistent with sound engineering principles and Good
Utility Practices; and

(iv) with respect to the relocation of Facilities from the Transmission/Distribution Area, CRRA shall, at its sole cost and expense, obtain for, or grant to CL&P, permanent rights in the same form as the rights with respect to such facilities prior to relocation as set forth in this Deed, free and clear of liens (or otherwise with subordinations thereof to CL&P's rights), for any portion of a Relocation Area that is located outside of the Transmission/Distribution Area;

(v) with respect to the relocation of facilities which exist as a Reserved Additional Easement, CRRA shall, at its sole cost and expense, obtain for, or grant to, CL&P, permanent rights in the same form as the rights with respect to such facilities prior to relocation as set forth in this Deed, free and clear of liens (or otherwise with subordinations thereof to CL&P's rights), for any portion of a Relocation Area that is located outside of a Transmission/Distribution Area;

(vi) the parties shall reasonably coordinate their activities to minimize the disruption of CL&P's operations and to avoid, to the fullest extent possible, any threat to transmission or distribution system reliability and/or the provision of energy services to CL&P's customers.

	Upon the completion of the relocation of the CL&P improvements, facilities and equipment, the completion of the engineering and construction of the New CL&P Facilities in the Relocation Area, and upon the receipt of full reimbursement by CRRA to CL&P for the costs and expenses as provided in this subparagraph (i), CL&P shall promptly execute and deliver to CRRA an affidavit to that affect, and upon the recording of said affidavit in the Hartford Land
Records, all of the Reserved Easements and the Related Covenants and Agreements will cease and terminate as to so much of the Reserved Easement Areas that is no longer needed by CL&P for its T&D Facilities as reasonably determined by reference to then existing safety codes, governmental rules and regulations and Good Utility Practices, but such termination will not adversely affect the Reserved Easements and/or the Related Covenants and Agreements as to the balance of the Reserved Easement Areas.

(j) All future construction by CL&P of T&D Facilities within the limits of the Transmission/Distribution Area that are in addition to those T&D Facilities now located thereon, shall be completed in compliance with the applicable requirements of all Governmental Authorities having jurisdiction and the applicable requirements of the National Electrical Safety Code, in both cases, based on the assumption that the owner of the land adjacent to the Transmission/Distribution Area has constructed improvements on its land up to the edge of the Transmission/Distribution Area.

(k) No conveyance, assignment or transfer (each a "Conveyance") of the Premises, the Reserved Easements, the Related Covenants and Agreements or any of them, or of rights or obligations under this Deed by either CL&P or CRRA, shall relieve the party making the Conveyance, from full liability and financial responsibility for the performance of its obligations hereunder after any such Conveyance unless and until the transferee or the assignee of the Conveyance agrees in writing to assume the obligations under this Deed of the party making the Conveyance and the other party to this Deed has consented in writing to such assumption, such consent not to be unreasonably withheld.

(l) Except for the Excluded Liabilities, effective on and after the Effective Date CRRA does hereby, on behalf of itself, its successors, its successors in title to the Premises, its Affiliates and their respective representatives, agents, directors, officers, trustees, employees, servants, and their respective successors, assigns, heirs, executors and administrators (individually and collectively, "Releasors"), irrevocably and fully release and forever discharge CL&P, its Affiliates and their respective representatives, agents, directors, trustees, officers, employees, servants, and their respective successors, assigns, heirs, executors and administrators (individually and collectively, "Releasees"), of and from all Environmental Liabilities, including Environmental Claims, which against Releasees, Releasors ever had, now have or which Releasors hereafter can, shall or may have for, upon, or by reasons of, any matter, cause or thing whatsoever, direct or indirect, absolute or contingent, whether presently existing or made in the future arising from or relating to the Environmental Liabilities at the Site assumed by CRRA under Section 2.3 of the Transfer Agreement. The Excluded Liabilities are specifically excluded from the foregoing release.

(m) Effective on the Closing Date, with respect to the release set forth in Article IV (l) above, CRRA, on behalf of itself and the other Releasors, hereby irrevocably, fully and completely waives any and all rights, benefits and entitlements that each now has, or in the future may have conferred upon it by virtue of any statute or common law principle that provides that a general release does not extend to claims, losses or other liabilities that an entity does not know or suspect to exist in its favor at the time of such release, which if known, would have materially affected such person's settlement with the other entity. In furtherance of the foregoing, CRRA hereby acknowledges that factual matters now unknown to it or the other Releasors may have given or may hereafter give rise to claims, losses or other liabilities that are presently unknown, unanticipated and unsuspected, and each further expressly acknowledges that this Section of the Deed has been negotiated and agreed upon in light of that awareness.

(n) CRRA (including any Releasor for the purposes of this paragraph) will provide CL&P with an opportunity to review and comment on any Remediation which will take place within any Reserved Easement Area, within any area within which a Reserved Additional Easement is located or on the Retained Parcel. CRRA will use its best efforts to conduct any such Remediation, including in particular any excavation of soils and structures and the installation and maintenance of an engineered synthetic material cap undertaken to make soils inaccessible or environmentally isolated in accordance with the RSRs, in a manner which will not materially interfere with or delay CL&P's existing or future ability to construct, operate and maintain in the Reserved Easement Area, the area affected by the Reserved Additional Easements, and/or on the Retained Parcel, underground, above-ground or on-ground electric transmission and distribution facilities, including, but not limited to, the types of facilities listed in Exhibit D hereto. Once an area has been remediated in accordance with the RSRs, CL&P shall pay all costs to disturb and restore such area consistent with the RSRs, except for any incremental additional costs incurred as a result of CRRA's decision to use a synthetic material cap or other remediation technique which is more difficult to restore than a cap consisting of asphalt, concrete or a natural material, such as clay. CRRA shall pay any such additional incremental costs. Specifically, in the Reserved Easement Areas, the area affected by the Reserved Additional Easements, or on the Retained Parcel, unless such action by CRRA does not materially increase the time frame for performing repairs and maintenance, and CRRA pays any additional costs incurred by CL&P as a result of such actions, CRRA shall not: (i) raise the grade of any area under or adjacent to any existing overhead electric lines to a point where clearances required by the National Electrical Safety Code and/or the Connecticut Department of Public Utility Control cannot be met, or that could hamper access to CL&P facilities; or (ii) use an engineered, synthetic material cap in any area containing a manhole for underground electric facilities or containing on ground or buried electric facilities such as grounding grids, counterpoise, poles and foundations that cannot reasonably be accessed through a manhole, unless the cap can be penetrated, repaired and restored at a cost and within a time frame comparable to the cost and time frame for excavating, repairing and restoring a cap composed of asphalt, concrete or a natural material such as clay.

(o) To the extent deemed reasonable, CRRA or its assignee may elect to place Environmental Land Use Restrictions ("ELURs") pursuant to C.G.S. Section 22a-133n through Section 22a-133s and regulations promulgated thereunder, on the Hartford Land Records with reference to the entire Site or any portion thereof (collectively or individually referred to as "Subject Area") including without limitation upon (i) any Reserved Easement Area, (ii) any area within which a Reserved Additional Easement is located and (iii) the Retained Parcel, so as to permit CRRA or its assignee to take the benefit of less stringent remediation standards authorized by RSRs. Such ELURs may include: (A) prohibitions on residential use of the Subject Area; (B) prohibitions on the use of groundwater for drinking or other domestic purposes; and/or (C) restrictions on the right to disturb soil or construct buildings on the Subject Area.

(p) Pursuant to Connecticut General Statutes Section 22a-133o(b), Revision of 1958, revised to January 1, 1999 and Section 22a-133q-1(h) of the RCSA, CL&P hereby irrevocably subordinates its interest in the Reserved Easements, the Reserved Additional Easements and the Retained Parcel to any environmental land use restriction that may be placed on the Premises or the Retained Parcel by CRRA or its designee in accordance with RCSA Section 22a-133q, provided, however, that nothing in this subparagraph (p) shall amend, abridge or abrogate any other provisions of this Article IV.

(q) The term "including" when used in the Closing Deed shall be by way of example only and shall not be considered in any way to be in limitation. In the Closing Deed, the singular includes the plural and the plural the singular; references to Laws, unless otherwise specified, shall be deemed to include all corresponding provisions of subsequent or superseding laws and regulations affecting the same; references to agreements and other contractual instruments, unless otherwise specified, shall be deemed to include all subsequent amendments and other modifications to such instruments in accordance with the terms thereof; and the phrase "and/or" shall (unless otherwise expressly provided) be deemed to mean the words both preceding and following such phrase, or either of them.

Exhibits to the Release from Bankers Trust Company, Trustee of the South Meadow Plant


Exhibit A -   Released Property

Schedule A - Description of Parcel 2 and CRRA Easements
Schedule B - Description of Parcel 3

Exhibit B -   List of Excluded Assets

Exhibit C  -  Description of the Reserved Easement Areas

Exhibit D  -   Types of Facilities

Exhibit E   -   Description of Easement Area J

Exhibit F   -   Description of Easement Area K

Exhibit G  - Description of Parcel 3A


Schedule A

   ALL THAT CERTAIN PIECE OR PARCEL OF LAND located on the easterly side of Reserve Road and the northerly side of Maxim Road in the City of Hartford, County of Hartford and State of Connecticut, being shown and designated as "Parcel 2") on a certain map entitled "Map Showing Property of The Connecticut Light & Power Company To Be Conveyed To Connecticut Resources Recovery Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062 Date Dec. 15, 2000 Scale 1" = 100' Sheets 1, 2, 3 and 4 of 4 (the "Map"), a copy of which Map is on file in the office of the Hartford Town Clerk, and being more particularly bounded and described as follows:

   BEGINNING at a point where the western bank of the Connecticut River and the northerly line of land now or formerly City of Hartford intersect, said northerly line being an extension of the northerly street line of Maxim Road:

Thence along northerly line of land now or formerly City of Hartford on a the northerly street line of Maxim Road each in part the following courses and respective distances;

S 68 Degrees - 15' - 23" W, 975 feet more or less, to an iron pin,
S 73 Degrees - 02' - 53" W, 375.00 feet to a point in the easterly line of land now or formerly Connecticut Light & Power Company (Parcel 1).

Thence northerly, westerly, northerly and westerly again along land now or formerly Connecticut Light & Power Company (Parcel 1) the following courses and respective distances:

N 20 Degrees - 53' - 47" W, 762.47 feet to a point,
S 56 Degrees - 10' - 25" W, 142.47 feet to a point,
N 34 Degrees - 13' - 14" W, 198.37 feet to a point,
S 55 Degrees - 46' - 46" W, 460.00 feet to a point in the easterly street line of Reserve Road;

Thence N 34 Degrees - 13' - 14" W along said easterly street line of Reserve Road, 579.64 feet to a point in the southerly line of land now or formerly Connecticut Light & Power Company (Parcel 3);

Thence along land now or former Connecticut Light & Power Company (Parcel 3) the following courses and respective distances;

N 82 Degrees - 04' - 29" E, 332.30 feet to a point,
N 38 Degrees - 50' - 57" W, 420.45 feet to a point,
N 51 Degrees - 09' - 29" E, 546.50 feet to a point,
S 44 Degrees - 04' - 07" E, 38.17 feet to a point,
S 54 Degrees - 46' - 39" E, 71.53 feet to a point,
S 76 Degrees - 40' - 43" E, 72.96 feet to a point,
S 40 Degrees - 53' - 11" E, 103.83 feet to a point,
S 47 Degrees - 53' - 47" E, 123.03 feet to a point,
S 74 Degrees - 57' - 38" E, 39.90 feet to a point,
N 34 Degrees - 11' - 24" E, 154.74 feet to a point,
N 55 Degrees - 31' - 23" W, 36.00 feet to a point,
N 34 Degrees - 56' - 53" E, 47.11 feet to a point,
N 56 Degrees - 17' - 32" W, 33.57 feet to a point,
N 33 Degrees - 17' - 46" E, 25.39 feet to a point,
N 55 Degrees - 09' - 26" W, 2.69 feet to a point,
N 64 Degrees - 31' - 55" W, 27.62 feet to a point,
N 55 Degrees - 15' - 00" W, 13.57 feet to a point,
N 49 Degrees - 02' - 47" W, 31.76 feet to a point,
N 29 Degrees - 28' - 30" E, 15.87 feet to a point,
N 51 Degrees - 05' - 04" W, 128.44 feet to a point,
N 48 Degrees - 41' - 26" W, 324.14 feet to a point,
S 55 Degrees - 32' - 16" W, 109.48 feet to a point,
S 55 Degrees - 33' - 03" W, 228.07 feet to a point, in the easterly line of land now or formerly city of Hartford

Thence generally northwesterly along land now or formerly City of Hartford, easterly street line of Reserve Road and land of State of Connecticut, each in part, the following courses and respective distances;

N 55 Degrees - 41' - 03" W, 36.57 feet to a point of curvature,

Along a curve to the right having a central angle of 8 Degrees - 33' - 54", a radius of 3011.88 feet and an arc length of 450.24 feet to a point in the easterly street line of Reserve Road,

Along a curve to the left having a central angle of 28 Degrees - 59' - 32", a radius of 380.96 feet and an arc length of 192.77 feet to a point,

N 44 Degrees - 06' - 17" W, 354.44 feet to a point of curvature,

Along a curve to the left having a central angle of 00 Degrees - 53' - 40", a radius of 2614.00 feet and an arc length of 40.81 feet to a point,

N 49 Degrees - 28' - 49" E, 93.13 feet to a point of curvature,

Along a curve to the left having a central angle of 00 Degrees- 32' - 20", a radius of 2697.00 feet and an arc length of 25.37 feet to a point in the westerly line of land now or formerly City of Hartford;

Thence generally southeasterly along land now or formerly City of Hartford the following course and respective distances;

S 58 Degrees - 40' - 37" E, 324.28 feet to a point,
S 64 Degrees - 29' - 57" E, 519.78 feet to a point,
S 25 Degrees - 30' - 03" W, 6.00 feet to a point of curvature,

Along a curve to the right having a central angle of 10 Degrees - 23' - 24", a radius of 2000.00 feet and an arc length of 362.68 feet to a point;

N 55 Degrees - 48' - 37" E, 195 feet more or less to a point on the westerly bank of the Connecticut River.

Thence generally southerly along a meandering line being the westerly bank of the Connecticut River 2500 feet more or less to the point of beginning.

TOGETHER WITH the following perpetual rights, privileges and easements, to be exercised in common with CL&P and others legally entitled to the use of the same:

1. To (i) lay, construct, maintain, operate, use, alter, replace and rebuild within Easement Area J as described in Exhibit E attached hereto ("Easement Area J") and within Easement Area K as described in Exhibit F attached hereto ("Easement Area K") a roadway to provide vehicular and pedestrian passage over and through Easement Area J and Easement Area K; (ii) pass and repass by foot or vehicle over said roadways for all purposes for which a public highway generally is used and (ii) enter upon said Easement Area J and Easement Area K for the purpose of constructing, reconstructing, inspecting and maintaining any road constructed thereon.

2. To (i) lay, construct, maintain, operate, use, replace, repair and rebuild under Easement Area J electric, telephone, gas, water and other utility systems, a sewerage system and a storm drainage system, consisting of wires, cables, conduits, pipes and other fixtures and appurtenances, including manholes, useful for providing electric, telephone, gas, water and other utility service and for providing a sewerage system and/or a storm drainage system servicing land of CRRA; (ii) provide electric, telephone, gas, water and other utility services and sewage disposal and storm drainage by means of the same; and (iv) enter upon Easement Area J for the purposes of constructing, reconstructing, inspecting or maintaining the same.

     3. Own, operate, use, maintain, repair, replace and inspect (but not enhance or expand) on and under the Retained Parcel, CRRA's facilities, if any, and the existing facilities that were acquired by CRRA from CL&P by virtue of the Closing Deed or the Closing Bill of Sale and which are used in connection with the generation facilities on the Premises pursuant to the terms of the Interconnection Agreement.

     4. To enter upon the Retained Parcel for the purposes of performing, and the right to perform, Remediation within the Retained Parcel as required by any obligations which CRRA has to CL&P resulting from the Transfer Agreement.

     5. To place restrictions upon the Premises and the Retained Parcel by recording ELURs on the Hartford Land Records as provided in Article IV(o) of the Related Covenants and Agreements which ELURs shall be prior in right to CL&P's rights under the Retained Easements, the Retained Additional Easements and to CL&P's rights within the Retained Parcel, all as defined in the attached Exhibit A.

      6. To drain storm water from the Premises onto Parcel 1. CL&P acknowledges and agrees that the existing topography of the Premises and Parcel 1 is such that storm water currently drains from the Premises onto Parcel 1. CL&P further acknowledges that by virtue of CRRA's Remediation activities on the Premises which CRRA is required to perform in connection with its acquisition of the Premises hereunder, increased amounts of storm water from that which currently occurs may drain onto Parcel 1. CRRA agrees that if, at no expense to CRRA, (i) CL&P constructs an underground storm water drainage system to carry storm water from Parcel 1 into a municipal storm water drainage system, (ii) CL&P obtains all necessary permits and approvals for storm water runoff from the Premises to discharge into such municipal storm water drainage system and (iii) CL&P will pay all costs to construct an underground storm water drainage system on the Premises (including any costs of Remediation which is required due to the construction of such underground storm water drainage system) to collect the storm water which would otherwise drain onto Parcel 1 and have it instead collect in, and run through, such storm water drainage system into the municipal storm water drainage system, CRRA will grant to CL&P an easement on the Premises to construct such underground storm water drainage system in a location which is acceptable to CRRA and which does not interfere with any improvements then on the Premises. Notwithstanding the foregoing, in the event that any activities or construction by CRRA after the Effective Date would otherwise result in or do result in increased amounts of storm water over Parcel 1 from that which results or could result from a storm water event on the Effective Date given the existing conditions at the Site and on Parcel 1 as of the Effective Date, then CRRA will reimburse CL&P on demand for all costs and expenses CL&P incurs for drainage system improvements to the municipal storm water system reasonably required as a result of such increased amounts of storm water after the Effective Date. To establish baseline conditions as of the Effective Date, CRRA and CL&P will jointly commission Fuss & O'Neill, Inc. or another mutually agreeable engineering firm to produce a baseline study of drainage conditions as of the Effective Date, and CRRA and CL&P shall share equally in the cost of such baseline study.



Schedule B

LEGAL DESCRIPTION OF PARCEL 3


   ALL THAT CERTAIN piece or parcel of land located on the easterly side of Reserve Road in the City of Hartford, County of Hartford and State of Connecticut shown and designated as "Parcel 3 Area = 455,477 Sq. Ft. (10.45 Acres)" on a certain map entitled "Map Showing Property To Be Retained By The Connecticut Light & Power Company (Parcel 3) Reserve Road Hartford, Connecticut", prepared by HRP Associates Inc. 167 New Britain Avenue Plainville, CT 06062 Scale 1" = 100' Date Dec. 15, 2000 Project No. CRR0064SW CRR0067SW CRR0092SW Sheet 4 of 4 (the "Map"), a copy of which Map is on file in the Office of the Hartford Town Clerk and being more particularly bounded and described as follows:

   BEGINNING at a monument found in the easterly street line of Reserve Road, which point marks the northwestern corner of the herein described parcel; thence N 55 Degrees 46' 57" E for a distance of 536.04 feet along land now or formerly of the City of Hartford to a point; thence N 55 Degrees 33' 03" E for a distance of 228.07 feet to a point; thence N 55 Degrees 32' 16" E for a distance of 109.48 feet to a point; thence S 48 Degrees 41' 26" E for a distance of 324.14 feet to a point; thence S 51 Degrees 05' 04" E for distance of 128.44 feet to a point; thence S 29 Degrees 28' 30" W for a distance of 15.87 feet to a point; thence S 49 Degrees 02' 47" E for a distance of 31.76 feet to a point; thence S 55 Degrees 15' 00" E for a distance of 13.57 feet to a point; thence S 64 Degrees 31' 55" E for a distance of 27.62 feet to a point; thence S 55 Degrees 09' 26" E for a distance of 2.69 feet to a point; thence S 33 Degrees 17' 46" W for a distance of 25.39 feet to a point; thence S 56 Degrees 17' 32" E for a distance of 33.57 feet to a point; thence S 34 Degrees 56' 53" W for a distance of 47.11 feet to a point; thence S 55 Degrees 31' 23" E for a distance of 36.00 feet to a point; thence S 34 Degrees 11' 24" W for a distance of 154.74 feet to a point; thence N 74 Degrees 57' 38" W for a distance of 39.90 feet to a point; thence N 47 Degrees 53' 47" W for a distance of 123.03 feet to a point; thence N 40 Degrees 53' 11" W for a distance of 103.83 feet to a point; thence N 76 Degrees 40' 43" W for a distance of 72.96 feet to a point; thence N 54 Degrees 46' 39" W for a distance of 71.53 feet to a point; thence N 44 Degrees 04' 07" W for a distance of 38.17 feet to a point; thence S 51 Degrees 09' 29" W for a distance of 546.50 feet to a point; thence S 38 Degrees 50' 57" E for a distance of 420.45 feet to a point; thence S 82 Degrees 04' 29" W for a distance of 332.30 feet to a point on the easterly street line of Reserve Road, the last twenty-three (23) courses being along land now or formerly of The Connecticut Light & Power Company; thence N 34 Degrees 13' 14" W for a distance of 276.72 feet to a monument found; thence along an arc curving to the right having a radius of 359.26 feet and a central angle of 43 Degrees 10' 31" for a distance of 270.72 feet to a point; thence N 08 Degrees 57' 17" E for a distance of 58.01 feet to the point and place of beginning, the last three (3) courses being along the easterly street line of Reserve Road.



EXHIBIT E

LEGAL DESCRIPTION OF EASEMENT AREA J


   ALL THAT CERTAIN PIECE OR PARCEL OF LAND located in the City of Hartford, County of Hartford and State of Connecticut, being designated as "Permanent Right of Way J in Favor of Connecticut Resources Recovery Authority For Ingress and Egress; Installation of Underground Utilities, Maintenance and Approval To Improve Access Road To CRRA's Land Through The Gate 40 Entrance (Area = 29,828 sf/0.68 Acres)" on a certain map entitled "Map Showing Property of The Connecticut Light & Power Company To Be Conveyed To Connecticut Resources Recovery Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062, Scale 1" = 100' Date Dec. 15, 2000 Project No. CRR0064SW CRR0067SW CRR0092SW Sheet 1, 2, 3 and 4 of 4" (the "Map"), a copy of which Map is on file in the Office of the Hartford Town Clerk, and being more particularly bounded and described as follows:

   Beginning at a point on the easterly street line of Reserve Road, which point marks the northwestern corner of the parcel herein described and which point is S 34 Degrees 13' 14" E a distance of 195.21 feet from the northwest corner of land shown and designated on the Map as "Parcel 1"; thence N 56 Degrees 10' 25" E for a distance of 602.47 feet to a point which marks the northeastern corner of the herein described parcel; thence S 20 Degrees 53' 47" E for a distance of 51.30 feet to a point which marks the southeastern corner of the herein described parcel; thence S 56 Degrees 10' 25" W for a distance of 590.66 feet to a point; thence N 34 Degrees 13' 14" W for a distance of 50.00 feet to the point and place of beginning.




EXHIBIT F

LEGAL DESCRIPTION OF EASEMENT AREA K


   ALL THAT CERTAIN PIECE OR PARCEL OF LAND located in the City of Hartford, County of Hartford and State of Connecticut, being designated as "Permanent Right of Way K in Favor of Connecticut Resources Recovery Authority For Ingress and Egress Area = 10,055 sf (0.23 Acres)" on a certain map entitled "Map Showing Property of The Connecticut Light & Power Company To Be Conveyed To Connecticut Resources Recovery Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062, Scale 1" = 100' Date Dec. 15, 2000 Project No. CRR0064SW CRR0067SW CRR0092SW Sheet 1, 2, 3 and 4 of 4" (the "Map"), a copy of which Map is on file in the Office of the Hartford Town Clerk, and being more particularly bounded and described as follows:

   Beginning at a point on the easterly boundary line of land shown as "Parcel 3" on the Map, which point is the northeast corner of the parcel herein described and which point is S 48 Degrees 41' 26" E a distance of
324.14 feet from the northwest corner of the aforesaid Parcel 3 as shown on the Map; thence S 34 Degrees 25' 53" W a distance of 186.27 feet to a point; thence S 12 Degrees 14' 59" W a distance of 39.22 feet to a point which marks the southeast corner of the herein described parcel; thence N 76 Degrees 40' 43" W a distance of 72.95 feet to a point which marks the southwest corner of the herein described parcel; thence N 41 Degrees 25' 47" E a distance of
154.76 feet to a point; thence N 39 Degrees 55' 29" E a distance of 32.93 feet to a point; thence N 22 Degrees 36' 10" E for a distance of 69.45 feet to a point which marks the northwest corner of the herein described parcel; thence S 51 Degrees 05' 04" E for a distance of 46.81 feet to the point and place of beginning.



EXHIBIT G

DESCRIPTION OF PARCEL 3A

   ALL THAT CERTAIN piece or parcel of land located on the easterly side of Reserve Road in the City of Hartford, County of Hartford and State of Connecticut shown and designated as "Parcel 3A Area = 151,263 Sq. Ft. (3.47 Acres)" on a certain map entitled "Map Showing Subdivision of Parcel 3 Scheme B Reserve Road Hartford, Connecticut", prepared by HRP Associates Inc. 167 New Britain Avenue Plainville, CT 06062 Scale 1" = 100' Date Dec. 15, 2000 Project No. CRR0064SW CRR0067SW CRR0092SW (the "Map") and being more particularly bounded and described as follows:

   BEGINNING at a point which marks the northwestern corner of the herein described parcel and the northeastern corner of Parcel 3B as shown on the Map (which point is N 55 Degrees 46' 57" E a distance of 536.04 feet and N 55 Degrees 33' 03" E for a distance of 108.29 feet from the easterly streetline of Reserve Road); thence N 55 Degrees 33' 03" E for a distance of 119.78 feet to a point; thence N 55 Degrees 32' 16" E for a distance of 109.48 feet to a point; thence S 48 Degrees 41' 26" E for a distance of 324.14 feet to a point; thence S 51 Degrees 05' 04" E for distance of 128.44 feet to a point; thence S 29 Degrees 28' 30" W for a distance of 15.87 feet to a point; thence S 49 Degrees 02' 47" E for a distance of 31.76 feet to a point; thence S 55 Degrees 15' 00" E for a distance of 13.57 feet to a point; thence S 64 Degrees 31' 55" E for a distance of 27.62 feet to a point; thence S 55 Degrees 09' 26" E for a distance of 2.69 feet to a point; thence S 33 Degrees 17' 46" W for a distance of 25.39 feet to a point; thence S 56 Degrees 17' 32" E for a distance of 33.57 feet to a point; thence S 34 Degrees 56' 53" W for a distance of 47.11 feet to a point; thence S 55 Degrees 31' 23" E for a distance of 36.00 feet to a point; thence S 34 Degrees 11' 24" W for a distance of 154.74 feet to a point; thence N 74 Degrees 57' 38" W for a distance of 39.90 feet to a point; thence N 47 Degrees 53' 47" W for a distance of 123.03 feet to a point; thence N 40 Degrees 53' 11" W for a distance of 103.83 feet to a point; thence N 76 Degrees 40' 43" W for a distance of 72.96 feet to a point; thence N 54 Degrees 46' 39" W for a distance of 71.53 feet to a point; thence N 44 Degrees 04' 07" W for a distance of 38.17 feet to a point; the last twenty (20) courses being along land now or formerly of The Connecticut Light & Power Company; thence N 44 Degrees 04' 07" W for a distance of 89.14 feet to a point; thence N 38 Degrees 32' 05" W for a distance of 161.97 feet to the point and place of beginning, the last two (2) courses being along Parcel 3B as shown on the Map.

SCHEDULES

Schedule 2.1(a)(i)	-	Real Property Description
Schedule 2.1(a)(ii)	-	Additional Real Property Matters
Schedule 2.1(b)	-	Personal Property to be Acquired; Inventory
Schedule 2.1(d)	-	Permits
Schedule 2.1(e)	-	Assumed Contracts
Schedule 2.1(g)	-	Name of Facilities
Schedule 2.2(a)	-	Excluded T&D Assets
Schedule 2.6(a)(i)	-	Pre-Approved Capital Expenditures
Schedule 2.10(l)	-	Matters for Opinion from Counsel to CL&P
Schedule 2.11(i)	-	Matters for Opinion from Counsel to CRRA
Schedule 3.3		-	Matters of Noncontravention
Schedule 3.5		-	Title Commitment
Schedule 3.6(a)	-	Non-Compliance with Laws
Schedule 3.8(a)	-	Contracts
Schedule 3.8(b)	-	Exceptions to Contract Obligations
Schedule 3.9		-	Insurance
Schedule 3.10		-	Litigation
Schedule 3.11		-	Condemnation
Schedule 3.14		-	Year 2000 Computer Problem Performance
Schedule 3.15		-	Employee Matters
Schedule 4.3		-	Noncontravention Disclosures
Schedule 5.12(d)	-	Types of CL&P Facilities in Reserved Easement Areas
Schedule 6.1(c)	-	CL&P's Regulatory Approvals
Schedule 6.1(d)	-	CRRA's Regulatory Approvals
Schedule 6.1(j)	-	Schedule of Specific Permits


SCHEDULE 2.1(a)(i)

REAL PROPERTY DESCRIPTION


	ALL THAT CERTAIN PIECE OR PARCEL OF LAND located on the easterly side of Reserve Road and the northerly side of Maxim Road in the City of Hartford, County of Hartford and State of Connecticut, being shown and designated as "Parcel 2") on a certain map entitled "Map Showing Property of The Connecticut Light & Power Company To Be Conveyed To Connecticut Resources Recovery
Authority Maxim & Reserve Roads Hartford, Connecticut" prepared by HRP Associates, Inc. 167 New Britain Avenue, Plainville, CT 06062 Date Dec. 15, 2000 Scale 1" = 100' Sheets 1, 2, 3 and 4 of 4 (the "Map"), a copy of which Map is on file in the office of the Hartford Town Clerk. A legal description of Parcel will be developed by the parties for incorporation into the Deed.

	TOGETHER WITH the following perpetual rights, privileges and easements, to be exercised in common with CL&P and others legally entitled to the use of the same:

	1.	To (i) lay, construct, maintain, operate, use, alter, replace and rebuild within Easement Area J as described in the Deed and within Easement
Area K as described in the Deed a roadway to provide vehicular and pedestrian passage over and through Easement Area J and Easement Area K; (ii) pass and repass by foot or vehicle over said roadways for all purposes for which a public highway generally is used and (ii) enter upon said Easement Area J and Easement Area K for the purpose of constructing, reconstructing, inspecting and maintaining any road constructed thereon.

	2.	To (i) lay, construct, maintain, operate, use, replace, repair and rebuild under Easement Area J electric, telephone, gas, water and other utility systems, a sewerage system and a storm drainage system, consisting of wires, cables, conduits, pipes and other fixtures and appurtenances, including manholes, useful for providing electric, telephone, gas, water and other utility service and for providing a sewerage system and/or a storm drainage system servicing land of CRRA; (ii) provide electric, telephone, gas, water and other utility services and sewage disposal and storm drainage by means of the same; and (iv) enter upon Easement Area J for the purposes of constructing, reconstructing, inspecting or maintaining the same.

	3.	Own, operate, use, maintain, repair, replace and inspect (but not enhance or expand) on and under the Retained Parcel, CRRA's facilities, if any, and the existing facilities that were acquired by CRRA from CL&P by virtue of the Deed or the Bill of Sale and which are used in connection with the generation facilities on the Premises pursuant to the terms of the Interconnection Agreement.

	4.	To enter upon the Retained Parcel for the purposes of performing, and the right to perform, Remediation within the Retained Parcel as required by any obligations which CRRA has to CL&P resulting from the Transfer Agreement.

	5.	To place restrictions upon the Premises and the Retained Parcel by recording ELURs on the Hartford Land Records as provided in Article IV(o) of the Deed which ELURs shall be prior in right to CL&P's rights under the Retained Easements, the Retained Additional Easements and to CL&P's rights within the Retained Parcel, all as defined in the Deed.

	6.	To drain storm water from the Premises onto Parcel 1.  CL&P
acknowledges and agrees that the existing topography of the Premises and Parcel 1 is such that storm water currently drains from the Premises onto Parcel 1. CL&P further acknowledges that by virtue of CRRA's Remediation activities on the Premises which CRRA is required to perform in connection with its acquisition of the Premises hereunder, increased amounts of storm water from that which currently occurs may drain onto Parcel 1. CRRA agrees that if, at no expenses expense to CRRA, (i) CL&P constructs an underground storm water drainage system to carry storm water from Parcel 1 into a municipal storm water drainage system, (ii) CL&P obtains all necessary permits and approvals for storm water runoff from the Premises to discharge into such municipal storm water drainage system and (iii) CL&P will pay all costs to construct an underground storm water drainage system on the Premises (including any costs of Remediation which is required due to the construction of such underground storm water drainage system) to collect the storm water which would otherwise drain onto Parcel 1 and have it instead collect in, and run through, such storm water drainage system into the municipal storm water drainage system, CRRA will grant to CL&P an easement on the Premises to construct such underground storm water drainage system in a location which is acceptable to CRRA and which does not interfere with any improvements then on the Premises.Notwithstanding the foregoing, in the event that any activities or construction by CRRA after the Effective Date would otherwise result in or do result in increased amounts of storm water over Parcel 1 from that which results or could result from a storm water event on the Effective Date given the existing conditions at the Site and on Parcel 1 as of the Effective Date, then CRRA will reimburse CL&P on demand for all costs and expenses CL&P incurs for drainage system improvements to the municipal storm water system reasonably required as a result of such increased amounts of storm water after the Effective Date. To establish baseline conditions as of the Effective Date, CRRA and CL&P will jointly commission Fuss & O'Neill, Inc. or another mutually agreeable engineering firm to produce a baseline study of drainage conditions as of the Effective Date, and CRRA and CL&P shall share equally in the cost of such baseline study.


SCHEDULE 2.1(a)(ii)

ADDITIONAL REAL PROPERTY MATTERS



1.	Liens on the Real Property.

The following Liens shall constitute Permitted Encumbrances:

(a)	Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose.

(b)	Real Estate Taxes and Assessments (including Liens not yet due and payable) as follows:

	AS TO LIST #18452-R-2: Taxes to the City of Hartford on the List of October 1, 1999 in the total amount of $418,701.02, first half paid, second half not yet due and payable.

	AS TO LIST #18448-R-5: Taxes to the City of Hartford on the List of October 1, 1999 in the total amount of $19,821.75, first quarter paid, second, third and fourth quarters not yet due and payable.

(c)	Rights of others in and to Old Meadow cited in deeds of parcels to The
Hartford Electric Light Company.

(d)	Rights of proprietors of South Meadows to cross land of Colt's Patent Fire
Arms Manufacturing Company as cited in a deed from said Colt's Patent Fire Arms Manufacturing Company to The Hartford Electric Light Company dated May 7, 1919 and recorded in Volume 470, Page 325 of the Hartford Land Records.

(e)	Pipe line rights and rights of way set forth in an Agreement between
Standard Oil Company of New York and The Hartford Electric Light Company dated October 31, 1919 and recorded in Volume 486, Page 11 of the Hartford Land Records; as amended by Memorandum of Agreement dated April 2, 1945 and recorded in Volume 778, Page 226 of said Land Records; and as partially released in a Quit Claim Deed from Socony Mobil Oil Company, Inc. to The Hartford Electric Light Company dated November 3, 1961 and recorded in Volume 1072, Page 589 of said Land Records.

(f)	Rights of way for oil pipes as reserved by Standard Oil Company of New
York in Quit Claim Deeds to The Hartford Electric Light Company dated August 4, 1922 and recorded in Volume 527, Page 259 of the Hartford Land Records and dated August 28, 1928 and recorded in Volume 651, Page 201 of said Land Records. Together with rights of access and subject to conditions for moving pipe line.

(g)	Use Restriction against the sale or storage of petroleum products as contained in Quit Claim Deed from Standard Oil Company of New York to The Hartford Electric Light Company dated September 28, 1928 and recorded in Volume 651, Page 201 of the Hartford Land Records.

(h)	Layout of Clark Dike by the Court of Common Council of the City of
Hartford dated June 10, 1929.

(i)	Easement for the construction, operation and maintenance of flood control works taken by the City of Hartford, as reported in the Journal of the Common Council of the City of Hartford on May 24, 1943.

(j)	Agreement between The City of Hartford and Koppers Gas and Coke Company
dated June 15, 1936 and recorded in Volume 713, Page 464 of the Hartford Land Records (regarding easements for dike purposes) is cited in a Warranty Deed from Curtis M. Middlebrook to The Hartford Electric Light Company dated
March 9, 1948 and recorded in Volume 780, Page 376 of said Land Records.

(k)	Memorandum of Agreement between The Hartford Electric Light Company, the
City of Hartford and the State of Connecticut and dated November 8, 1949 and recorded in Volume 780, Page 580 of the Hartford Land Records, as amended by amendments recorded in Volume 961, Page 20, Volume 961, Page 23, Volume 1087, Page 335 and in Volume 1175, Page 620, all in the Hartford Land Records.

(l)	Right to connect railroad siding as reserved by the City of Hartford in a
Quit Claim Deed to The Hartford Electric Light Company dated January 8, 1951 and recorded in Volume 876, Page 429 of the Hartford Land Records.

(m)	Easement from The Hartford Electric Light Company to the State of
Connecticut dated December 14, 1954 and recorded in Volume 950, Page 533 of the Hartford Land Records. (For fully maintaining highway and bridge)

(n)	Easement from The Hartford Electric Light Company to The Hartford Gas
Company dated June 8, 1955 and recorded in Volume 961, Page 231 of the Hartford Land Records.

(o)	Possible easement as evidenced by a Certificate of Certain Rights Acquired for Proposed Sewer by The Metropolitan District recorded on September 29, 1959 and recorded in Volume 1033, Page 43 of the Hartford Land Records. (NOTE:
Unable to locate map and, therefore, exact location of easement is unknown)

(p)	Easement for pipe line from The Hartford Electric Light Company to Socony
Mobil Oil Company, Inc. and Magnolia Pipe Line Company dated May 17, 1961 and recorded in Volume 1072, Page 591 of the Hartford Land Records.

(q)	Easement for flood control facilities from The Hartford Electric Light
Company to The Greater Hartford Flood Commission dated February 13, 1963 and recorded in Volume 1099, Page 392 of the Hartford Land Records.

(r)	Agreement between The Hartford Electric Light Company and The Metropolitan
District dated October 21, 1963 and recorded in Volume 1111, Page 730 of the Hartford Land Records. (Sewer connection charge)

(s)	Certificate of Certain Rights Acquired For Proposed Force Mains by The
Metropolitan District dated March 14, 1972 and recorded in Volume 1299, Page 198 of the Hartford Land Records. (In Reserve Road, which is a public street)

(t)	Right of way and easement from The Hartford Electric Light Company to The
Southern New England Telephone Company dated August 31, 1973 and recorded in Volume 1385, Page 151 of the Hartford Land Records.

(u)	Agreement between The Hartford Electric Light Company and The Metropolitan
District dated November 21, 1973 and recorded in Volume 1400, Page 163 of the Hartford Land Records.

(v)	Sewer Easement from The Hartford Electric Light Company to The
Metropolitan District dated August 29, 1977 and recorded in Volume 1614, Page 271 of the Hartford Land Records. (10 foot wide sewer easement)

(w)	Terms and conditions of a Permit to the Connecticut Resources Recovery
Authority, Metropolitan District Commission and The Connecticut Light and Power Company For The Construction and Operation of a Regional Solid Waste Resource Recovery Plant Located on Reserve Road in the City of Hartford, Connecticut from the State of Connecticut, Department of Environmental Protection dated February 11, 1985 and recorded in Volume 2253, Page 25 of the Hartford Land Records.

(x)	Easement taken by the State of Connecticut as set forth in a Certificate of Taking dated February 9, 1988 and recorded in Volume 2733, Page 222 of the Hartford Land Records.

(y)	Certificate of rights acquired for proposed sewer from The Connecticut
Light and Power Company by The Metropolitan District dated June 14, 1993 and recorded in Volume 3375, page 23 of the Hartford Land Records.

(z)	Orders issued by the State of Connecticut Department of Environmental
Protection against The Connecticut Light and Power Company and Connecticut Resource Recovery Authority as follows:

	(i)	Notice of Bureau of Air Management Order (Bureau of Air Management
Order No. 1494) recorded on May 6, 1997 in Volume 3817, Page 29 of the Hartford Land Records; and

	(ii)	Notice of Bureau of Air Management Order (Bureau of Air Management
Order No. 8116) recorded on July 21, 1997 in Volume 3844, Page 155 of the
Hartford Land Records, as amended by Addendum No. 1 to Order No. 8116 dated
March 23, 1998 and recorded in Volume 3933, Page 292 of the Hartford Land
Records; and as further amended by Addendum No. 2 to Order No. 8116 dated June
25, 1998 and recorded in Volume 3972, Page 61 of the Hartford Land Records.

(aa)	Agreement granting use of certain structures to install fiber optic cable among Northeast Utilities Service Company, The Connecticut Light and Power Company, Western Massachusetts Electric Company and Public Service Company of
New Hampshire and NECOM LLC dated February 27, 1998 and recorded in Volume
3943, Page 313 of the Hartford Land Records.

(bb)	Short Form Agreement for the Provision of Fiber Optic Facilities and
Services (easement) among Northeast Utilities Service Company, The Connecticut Light and Power Company, Western Massachusetts Electric Company and Public Service Company of New Hampshire and NECOM LLC dated February 27, 1998 and recorded in Volume 3943, Page 321 of the Hartford Land Records.

(cc)	Riparian rights and, to the extent navigable, rights of navigation of others in and to the waters of any and all rivers and streams crossing or abutting the subject premises.

(dd)	The title to the original bed of any navigable river or stream crossing or abutting the subject premises, as the same may have been increased by accretion and reliction, may be in the State of Connecticut.

(ee)	All matters recorded on the land records of the City of Hartford.

2.	Excluded Liens.

The following Liens shall be released on or before the Closing Date:

(a)	Mortgage Indenture

3.	Licenses.

The following Licenses shall constitute Permitted Encumbrances to the extent that the same are deemed to be Liens:

License Agreement: December 15, 1998 through November 14, 2001 with Resource Recovery Systems of Connecticut, Inc., an Ogden Company, for office and storage space for their NE Region Maintenance Office. Approximately 1040 sq. ft. of space is occupied in the building by Gate 40. Fee is $10,000/yr., with 1/2 credit for building improvements up to one year's license fee. Can be canceled in 90 days with written notice by either party.

License Agreement: May 1, 1996 through April 30, 2006 with Martin Media to enter upon the property to construct, maintain, utilize and reconstruct if necessary a two sided billboard for advertising purposes. Fee is approximately $20,000/yr. Can be canceled in 60 days with written notice by either party.

License Agreement: March 1, 1998 through February 28, 2003 with TCI Cable Vision of Central to install, construct, repair, trench and maintain cables and conduits on Licenser's land located on the easterly side of Reserve Road in Hartford, Connecticut. Fee is approximately $2,100/yr. Can be canceled in 30 days with written notice by either party.


SCHEDULE 2.1(b)

PERSONAL PROPERTY TO BE ACQUIRED; INVENTORY


EQUIPMENT, MACHINERY, VEHICLES, INTELLECTUAL PROPERTY

A.	Machinery and Equipment

	Unit 5
	*GE 45,000 KW Turbine/Generator and all ancillary systems
	Westinghouse Condenser
	Air Ejector System
	Circulating Water System
	Service Water System
	Fire Protection System
Auxiliary electrical system including uninterruptible power supply systems
	Service and Instrument air compressors and tanks

	Unit 6
	*GE 45,000 KW Turbine/Generator and all ancillary systems
	Westinghouse Condenser
	Air Ejector System
	Circulating Water System
	Service Water System
	Fire Protection System
Auxiliary electrical system including uninterruptible power supply systems
	Service and Instrument air compressors and tanks

*CL&P makes no warrantee as to the output to be obtained by CRRA from Units 5 and 6

	Unit 11 - Unit 14
	4- Pratt and Whitney Self Contained 40MW Units (FT4 Twin Power Pac's ) All controls and auxiliary equipment

	Auxiliary Steam Systems
	B & W Number 9 and 10 auxiliary boilers
	Fuel oil Tank For Boiler Number 9
All controls and auxiliary equipment to support full operation of boiler Number 9, including but not limited to feedwater, fuel oil, and combustion air systems
Stack for Boiler Number 9

General Equipment

Potable Water Supply System
Sanitary Water Discharge System
Heating, Ventilating and Air Conditioning System
Instrumentation and Controls
Turbine Bay Crane
Fire Protection System
Main site access road electric gate and TV surveillance system

B.	Structures and Buildings

	Powerhouse, administration and storeroom facilities
	Screenhouses Numbers 1 and 3 (intake Structures for circulation water for Units 5 and 6 and for service water) and abandoned Screenhouse Number 2
		Trash Racks
		Traveling Screens

	Flood Protection System
	Mercury Boiler Building

Barge Haul and Docking Facilities and Coal unloading and handling equipment and oil/jet fuel unloading facility (including all associated piping)

	Jet Fuel Storage Tanks 5 and 6 and all associated storage and pumping structures, equipment and above and below-grade piping system, including truck unloading facility and starter air-pacs

	Perimeter fence and gates surrounding the Jet Shop and gas turbines Jet Shop Building (Equipment with machine and welding capabilities)

C.	Jet Shop Equipment Inventory
Vehicles
	15 Ton Crane						1 each
	Forklift							1 each
	Spill Trailer						1 each
	Spill Control Vessel (boat)			1 each

Tools/Equipment
	Milling Machine					1 each
	Lathe-14"							1 each
	Welder-Shop						2 each
	Welder/Generator-Portable			1 each
	Bandsaw							1 each
	Battery Charger (for Jet batteries)	1 each
	Air Compressor						1 each
	Sand Blasting Cabinet				1 each
	Sonic Cleaner						1 each
	Press.Washer/Steamer				1 each
	Drill Press						1 each
	Abrasive Grinder					1 each
	Bench Grinders						3 each
	GG4 Engine Stand					1 each
	FT4 Turbine Stand					1 each
	Parts Washer						1 each
	Tool Box (Chest type)				1 each

Miscellaneous
	Washing Machine					1 each
	Clothes Dryer						1 each
	Refrigerator						1 each
	Microwave Oven						1 each

D.	Transmission and Distribution Equipment
All bus, bushings, support structures, foundations, buildings, conduits, cables, relays/controls, DC power supply equipment, grounding and fencing associated with South Meadow generating and 4.16- or 11-kV equipment (units 5U and 6U) on the South Meadow site.

Two 115-kV generator lead lines from step-up transformers 1A-11X and 1A-13X to the Retained Parcel, including a steel pole structure supporting one of these lines and motor-operated disconnect switches (MODs) 1A-1X1-4, 1A-2X1-4, 1A-11X1-4 and 1A-13X1-4.

Generator step-up transformers 1A-1X, 1A-2X, 1A-11X and 1A-13X, with associated equipment, foundations, protective relays, conduit and cables, and water-deluge systems.

Connections from CRRA's equipment to CL&P's switchyard ground grid.

Station service transformers 1A-25S, 1A-26S, 1A-11S, 1A-12S, 1A-13S and 1A-14S, with associated secondary cabling/conduit and equipment.

Below-grade conduit and cable from 115-kV equipment in the Retained Parcel to the switchyard control building, or to the plant building, servicing CRRA's equipment or protective relay and control equipment.

MOD controls in the South Meadow control building for 1A-1X1-4 and 1A-2X1-4.

The 13.8-kV equipment associated with the 1A-11U, 1A-12U, 1A-13U and 1A-14U gas turbine units.

All controls and relays located within the gas turbine control houses to operate and protect the units.

Data network equipment, routers to servers to desktops.

Nortel PBX.


E.	Inventory

Jet Inventory

CL&P Avg.		Qty.	Stk Cd	Estimated			Catalog Description
Unit Price				Value to
						CRRA (ea.)

$180,000.00	1	0279818	$ 	50,000	CASING, ASSEMBLY, ALLOY STEEL,
									33 ID X 55" LG OD"

$100,000.00	1	0279820	$	20,000	ROTOR, ASSEMBLY, ALLOY STEEL, 33
									ID X 42" LG"

$20,000.00	1	0280374	$	20,000	CONTROLLER, ELECTRICAL,
									CONTROLLER

$14,000.00	1	0420942	$	14,000	ASSEMBLY, PUMP, OIL, FREE
									TURBINE, CAST ALUMINUM

$1,500.00		7	0280519	$	1,500	ASSEMBLY, STRAINER, HOUSING AND
									BASKET, CS/ALUMINUM

$10,000.00	1	0280341	$	10,000	MONITOR, MONITOR VIBRATION 5-1/2
									X 16-3/4" X 17"

$122.01		73	0158119	$	122		VANE, (OVERHAULED CONDITION)
									FIRST STAGE NOZZLE GUIDE, ALLOY,
									AIR COOLED

$700.00		12	0280335	$	900		MODULE, MODULE HIGH PASS FILTER
									40

$8,000.00		1	0279436	$	4,000	VALVE, VALVE

$4,000.00		2	0280235	$	15,000	BEARING, BALL, 7.0000 IN ID,
									12.5000 IN OD, 2.5000 IN W

$6,360.00		1	0279869	$	7,000	INVERTER, DC/A/C, 125VDC, 115VAC

$6,000.00		1	0280271	$	3,000	PUMP, USED OIL 1

$1,500.00		4	0279852	$	1,500	BOARD, BOARD

$5,000.00		1	0279441	$	5,000	VALVE, SHUT OFF, CARBON STEEL, 3
									IN, 150 POUND, FLANGED ENDS


The total agreed value of the Jet Inventory is $225,000.

CRRA has agreed to pay $290,000 for the spare engine (PWA Type FT4A-9LF, serial number P675336) maintained at the Site.


Steam Units Inventory



Item ID	Related Item	Description		Mfgrs No		Quantity	Unit of 	Avg. Cost	Total Cost
															Measure

0000004565	NU50-0279		MANHOLE GASKET		GS-3,		4.00		EA		22.56	90.24
						FOR STEAM DRUM		#9-BOILER
										-16-1/

0000003575	AR40-0014		SEAL FOR CAGE		23617-30		4.00		EA		25.46 	101.84

0000003577	AR40-0002		CASING GASKET		39000701		3.00		EA		8.75 	26.25

0000003585	AR40-0004		SEAL FOR CAGE		53912-30		4.00		EA		55.11	220.44

0000003586	AR40-0003		COVER GASKET FOR	960455		3.00		EA		9.55 	28.65
						STUFFING BOX

0000046409	TC75-0001		FLOAT FOR SWITCH	MODEL P		2.00		EA		66.00	132.00
										NO-SS 30'LIF

0000055952	AR40-0023		BEARING CARTRIDGE	959465-26		1.00		EA		316.73	316.73
						COMPLETE			1.5X1X6 D1

-			-			-				-			-		-		316.73	-

0000055954	AR40-0024		BEARING CARTRIDGE	959467-16		1.00		EA		477.41	477.41
						COMPLETE			3X2X6 D101

0000008132	BJ40-0019		KEY				1000085		6.00		EA		28.89	173.33

0000008133	BJ40-0023		GASKET FOR STUFFING	1000563		5.00		EA		10.00	50.00
						BOX

0000008134	BJ40-0003		GASKET FOR STUFFING	1000730		3.00		EA		10.00	30.00
						BOX

0000008135	BJ40-0024		PACKING			1001209		4.00		EA		9.00		36.00
										(GARLOCK)

0000008137	BJ40-0006		SCREW LOCK HEAD	1001272		2.00		EA		4.00		8.00
						SHAFT NUT

0000008140	BJ40-0008		HEAD GASKET TO		1006226		4.00		EA		139.00	556.00
						SOLEPLATE

0000008145	BJ40-0035		LINE SHAFT		117336CC		1.00		EA		225.00	225.00

0000008146	BJ40-0014		LINE SHAFT 1-15/16	117354 CC		-		EA		578.67	-
						IN X 120 IN

-			-			-				-			1.00		-		578.67	578.67

0000008147	BJ40-0005		HEAD SHAFT NUT		117473 FA		2.00		EA		71.33	142.67

0000008148	BJ40-0036		BEARING SERIES CASE	117845 FJ?A	14.00	EA		21.00	294.00

-			-			-				-			-		-		21.00	-

0000008151	BJ40-0012		BEARING FOR BOTTOM	118034-FJ		2.00		EA		167.00	334.00
						CASE

0000008152	BJ40-0001		BUSHING FOR		118104 FJFBP	2.00		EA		51.00	102.00
						STUFFING BOX

0000008153	BJ40-0033		BEARING FOR		169349 FJ		1.00		EA		116.50	116.50
						BOTTOM CASE

0000008155	BJ40-0015		BEARING CASE SERIES	169978 FJ FBP	3.00		EA		85.50	256.50

0000008160	BJ40-0021		BEARING FOR		620514 FJ 	3.00		EA		18.25	54.75
						STUFFING BOX

0000008161	BJ40-0038		IMPELLER LOCK		750018 CB		9.00		EA		41.00	369.00
						COLLET

0000008164	BJ40-0018		SPLIT RING		7517444 DB	6.00		EA		67.11	402.67

0000008165	BJ40-0011		SHAFT FOR CB		751875		5.00		EA		180.56	902.78
						COUPLING LINE

0000008167	BJ40-0025		HEAD SHAFT NUT		752384 FA		1.00		EA		53.00	53.00

0000008168	BJ40-0016		BEARING TOP CASE	8000610		2.00		EA		669.00	1,338.00
										(G9-3121 118)

0000008169	BJ40-0010		COLUMN RUBBER		8000614		4.00		EA		59.00	236.00
						BEARING

0000008171	BJ40-0031		COLUMN RUBBER		8000807		3.00		EA		45.00	135.00
						BEARING

0000008174	BJ40-0017		SAND CAP			8001464		1.00		EA		44.58	44.58

-			-			-				-			-		-		44.58	-

0000008175	BJ40-0013		PUMP SHAFT 2-3/16	8003271		-		EA		471.00	-
						IN X 67-5/8

-			-			-				-			1.00		-		471.00	471.00

0000008176	BJ40-0007		HEAD SHAFT 1.938	8003274		1.00		EA		591.83	591.83
						IN X 63 IN

0000008177	BJ40-0034		PUMP SHAFT 1-3/16	8003276		1.00		EA		711.00	711.00
						IN X 71-1/4

0000008178	BJ40-0027		HEAD SHAFT		8003285		1.00		EA		599.00	599.00
										(167896CC)

0000008179	BJ40-0002		HALF RING			8004125		14.00	EA		42.00	588.00

0000024079	HS35-0004		GASKET FOR BASKET	2472600195	-		EA		42.50	-
						CHAMBER			SERVICE W

0000024081	HS35-0008		SNAP RING 2 PCE SET	2861100140	31.00	EA		1.00		31.00
										5107-98 S

0000003607	CP35-0360		Y TRAP 1 IN SOCKET	B-1SW-#900-1"	2.00		EA		269.00	538.00
						WELD 900 LB		WCB

0000008163	BJ40-0032		SHAFT COUPLING LINE	750049 CB		2.00		EA		101.00	202.00

0000024073	NU50-0289		OPERATING DUPLEX	2257200240	2.00		EA		270.00	540.00
						STRAINER SCRE

0000041967	NU50-0067		BEARING FOR FIRE	6210ZZ12AU1	3.00		EA		24.80	74.39
						PUMP MOTOR		OR 50BC0

0000003861	AE05-0021		EXTERNAL NEUTRAL	0930202R0010	1.00		EA		1,162.50	1,162.50
						GROUND RESIST

0000021567	GE36-0067		INDICATING LIGHT	CR104PLG22R	3.00		EA		43.74	131.22
						RED CAP			H2 PANEL

-			-			-				-			-		-		43.74	-

-			-			-				-			-		-		43.74	-

0000022545	BB05-0087		FUSE 1A 600V		ATMR1		20.00	EA		4.25		85.00

0000022549	BB05-0084		FUSE 4A 600V		ATMR4		8.00		EA		2.50		20.00

0000022551	BB05-0082		FUSE 6A 250V		ATMR6		5.00		EA		2.53		12.65

0000024489	NU50-0069		SCR RK0016-04		300U40A 8717	4.00		EA		4.60		18.40

0000048143	-			SOLENOID 23 OHM	18-741-745-503	1.00		EA		389.00	389.00
						LABEL MTG

-			-			-				-			-		-		389.00	-

0000048187	-			LUBRICANT FOR		PEN-LUBE(DOW	9.00		CAN		4.50		40.50
						BEARING			CORNING)

-			-			-				-			-		-		4.50		-

0000048823	NU50-0230		PANAL ARM LAMP		SP105-130V-3W	-		EA		3.20		-
						H2 PANAL			430122

-			-			-				-			-		-		3.20		-

-			-			-				-			-		-		3.20		-

0000050915	BB05-0064		CONTROL POWER		2032-T10 OR	2.00		EA		59.00	118.00
						TRANSFORMER 250V	3785-T6

0000050932	NU50-0254		MOTOR CONTROL UNIT	56-42U-DHCAB	1.00		EA		1,600.00	1,600.00
						SIZE 1			10HP/10

0000050933	NU50-0253		MOTOR CONTROL UNIT	5642U		1.00		EA		965.00	965.00
						SIZE 4			100HP/100K

0000050944	BB05-0070		TRIP COIL			A80F10		-		EA		20.00	-

0000050980	BB05-0049		AUXILIARY CONTACT	F10N0CL		1.00		EA		22.00	22.00
						INTERLOCK 1=

0000051072	BB05-0030		CONTACT KIT		G82203D		3.00		EA		45.00	135.00
						S/2 A82/A83		BBC BROWN/?A

0000055052	NU50-0157		200 HP MOTOR 875	CS-3C8050		1.00		EA		8,920.00	8,920.00
						RPM FOR VERTI		875RPM FR-

0000008136	BJ40-0004		GARLOCK PACKING	1001268		4.00		EA		19.00	76.00

0000026380	NU50-0303		SHIELD MICA HP		P-8092-4		3.00		EA		10.76	32.28
						HEATER SIGHT GA

0000026381	NU50-0290		SIGHT GLASS FOR	V-16756-4		4.00		EA		25.43	101.72
						HP HEATER TURB

0000026384	NU50-0291		GASKET FOR SIGHT	V-17351-4		10.00	SET		1.83		18.27
						GLASS ON HP H

-			-			-				-			-		-		1.83		-

0000017702	AS70-0002		THERMAL DETECTOR	27121-0-190	2.00		EA		136.85	273.70
						190 F			(AUTO.SP

0000020503	AS70-0019		BATTERYJEL/CELL 12V	JC12250-12V-	4.00		EA		74.00	296.00
						23A/GC12

0000021569	MI70-0041		SELECTOR SWITCH	CR104PSG84B	2.00		EA		31.09	62.18
						3 POSITION		HND.OFF

0000045156	AS70-0014		MODULE FOR BATTERY	BC-35		3.00		EA		305.20	915.60
						CHARGER

0000045169	AS70-0007		POWER SUPPLY		PS-35 500-	2.00		EA		305.00	610.00
										884950

0000045171	AS70-0013		RELAY MODULE		RS-32		2.00		EA		116.03	232.05

0000045174	AS70-0009		ZONE MODULE		ZU-35		5.00		EA		220.00	1,100.00

0000056123	AS70-0020		RECHARCHARGABLE	NP10-6 6V,10AH	4.00		EA		14.96	59.84
						BATTERY 6V 10A

0000021566	GE36-0066		INDICATING LIGHT	CR104PLG22G	2.00		EA		45.52	91.04
						GREEN CAP

0000021279	GE36-0010		PANEL TRANSDUCER	3S7932MD215A6	1.00		EA		2,500.60	2,500.60
						EXCITER

0000032575	GE36-0074		GAS PURIFIER H2	452 TYPE		27.00	EA		33.50	904.50
						PANEL 450

0000001448	TC75-0002		CONTROLLER FOR PUMP	3001-2		1.00		EA		448.00	448.00
						ACTUATOR			(LIFT/STAT.)1

0000002545	NU50-0238		PRESSURE SWITCH	836-C7		-		EA		107.07	-
						FOR SERVICE AI		SERV.AIR/COMP

0000018256	FC35-0059		GAUGE 0-60 PSI		11B4040X022	6.00		EA		17.58	105.48
						1-1/2 IN			(1R19040

0000026690	JM40-0062		LEATHER CUP		00016085 W1	1.00		EA		26.51	26.51

-			-			-				-			1.00		-		26.51	26.51

0000026697	JM40-0071		DIAPHRAGM FOR AIR	00042582W		1.00		EA		21.29	21.29
						COMPRESSOR U

0000026698	JM40-0020		BAFFLE RING		00042882W		-		EA		91.70	-

-			-			-				-			-		-		91.70	-

0000026702	JM40-0017		GARTER SPRING FOR	00201189 FOR	-		EA		6.56		-
						PACKAGE RIG		0160738

0000026703	JM40-0023		SPRING			00220242-000A	32.00	EA		1.79		57.12

0000026704	JM40-0079		RELIEF VALVE FOR	00514006-0066	3.00		EA		172.42	517.25
						HIGH PRESSURE

0000026705	JM40-0028		INLET VALVE		00514006-0473	10.00	EA		232.50	2,325.00

0000026706	JM40-0029		OUTLET VALVE		00514006-0474	11.00	EA		305.03	3,355.28

0000026712	JM40-0006		SAFETY VALVE SET	00527807-0004	2.00		EA		199.43	398.86
						AT 35 PSIG FO		2"NPT

0000026741	JM40-0024		PISTON RING HIGH	01608788-0014	2.00		EA		280.87	561.74
						PRESSURE

0000026742	JM40-0015		PISTON RING		01608788-0028	-		EA		353.98	-

0000026752	JM40-0030		BULL RING HIGH		01760260-0005	1.00		EA		299.78	299.78
						PRESSURE

0000026756	JM40-0051		CORK GASKET		01760306-0182	9.00		EA		7.64		68.76

0000026757	JM40-0033		HEAD GASKET LOW	01760306-0234	12.00	EA		26.97	323.69
						PRESSURE			OLD# 0

0000026759	JM40-0034		GASKET FOR INTER-	01760306-0251	7.00		EA		6.96		48.70
						COOLER MAIN TU		(28542

0000026765	JM40-0044		FILTER ELEMENT		03606500-0067	4.00		EA		327.50	1,310.01
						FOR SERVICE AIR	DL.29-

0000026784	JM40-0018		PACKING RING		1607380		4.00		EA		83.40	333.60

0000026788	JM40-0013		PLUNGER			1608720		32.00	EA		10.30	329.60

0000026795	JM40-0016		CUP RING			200867		15.00	EA		38.45	576.75

-			-			-				-			-		-		38.45	-

0000026796	JM40-0025		HEAD GASKET		203JGY715		1.00		EA		89.76	89.76
						HIGH PRESSURE		(01760306-

0000026798	JM40-0022		PISTON ROD		206676		1.00		EA		852.48	852.48

0000026799	JM40-0012		SLEEVE			219743		17.00	EA		8.49		144.33

0000026801	JM40-0014		BULL RING LOW		245270		1.00		EA		707.10	707.10
						PRESSURE

0000026805	JM40-0007		RETAINING SPRING	29721		18.00	EA		4.27		76.86

0000026810	JM40-0019		SCRAPER RING 3		527344		6.00		BOX		57.99	347.94
						IN A BOX

0000026819	JM40-0055		MODULE FOR AUTO	00602907-0002	1.00		EA		2,618.79	2,618.79
						SENTINEL

0000042805	PT40-0007		REBUILD KIT FOR	1200449		1.00		EA		206.00	206.00
						OUTLET VALVE 2		SERV/INST.AI

0000042808	PT40-0023		PACKING KIT FOR	1204724		1.00		KIT		459.00	459.00
						REPRESSOR VALV		(1207312)

-			-			-				-			-		-		459.00	-

0000042901	GE73-0280		FILTER ELEMENT FOR	10C-10-050	10.00	EA		81.00	810.00
						H2 SYSTEM

0000042946	GE73-0281		FILTER ELEMENT FOR	6C10-050X4	19.00	EA		22.23	422.37
						H2 SYSTEM			(FINITE)

0000046514	RI85-0003		PRESSURE TRANS-	115DP4E22M1B1	1.00		EA		1,401.00	1,401.00
						MITTER DIFFERENT

0000046515	RI85-0001		TRANSMITTER		115GP5E12M3	1.00		EA		1,478.00	1,478.00
										B1V1

0000046516	RI85-0002		TRANSMITTER		115GP6E22M3B1	1.00		EA		1,320.00	1,320.00

0000050780	TA85-0069		THERMOMETER 40+160	68BA5102E045	1.00		EA		50.52	50.52
						DEGREE F BI		(TAYLOR

0000050781	TA85-0070		THERMOMETER 200	68BA5104E018	1.00		EA		113.75	113.75
						1000 DEGREE F		(TAYLOR

-				-		-				-			-		-		113.75	-

0000051997	CI85-0029		SERVO MOTOR MODEL	MA100000-01	2.00		EA		570.00	1,140.00
						NO.TRW405A60

0000052003	CI85-0031		CONTACT			MP100345-01	2.00		EA		140.00	280.00

0000052008	CI85-0020		CORD FOR RECORDER	RM100025-01	4.00		EA		20.00	80.00
						PEN

0000052304	NU50-0222		THERMOCOUPLE 4 IN	10-726		1.00		EA		98.06	98.06

-			-			-				-			-		-		98.06	-

0000056706	FC35-0028		REBUILD KIT FOR	RPACKX00032	6.00		EA		53.00	318.00
						PACKING

0000059798	-			CARTRIDGE PREFILTER	PCC1001SU		4.00		EA		72.00	288.00
						SERV/INST

0000002006	AL80-0007		PACKING FOR		22343602 MAB-	12.00	EA		4.27		51.27
						SIGHTGLASS GASKET	104 INT

-			-			-				-			-		-		4.27		-

0000002488	-			BUTTON FOR FORWARD	800TA2A		1.00		EA		27.42	27.42
						REVERSE			(TIMBERLAND

0000002493	TE45-0001		SELECTOR SWITCH	800TJ2KA7B	-		EA		47.85	-
						FOR BARG/HAUL		(TIMBERLA

0000003143	-			GAUGE 0-160 PSI	1931T 4-1/2"	2.00		EA		193.12	386.24
						1/4 IN NPT		0-160

0000003144	AI85-0001		GAUGE 4-1/2 IN		1931T 4-1/2"	-		EA		199.29	-
						0-400 PSIG		316 S/S

0000003220	NU50-0015		RELAY 24V 3PDT		KUP14015 1230	1.00		EA		17.88	17.88

0000003845	AE05-0010		AUXILIARY TRANS-	0530180R1527	1.00		EA		600.00	600.00
						FORMER RADIATOR

0000003864	AE05-0018		COMPLETE INERT		0940605R0640	1.00		EA		1,406.00	1,406.00
						AIR SYSTEM

0000004554	NU50-0244		MANHOLE GASKET FOR	#9-BOILER-12"X	2.00		EA		22.88	45.76
						MUD DRUM			16" OV

0000005447	TA85-0071		DP INDICATOR 0-100	200 MODEL		1.00		EA		927.50	927.50
						IN H20			(TAYLOR IN

0000005497	BB05-0067		POLE ASSEMBLY		163778-T3		1.00		EA		7,213.50	7,213.50
						15HKV 1000		CIRCUIT/BR

0000005505	BB05-0021		DC MOTOR 125V DC	709799-T11	1.00		EA		448.00	448.00
						FOR CHARGING

0000006416	GE36-0241		STEAM TRAP THERMO	DM100-3/4"	4.00		EA		300.00	1,200.00
										-F11-S/W

0000006418	CI85-0007		FUSE 0.5A 250V		120019-012	15.00	EA		0.57		8.55
										(COMSIP I

0000006428	CI85-0010		BAYNT BASE MIN		1819			70.00	EA		0.88		61.70
						LAMP 28V 04		(120026-018)

-			-			-				-			-		-		0.88		-

-			-			-				-			-		-		0.88		-

0000006432	SC05-0010		ANNUNCIATOR MODULE	306496-002	3.00		EA		900.00	2,700.00
						1211A			(SYSTEMS

0000006433	SC05-0011		MODULE P/S WITH	306930-002	1.00		EA		485.50	485.50
						306492 CARD

0000006439	CI85-0004		LOGIC CARD MODULE	308175-006	1.00		EA		90.00	90.00
						(COMSIP I

0000006764	CP35-0364		GATE VALVE 1 IN	FIG.HL11-1"	1.00		EA		14.55	14.55
						800 LB SOCKET		#800S/W A

0000007014	NU50-0284		CPU MODULE		391001-0109	1.00		EA		540.00	540.00
						GENERATION COMPRESS	REV.1

0000007425	-			THERMOCOUPLE		J1A18-51/2-2A	2.00		EA		136.00	272.00
						5-1/2 IN			(TAYLO

0000007934	NU50-0018		FUSE 6A 250V		FNQ6			15.00	EA		7.35		110.30
										(NORTHEAST UT)

-			-			-				-			-		-		7.35		-

-			-			-				-			-		-		7.35		-

0000011097	NU50-0153		RELIEF VALVE WITH	1982C-1 1"	1.00		EA		352.00	352.00
						STEEL JETEJE

0000011098	NU50-0154		RELIEF VALVE WITH	1982C-1 1/2"	1.00		EA		528.00	528.00
						STEEL JETEJE

0000011099	NU50-0155		RELIEF VALVE WITH	1982C-1 3/4"	-		EA		514.65	-
						STEEL JETEJE

0000011333	CP35-0317		Y-GLOBE VALVE		0.75-12G2J-	2.00		EA		341.00	682.00
						3/4 IN 1500 LB S	F225E-219

0000011334	CP35-0371		Y-GLOBE VALVE 1 IN	1"-12G2J-105	2.00		EA		322.31	644.62
						1500 LB SOC		OR VELA

0000012611	CP35-0380		BALL VALVE 1-1/2	1 1/2" WCB	1.00		EA		20.43	20.43
						IN THREADED		#1500CWP/

0000012621	CP35-0413		GATE VALVE 2 IN	B-3604XU-W-	-		EA		109.99	-
						800 LB SOCKET		#8002"

0000012622	CP35-0342		GLOBE VALVE 1-1/2	B-3644-XU-	3.00		EA		165.58	496.74
						IN 800 LB SO		W-A105-1-1

-			-			-				-			3.00		-		165.58	496.74

0000012625	CP35-0353		GATE VALVE 8 IN	CAT#33-1/2	1.00		EA		668.00	668.00
						300 LB BUTTWEL		XUF-8"#300

0000012635	CP35-0336		GLOBE VALVE 3 IN	FIG.143 1/2	1.00		EA		138.00	138.00
						150 LB BUTTWE		XL-#150-

0000012640	CP35-0339		GATE VALVE 3 IN	FIG.47XUF-3"	2.00		EA		163.22	326.45
						150 LB BUTTWEL		-#150 WC

0000012665	NU50-0071		METER 0-300A		W4363-01AA-	2.00		EA		58.00	116.00
						RB0003-10			EXRX HITR

0000012937	CRR0-0409		FILTER BOWL O-RING	3473713		5.00		EA		4.38		21.88
						FOR TURBINE

-			-			-				-			-		-		4.38		-

0000012939	CRR0-0410		BOWL FILTER FOR	AP6446202		-		EA		227.03	-
						TURBINE CONDEN

-			-			-				-			-		-		227.03	-

0000012940	CRR0-0423		RING FILTER BOWL	AP64486-31	1.00		EA		31.70	31.70
						TURBINE CONDE

-			-			-				-			-		-		31.70	-

0000013427	AL80-0057		OIL FOR CENTRIFUGE	99130871		3.00		PAL		29.29	87.88
						5-14 HP			5 GAL PAIL

0000014616	DS85-0002		ANNUBAR			DCR-26HV2-8"	1.00		EA		861.00	861.00

0000015755	NU50-0133		GAUGE 0-60 PSI		202B 1/4"		-		EA		85.61	-
						4-1/2 IN			L/M OR 207

0000015756	NU50-0129		GAUGE 0-400 PSI	202B LM		1.00		EA		214.31	214.31
						6 IN				1/4"NPT

0000015757	NU50-0137		GAUGE 0-200 PSI	202B-0-200	2.00		EA		79.47	158.93
						SURF MT WITH B		PSI L/M 1/

0000015759	NU50-0113		GAUGE 0-300 PSI	206B 1/4"BM	4.00		EA		28.57	114.29
						4-1/2 IN

0000015760	NU50-0116		GAUGE 0-100 PSI	206B 1/4"BM	6.00		EA		138.06	828.36
						4 IN				200 SERI

-			-			-				-			2.00		-		138.06	276.12

0000015761	NU50-0135		GAUGE 0-30 PSI		206B 1/4"		-		EA		85.90	-
						4 IN				BM WBO HYD/

-			-			-				-			-		-		85.90	-

-			-			-				-			2.00		-		85.90	171.80

0000015762	NU50-0131		GAUGE 0-400 PSI	206B-1/4LBM	2.00		EA		112.23	224.46
						4.5 IN			BOOSTER

0000015763	NU50-0130		GAUGE 0-30V AC		206B-WBO-0-30	1.00		EA		251.51	251.51
						6 IN				VAC. 6

0000015765	NU50-0114		GAUGE 0-2000 PSI	207 LM 1/4"	-		EA		133.35	-
						4-1/2 IN			NPT SS 20

-			-			-				-			-		-		133.35	-

0000015766	NU50-0134		GAUGE 0-60 PSI		207B DIRTY	-		EA		74.10	-
						4 IN				WATER SUM

-			-			-				-			-		-		74.10	-

0000015767	NU50-0132		GAUGE 0-15 PSI		207B LM1/		1.00		EA		93.19	93.19
						4-1/2 IN			4 IN NPT S/

-			-			-				-			-		-		93.19	-

-			-			-				-			-		-		93.19	-

0000015768	NU50-0115		GAUGE 30-0-100VAC	207B LM1/		1.00		EA		125.25	125.25
						4-1/2 IN			4 IN NPT S/

0000015769	NU50-0265		GAUGE 0-30 PSI		207B-1/4"		-		EA		96.27	-
						LM-4-1/2"

-			-			-				-			-		-		96.27	-

-			-			-				-			1.00		-		96.27	96.27

-			-			-				-			1.00		-		96.27	96.27

-			-			-				-			-		-		96.27	-

0000015770	NU50-0136		GAUGE 0-30 PSI		207B-BF-		3.00		EA		71.09	213.28
						SURF.MOUNT		1/4-LM-4-1/2

0000015785	NU50-0124		THERMOMETER 3-1/2	9EZO-3.5		2.00		EA		44.29	88.58
						IN SIDE 90		or 9T41/30-

0000015786	NU50-0123		THERMOMETER 6 IN	9EZO-6.0		2.00		EA		52.24	104.48
						SIDE 90 30/24		OR TRERICE

0000015787	NU50-0118		THERMOMETER		9T11-10/30-	3.00		EA		90.37	271.11
						10 IN BOT			240 F

0000015789	NU50-0119		THERMOMETER		9T11/30-		2.00		EA		81.94	163.88
						7 IN BOT.			240 F-B

0000015791	NU50-0126		THERMOMETER 8 IN	9T21/50-400F	2.00		EA		81.94	163.88
						BACK 90

0000015792	NU50-0125		THERMOMETER 3-1/2	9T31/30-240F	3.00		EA		46.31	138.93
						IN SIDE 90

0000015793	NU50-0121		THERMOMETER 11 IN	9T41/30-240 F	2.00		EA		90.37	180.74
						SIDE 90

0000015795	NU50-0127		THERMOMETER 3-1/2	9Z1034000		1.00		EA		30.85	30.85
						IN BACK 45

0000016419	NU50-0295		PURITY INDICATOR	44B218530-001	1.00		EA		930.00	930.00
						H2 INAIR 0-1

0000016890	EP35-0005		GLOBE VALVE 1		CF-1037		1.00		EA		67.00	67.00
						IN PVC

0000017732	NU50-0056		FLOAT FOR			0 18 LB BAG	24.00	BAG		11.88	285.00
						ABSORBENT OIL

-			-			-				-			-		-		11.88	-

-			-			-				-			-		-		11.88	-

0000018260	FC35-0074		FEEDBACK BELLOWS	14A5726X032	1.00		EA		48.36	48.36
						6-30 PSI

0000018278	FC35-0003		PLUG AND STEM		16A3335X132	1.00		EA		131.58	131.58
						ASSEMBLY

0000018326	FC35-0053		PRESSURE GAUGE		1R1901000C2	-		EA		11.51	-
						LV-CD014

0000018334	FC35-0031		SPIRAL WOUND		1R372299282	6.00		EA		18.53	111.18
						GASKET FV-SW009

0000018356	FC35-0004		SEAT RING			1U285546172	1.00		EA		63.32	63.32

0000018359	FC35-0055		GAUGE LV-CD014		1U908099012	1.00		EA		17.68	17.68

0000018360	FC35-0061		PRESSURE GAUGE		1U908199012	-		EA		17.58	-
						INPUT

0000018376	FC35-0178		SEAT RING RETAINER	26A5295X022	1.00		EA		666.20	666.20

0000018408	FC35-0058		REBUILD KIT FOR	R67AFRX0012	2.00		EA		22.33	44.66
						REGULATOR

0000018411	FC35-0042		GASKET DESIGN E	RGASKETX022	1.00		EA		21.00	21.00

0000018413	FC35-0047		GASKET SET 450F	RGASKETX052	1.00		EA		33.06	33.06

0000018425	FC35-0006		REBUILD KIT FOR	RPACKX00022-A	6.00		EA		32.59	195.53
						FV-FW003

0000018429	FC35-0024		REBUILD KIT FOR	RPACKX00112	1.00		EA		125.88	125.88
						PACKING

0000019211	NU50-0298		MANHOLE NO. 3		28"ODX23"ID	2.00		EA		29.92	59.84
						GASKET S H SOUTH	W/16BOLT

0000019215	NU50-0297		MANHOLE NO. 3		34-3/4"		2.00		EA		40.66	81.32
						GASKET S H NORTH	ODX29-3/4"ID

0000019223	NU50-0296		MANHOLE NO. 1		46-5/8"ODX41-	2.00		EA		62.50	125.00
						GASKET FOR SCREE	5/8"ID

0000019277	NU50-0304		TOTALIZER FOR		75TCA-FEEA	1.00		EA		937.50	937.50
						COMPUTING STEAM	STYLE A M

0000019582	NU50-0159		HORN FOR SPEAKER	13304-002/	-		EA		122.00	-
										W 13312-10

0000019600	NU50-0160		AMPLIFIER FOR		651-001		5.00		EA		147.00	735.00
						SPEAKER

0000019601	NU50-0161		AMPLIFIER FOR		651-001/G84061	-		EA		265.00	-
						SPEAKER VOL CONT

0000019875	NU50-0248		EMERGENCY LIGHT	5E1-6AQ OR	6.00		EA		89.00	534.00
						BATTERY			880-0053

-			-			-				-			-		-		89.00	-

0000019988	GE73-0240		CONTACTOR TIP		237B7722G5	1.00		EA		547.50	547.50
						MOVABLE AND SUPP

0000021053	GE36-0333		DISC FOR VALVE		163A9239P0001	1.00		EA		1,954.00	1,954.00
						CONTROL 6-1/2 I

0000021075	GE36-0203		METER EDGEWISE		180-183-		1.00		EA		296.00	296.00
						0-100			HERY7APA 4-2

0000021191	GE36-0063		SYNCOIII EXCITER	304A60451C1D	1.00		EA		1,068.88	1,068.88
						MODULE

0000021194	GE36-0064		MODULE FOR URAL.	304A84341A1A	1.00		EA		1,169.28	1,169.28
						EXCITER

0000021196	GE36-0062		MODULE FOR TRIGGER	304A84651A1A	1.00		EA		531.78	531.78
						GENERATOR E

0000021198	GE36-0061		TRANS AND TRACK	304A84681A1A	1.00		EA		1,088.00	1,088.00
						EXCITER MODULE

0000021646	GE36-0004		GROUND DECTECTOR	DS3800NGDB	1.00		EA		1,079.93	1,079.93
						MODULE			1C1A

0000021648	GE36-0005		GROUND DECTECTOR	DS3800NGDC	1.00		EA		798.15	798.15
						MODULE			1A1A

0000021649	GE36-0001		MODULE FOR POWER	DS3800NPCE	1.00		EA		748.00	748.00
						CONVEYOR FILT		1A1B

0000021651	GE36-0003		MODULE FOR POWER	DS3800NPCF	1.00		EA		381.44	381.44
						CONVEYOR FILT		1A1A

0000021653	GE36-0017		MODULE FOR BFLEX	DS3810BFDA	1.00		EA		409.06	409.06
						SNUBBER

0000021654	GE36-0016		MODULE FOR BFLEX	DS3810BFDB	1.00		EA		420.75	420.75
						SNUBBER

0000021655	GE36-0009		HEATSINK EXCITER	DS3820BFAA	1.00		EA		1,463.06	1,463.06

0000021656	GE36-0008		HEATSINK LINE		DS3820BFBA	1.00		EA		1,531.06	1,531.06
						DIODE STAC.		EXLIT.

0000022044	NU50-0243		EXPANSION JOINT	30"IDX38		2.00		EA		1,339.00	2,678.00
						FOR SERVISE WA		3/4X14 7/8H

0000022546	BB05-0086		FUSE 2A 600V		ATMR2 OR		13.00	BOX		49.25	640.25
										KTKR 10 TO

0000022840	NU50-0208		AIR CHAMBER GASKET	2AC			2.00		EA		29.00	58.00

0000022841	NU50-0207		AIR CHAMBER GASKET	3AC			2.00		EA		35.00	70.00

0000022844	NU50-0210		BONNET GASKET		59813-3430	2.00		EA		58.00	116.00
						IN/OUT			13-3/4X13

0000022845	NU50-0209		BONNET GASKET		59813-3970	2.00		EA		50.00	100.00
						IN/OUT			11-3/4X11

0000022846	NU50-0204		AIR CHAMBER GASKET	6AC			6.00		EA		39.00	234.00

0000022854	NU50-0061		STEAM NOZZLE 1ST	NP25436		5.00		EA		1,281.00	6,405.00
						STAGE			TH.1719

0000022855	NU50-0059		STEAM NOZZLE		NP25437		5.00		EA		532.00	2,660.00
						2ND STAGE

0000023057	NU50-0040		STRIP CHART PAPER	GC20521 OR	33.00	RL		12.60	415.80
										CTE62551-

0000023059	NU50-0044		STRIP CHART PAPER	GC21948		49.00	EA		28.94	1,417.82
										TURBINE VIB.

0000023060	NU50-0104		STRIP CHART PAPER	GC21949		28.00	RL		27.18	761.04
										L&N CON.STA.

0000023318	NU50-0334		SPRINKLER HEAD		EA1-1/2.065	4.00		EA		38.82	155.28
						T/G 5 AND 6 400	X 400

0000023647	CP35-0331		GLOBE VALVE 1 IN	7130W-1-0219	1.00		EA		378.67	378.67
						1500 LB SOCKE		F22 "T"

0000023651	CP35-0332		GLOBE VALVE 1 IN	7150W-1-0219	2.00		EA		721.80	1,443.60
						1500 LB SOCKE		F22 "T"

0000023653	GE36-0284		Y-GLOBE VALVE 1/2	FIG.4002W1-	1.00		EA		106.00	106.00
						IN SOCKET WE		1/2-F22 M

0000024071	NU50-0288		DISC FOR VALVE		2256100110	2.00		EA		1,195.00	2,390.00
						DUPLEX STRAINER

0000024074	HS35-0002		BASKET STRAINER	2261720152	4.00		EA		200.00	800.00
						FOR SERVICE WA		5/32P 40M

0000024075	HS35-0001		BASKET STRAINER	2261720252	5.00		EA		189.50	947.50
						FOR SERVICE WA		5/32P 40M

0000024080	HS35-0013		DISC RETAINING		2561000140	4.00		EA		44.00	176.00
						BLOCK FOR SERVI

0000024082	HS35-0005		BASKET FLANGE		2949100193	4.00		EA		72.00	288.00
						GASKET BUNA		14" SERV.

0000024126	HD05-0009		CONTROL MODULE FOR	2004400 BPC	1.00		EA		1,797.56	1,797.56
						STATIC SWIT

0000024136	HD05-0004		DIODE 300A-600V	6230106 COORS	-		EA		74.85	-
										-F18704

0000026689	JM40-0008		PISTON ROD NUT		00015172W		1.00		EA		20.28	20.28

0000026691	JM40-0045		CORK GASKET		00026007W		9.00		EA		13.34	120.06

0000026695	JM40-0046		CORK GASKET		00032632W		9.00		EA		5.27		47.43

0000026699	JM40-0011		WASHER			00044389W		3.00		EA		26.58	79.73

0000026700	JM40-0021		WASHER			00044390W		2.00		EA		17.50	35.00

-			-			-				-			-		-		17.50	-

0000026719	JM40-0005		OIL FILTER ELEMENT	00701601-0488	9.00		EA		18.12	163.11

0000026720	JM40-0009		PISTON ROD NUT KIT	00701601-0980	6.00		KIT		10.50	63.02

0000026725	JM40-0032		REBUILD KIT FOR	00704725-0004	21.00	EA		109.89	2,307.69
						OUTLET VALVE

0000026732	JM40-0069		ALUMINUM GASKET	00903944-54	3.00		EA		2.13		6.39
						2-3/8 IN OD

-			-			-				-			-		-		2.13		-

0000026733	JM40-0052		ALUMINUM GASKET	00903944-56	8.00		EA		12.16	97.28

0000026760	JM40-0077		GASKET FOR AIR		01760306-0252	6.00		EA		11.35	68.10
						COMPRESSOR INTE

0000026761	JM40-0035		GASKET FOR INTER-	01760306-0254	3.00		EA		5.81		17.42
						COOLER FLOATIN

0000026763	JM40-0036		GASKET			01760306-253	4.00		EA		5.25		20.99
										OR 0021

0000026767	JM40-0001		OIL PUMP			0A202560		1.00		EA		490.06	490.06

0000026768	JM40-0026		VALVE CAP			0A205965		1.00		EA		32.61	32.61

0000026783	JM40-0027		VALVE CAGE		1606257		2.00		EA		162.27	324.54

0000026786	JM40-0003		BEARING FOR		1608500?B		2.00		KIT		70.06	140.12
						CRANKPIN 2PC

0000026800	JM40-0054		CORK GASKET		241501		7.00		EA		7.26		50.82

-			-			-				-			-		-		7.26		-

0000027922	NU50-0022		AIR VALVE FOR		4X829 (NORTH-	18.00	EA		19.00	342.00
						RESTRICTOR		EAST UT

0000027925	GE36-0226		FLANGE SEAL GASKET	805906-A000	2.00		EA		24.00	48.00
						FOR OIL SYS

0000028683	NU50-0045		OIL/WATER SEPARATOR	801 MODEL,	1.00		EA		2,047.50	2,047.50
						FILTER			FULL PACK

0000028684	NU50-0300		COALESCING SCREEN	STANDARD-50-	1.00		SET		2,000.00	2,000.00
						FILTER FOR M		801-CPS

0000028701	AE05-0022		BUSHING CONDENSE	B88742-3-70	1.00		EA		1,080.00	1,080.00
						15KV-765			(ASEA)

0000028740	CP35-0375		CHICAGO FITTING	AM-6 3/4"		13.00	EA		2.28		29.64
						3/4 BARB			BARBED END

0000028905	NU50-0220		GLASS H2 DRYER		H2-GLASS		3.00		EA		46.67	140.00
						INDICATOR			3-7/8X1-1/8

-			-			-				-			-		-		46.67	-

0000028906	NU50-0219		O-RING FOR H2 DRY	H2-ORING		1.00		EA		35.00	35.00
						HEAD GASKET

-			-			-				-			-		-		35.00	-

0000028907	NU50-0165		DESICCANT FOR H2	SC 79849-		1.00		EA		86.00	86.00
						DRYER			25LB BAG

-			-			-				-			1.00		-		86.00	86.00

0000028908	NU50-0201		HEATER ELEMENT FOR	SC#53241		1.00		EA		560.00	560.00
						H2 DRYER			JOB#L339A

0000028909	NU50-0166		DESICCANT FOR		SC40104-		1.00		EA		55.00	55.00
						MOISTURE IND		5LB BAG

0000029019	CI85-0017		STEPPER MOTOR		056868		1.00		EA		176.00	176.00
										(CONSIP)

0000029025	CI85-0053		CPU MODULE 2500	063230 REV.C	4.00		EA		684.10	2,736.40

0000029041	CI85-0016		PUSH ROD SOLENOID	078212		1.00		EA		26.75	26.75
										(056835) (COM

0000029046	CI85-0018		PULLEY DRIVE CORD	084062		4.00		EA		8.25		33.00
										(CONSIP)

0000029073	CI85-0066		HELICAL GEAR 120T	309647		2.00		EA		21.28	42.56

0000029075	CI85-0068		ALARM RELAY 2500	36775		2.00		EA		41.00	82.00
						RECORD

0000029099	NU50-0036		STRIP CHART PAPER	545087		124.00	RL		18.85	2,337.40
										TURB.GEN.

0000029101	CI85-0064		POWER SUPPLY MODULE	56859		1.00		EA		230.00	230.00
						2500 RECOR

0000029106	CI85-0044		ANALOG MODULE		63232		4.00		EA		294.64	1,178.55

0000029158	NU50-0263		REGULATOR DIAPHRAGM	45953		2.00		EA		18.80	37.60
						FOR HEAT S		(SPIROFLEX)

0000029604	NU50-0271		SPIDER FOR LUBE	L075			1.00		EA		3.03		3.03
						OIL PUMP

0000029610	NU50-0323		SPIDER FOR FLEX 5	L090/95		1.00		EA		1.81		1.81
						COUPLING NO.

0000029612	NU50-0322		COUPLING FOR		L095-BORE-1"	1.00		EA		7.77		7.77
						HUB FLEXIBLE NO.

0000029629	NU50-0229		SPIDER FOR LUBE	LJ3JE		2.00		EA		2.43		4.86
						OIL PUMP

0000029630	NU50-0227		HALF COUPLING FOR	LJ3JX1/2		2.00		EA		4.56		9.12
						LUBE PUMP			1/8 K/W

0000029631	NU50-0228		HALF COUPLING FOR	LJ3JX5/8		5.00		EA		3.70		18.50
						LUBE PUMP			3/16 K/W

0000034808	GE36-0315		TIMING CHAIN SILENT	329941		10.00	FT		34.00	340.00
						FOR TURNIN		SC406 (APPROX

0000036530	NU50-0262		PLUG FOR CONDENSER	13/16X3/		29.00	EA		1.75		50.75
						OUTLET SIDE		4X1" PHENOLI

0000039740	NU50-0335		PLUG FOR CONDENSER	7/8X13/16X1"	49.00	EA		4.20		205.80
						INLET SIDE		PHENOLI

0000042797	PT40-0004		PACKING KIT 1-1/2	1197859		10.00	EA		167.50	1,675.00
						IN EXHAUST		SERV/INST.AI

0000042799	PT40-0022		REBUILD KIT FOR	1197887		1.00		KIT		882.00	882.00
						INLET VALVE 2

0000042802	PT40-0005		PACKING KIT 1 IN	1198069		2.00		EA		145.00	290.00
						TEFLON COATED		SERV/INST.AI

0000042804	PT40-0006		REBUILD KIT FOR	1200440		1.00		EA		441.00	441.00
						OUTLET VALVE 1		SERV/INST.AI

0000042807	PT40-0008		REBUILD KIT MCPU	1202284		3.00		EA		77.74	233.21
						EMERGENCY SPR		SERV/INST.AI

0000042813	PT40-0018		DESICCANT FOR AIR	DE4 INST.		700.00	LBS		2.78		1,942.50
						DRYER			SERVICE AIR

-			-			-				-			-		-		2.78		-

0000045351	GE36-0335		GASKET, SPIRAL		1-13/64X1-	14.00	EA		13.00	182.00
						WOUND, 400LBS,		19/32X1/8"

0000045387	NU50-0333		COMPOUND FOR TIGHT	T20-75		4.00		EA		41.00	164.00
						SEAL GASKET		5LB.CAN

0000046853	NU50-0268		SHAFT NUT			N08 GLAND		-		EA		0.80		-
										SEAL COND

0000047127	CP35-0379		Y STRAINER 1		1"IT-#250		1.00		EA		16.21	16.21
						IN NPT

0000048145	-			SOLENOID 121 OHM	18-741-745-	1.00		EA		438.00	438.00
						LABEL MTG			507

-			-			-				-			-		-		438.00	-

0000048185	-			CONTACT FINGER		71-240-055-	7.00		EA		148.00	1,036.00
						ASSEMBLY			511?A

0000048630	CP35-0362		GATE VALVE 3/8		FIG.0800-3/8"	1.00		EA		27.95	27.95
						IN 800 LB THREA	800=NPT

0000050311	-			BAYNT BASE MIN		1835			200.00	EA		1.95		390.00
						LAMP 55V 05

0000050970	BB05-0057		OVERLOAD RELAY S/2	E20D1L1		-		EA		10.38	-
						(BBC BROWN/B

0000051648	TE45-0009		BEARING SHEAVE		539405 NILOS	-		EA		15.83	-
						SEAL				39590/5

0000051769	GE36-0316		NEEDLE BEARING FOR	HJ-243316 0R	6.00		EA		10.47	62.79
						ROD ROLLER		MCGILL

0000051980	CI85-0019		STRIP CHART PAPER	CTE40223-00	82.00	EA		10.85	889.70
										SILICA/C

0000053178	CP35-0347		GATE VALVE 4 IN	F12-0064C		1.00		EA		343.54	343.54
						150 LB FLANGED		-02TY

0000053182	CP35-0366		GATE VALVE 1 IN	S05-2054B-	1.00		EA		43.75	43.75
						800 LB THREADE		02TY-1" A1

0000053183	CP35-0365		GLOBE VALVE 1/2 IN	SO3-2074B-	3.00		EA		46.15	138.45
						800 LB THRE		02TY-1/2"

0000053186	CP35-0369		GLOBE VALVE 3/4 IN	W04-89076Z-	1.00		EA		171.60	171.60
						1500 LB SOC		06TS-3/4"

0000053189	CP35-0343		GATE VALVE 2 IN	W08-2054		1.00		EA		105.71	105.71
						800 LB SOCKET		B02TY-2"

0000053447	CP35-0374		CHECK VALVE 2 IN	SW54853 A105	1.00		EA		166.22	166.22
						800 LB SOCKET

0000055393	GE73-0219		GASKET 5 AND 6		100B			4.00		EA		0.92		3.68
						FOR SAMPLE DISC

0000056693	AI85-0002		GAUGE 4-1/2 IN		1931T 4-1/2"	1.00		EA		199.29	199.29
						0-400 PSIG		316 S/S

0000056709	BB05-0048		AUXILIARY CONTACT	F10N0CR		1.00		EA		13.30	13.30
						INTERLOCK 1=		(BBC BROWN/B

0000059788	-			TRIP COIL			A80N10		2.00		EA		80.00	160.00

-			-			-				-			-		-		80.00	-

0000059795	-			PREFILTER			POC1200SU		5.00		EA		790.00	3,950.00
										INST AIR

0000059796	-			AFTER FILTER		PCC1200AF		5.00		EA		555.00	2,775.00
										PCC700AF

0000059797	-			PILOT AIR FILTER	PCC4463AF		6.00		EA		13.00	78.00
						S/I .70M			PCC060AF

0000059799	-			AFTER FILTER		PCC1001AF		3.00		EA		17.00	51.00
						CARTRIDGE			1169622

0000019290	FC75-0001		PH SENSOR WITH		871PH-1A1A3W/	1.00		EA		603.03	603.03
						100 FT CABLE		100'

-			-			-				-			2.00		-		603.03	1,206.06

-			-			-				-			-		-		603.03	-

0000019291	FC75-0002		PH SENSOR WITH		871PH-1F1A-4	1.00		EA		561.25	561.25
						20 FT CABLE		W/20'

-			-			-				-			-		-		561.25	-

0000019292	FC75-0003		PH MONITOR		872-10ATS-478	2.00		EA		746.20	1,492.40

-			-			-				-			-		-		746.20	-

-			-			-				-			-		-		746.20	-

0000019306	FC75-0006		GLASS KIT PH FLAT	BS805MD		3.00		EA		124.80	374.40

-			-			-				-			-		-		124.80	-

0000018405	FC35-0164		REBUILD KIT FOR	R4150X00L12	2.00		EA		81.70	163.40
						VALVE

0000003743	NU50-0050		SOLENOID VALVE		8211D14 120/	2.00		EA		309.00	618.00
										60 1"

0000033090	NU50-0090		PRESSURE SWITCH	AP-153-37-A735	2.00		EA		88.00	176.00
						FOR CIRCULATIN

0000035744	NU50-0169		SIGHT GAUGE FOR	#2-FIG526		7.00		EA		26.58	186.03
						OIL LEVEL			1/4 NPT

0000001999	AL80-0004		PIN MAB 104 INT	22211918		4.00		EA		0.61		2.44

0000002000	AL80-0045		PIN MAB 104		22211923		1.00		EA		34.31	34.31

0000002003	AL80-0046		O-RING MAB-104		22340622		5.00		EA		1.63		8.15

0000002023	AL80-0015		SIGHT GLASS MAB-	37166Y		2.00		EA		44.03	88.05
						104 INT

0000002031	AL80-0018		GASKET MAB-104 INT	37402Y		8.00		EA		1.30		10.40

0000002033	AL80-0019		GASKET MAB-104 INT	37647Y		2.00		EA		1.88		3.76

0000002053	AL80-0041		HORIZONTAL SHAFT	51999381		2.00		EA		839.35	1,678.70
						MAB-104 MAJ

0000002055	AL80-0066		LOWER SEAL O-RING	521127-06		2.00		EA		8.54		17.08
						FOR MAB-104

0000002057	AL80-0042		BEARING STEP		52224402		2.00		EA		324.58	649.16
						MAB-104 MAJ

0000002060	AL80-0076		BOWL ASSEMBLY		52472482		1.00		EA		5,752.49	5,752.49
						PURIFIER MAB-104

0000002062	AL80-0043		BOWL FOR SPINDLE	53146280		2.00		EA		934.81	1,869.62
						MAB-104 MAJ

0000002069	AL80-0054		BUSHING MAB-104	53574001		4.00		EA		108.42	433.66

0000002074	AL80-0027		RIVET FOR MAB-		6050Y		3.00		EA		2.05		6.15
						104 INT

0000002076	AL80-0029		COVER O-RING		61377Y MAB	1.00		EA		14.41	14.41
										-104 INT

0000002086	AL80-0067		THERMOMETER 30-250	6400200		1.00		EA		41.17	41.17

0000002090	AL80-0032		SIGHTGLASS O-RING	66555Y		8.00		EA		8.39		67.12
										MAB-104 INT.

0000002095	AL80-0036		SCREW BWL LK MAB-	6924Y		3.00		EA		49.98	149.95
						104 INT

-			-			-				-			-		-		49.98	-

0000002100	AL80-0072		CONE				73702		3.00		EA		163.02	489.06

0000002101	AL80-0077		GRAVITY DISC		7370700		1.00		EA		140.34	140.34

-			-			-				-			-		-		140.34	-

0000003957	NU50-0320		GAUGE 0-60 IN		45-1189A-		1.00		EA		334.00	334.00
						H2O AND 35 OZS P	02B-0-60"H2

-			-			-				-			-		-		334.00	-

0000005989	NU50-0181		PROXIMITOR 7200	18745-03 OLD	1.00		EA		399.00	399.00
						SERIES			18745-0

0000005999	NU50-0226		PROBE FOR BEARING	21504-00-16-	3.00		EA		141.00	423.00
						VIBRATION			10-02-E

0000006007	NU50-0212		VIBRATING PROBE	21747-040-01	3.00		EA		59.69	179.06
						EXTENSION CABL

0000006027	NU50-0281		DIGITAL TACH0METER	37506-A-05	1.00		EA		243.67	243.67

0000006030	NU50-0183		MODULE FOR DUAL	7200-DVTP-	-		EA		206.50	-
						THRUST			R772358-01

0000018291	FC35-0157		GASKET FOR		19A2541X012	1.00		EA		52.35	52.35
						SOOTBLOWER

0000018378	FC35-0156		GASKET NO. 4400	26A5306X012	4.00		EA		77.43	309.71
						SILVER

0000018395	FC35-0179		CAGE QO 1 IN FEED	39A7935X012	1.00		EA		495.00	495.00
						VALVE

0000018418	FC35-0172		GASKET SET STEAM	RGASKETX192	1.00		EA		52.06	52.06
						SEAL REGULATO

0000019817	NU50-0308		GASKET FOR AIR		9800-SERIES-	1.00		SH		312.06	312.06
						EJECTOR MATERIA	1/16" 5'

0000020532	GE73-0233		GASKET FOR STOP	.032X7.640X	4.00		EA		7.12		28.48
						VALVE BUSH-BOD		8.635 SFT

0000020546	GE73-0116		WHEEL FOR TURBINE	002199837G01	4.00		EA		16,823.00	67,292.00
						AUXILIARY OI		658L853

0000020552	GE73-0106		THRUST BEARING		003091J62P0005	1.00		EA		1,209.50	1,209.50
						SHIM POINT 5.1		3091J

0000020553	GE73-0105		THRUST BEARING		003091J62P0006	1.00		EA		1,303.00	1,303.00
						SHIM POINT.6

0000020569	GE73-0150		VALVE STEM PT.30	00429B705P0004	2.00		EA		750.00	1,500.00
										GEK96

0000020572	GE36-0255		RIVET FOR DIAPHRAGM	004377615-011	4.00		EA		65.21	260.84
						PACK G02

0000020584	GE36-0190		PIN FOR HP END		004804857P0343	2.00		EA		17.00	34.00
						ASSEMBLY

0000020589	GE73-0126		BUSHING FOR		004906107-2	1.00		EA		1,616.00	1,616.00
						AUXILIARY OIL PUMP	4906107

0000020594	GE73-0125		BUSHING FOR		005180268-1	1.00		EA		942.00	942.00
						AUXILIARY OIL PUMP	5180268

0000020596	GE73-0039		GASKET FOR		005329963036	2.00		EA		44.55	89.10
						AUXILIARY OIL PUMP	GEI1436

0000020603	GE36-0157		PACKING FOR CARBON	005542130-009	3.00		EA		694.31	2,082.93
						AUXILIARY O

0000020608	GE73-0001		BUSHING B5E1 PT.5	005904375-4	10.00	EA		1,304.50	13,045.00

0000020609	GE73-0154		BEARING CUP FOR	005904602-2	5.00		EA		502.00	2,510.00
						CONTROL VALVES		W8018574

0000020611	GE36-0230		BELLOWS FOR		005906157-	1.00		EA		1,878.00	1,878.00
						AUXILIARY OIL PUMP	P0001

0000020612	GE73-0046		LINK FOR AUXILIARY	005906159-	2.00		EA		772.00	1,544.00
						OIL PUMP GO		P0001

0000020613	GE73-0048		DISC FOR PISTON	005911425-	1.00		EA		1,468.00	1,468.00
						AUXILIARY OIL		P0002

0000020614	GE73-0049		AUXILIARY OIL PUMP	005927520-	2.00		EA		722.00	1,444.00
						BRACKET PT.		P0002

0000020615	GE73-0103		BEARING FOR TWIN	005972897		1.00		EA		2,126.50	2,126.50
						OIL PUMP PT1		P0001 59728

0000020616	GE73-0175		SHIM BUSHING TW.OIL	005974334-	8.00		EA		610.50	4,884.00
						PUMP PT.2			P0002

0000020617	GE73-0024		STEAM SEAL		00634A474		1.00		EA		1,150.50	1,150.50
						REGULATOR VALVE PT	P001 GEK96

0000020622	GE36-0186		REDUCER NUT PIPE	00642A977-001	2.00		EA		2.40		4.80

-			-			-				-			-		-		2.40		-

-			-			-				-			-		-		2.40		-

0000020629	GE73-0075		FITTING 3/4 IN T X	00643A567-017	2.00		EA		138.60	277.20
						1/2 IN NPT

0000020650	GE36-0274		HEX HEAD BOLT 5/8	006643028-040	29.00	EA		4.31		124.99
						IN X 2 IN

0000020651	GE36-0266		HEX HEAD BOLT		006643028-043	16.00	EA		8.45		135.20

0000020700	GE73-0158		BEARING FOR TWIN	006915619-2	3.00		EA		1,614.50	4,843.50
						OIL PUMP PT2		6915619

0000020706	GE73-0163		DISC FOR VALVE		00751C723-2	1.00		EA		7,531.00	7,531.00
						M.S.V. PT.16		G47E471

0000020709	GE73-0061		RETAINING SPRING	00752C451-160	3.00		EA		24.10	72.30
						RING

0000020716	GE73-0148		VALVE STEM C.V.	00838B676-02	8.00		EA		5,024.25	40,194.00
						PT.19			658L853

0000020737	GE73-0107		WORM BUSHING TW/	0108C988G0001	1.00		EA		1,156.39	1,156.39
						OIL PT.1			(59728

0000020758	GE36-0240		GASKET PT 5.87 IN	01195J26P0010	8.00		EA		20.10	160.80
						X 6.68 IN			658L86

0000020759	GE36-0306		SPIRAL GASKET		01195J26P0011	6.00		EA		23.53	141.15
						8-1/16 IN X 9-3/

-			-			-				-			-		-		23.53	-

0000020768	GE36-0170		LIFT PIN PT 18		0129Y563P0001	4.00		EA		1,078.00	4,312.00
										CV933E

0000020773	GE36-0125		BEARING PT35		0130A335P0005	3.00		EA		21.00	63.00
										CV933E

0000020776	GE36-0165		INSULATING WASHER	0144V863P0001	28.00	EA		13.02	364.56
						H2 SEAL

0000020777	GE36-0231		SEAT FOR AUXILIARY	0196B225P0017	1.00		EA		1,327.50	1,327.50
						OIL GOVERNO		GEI254

0000020778	GE36-0115		VALVE PLUG FOR		0196B784G0001	1.00		EA		2,989.00	2,989.00
						AUXILIARY OIL P	25445

0000020781	GE36-0318		SPRING ASSEMBLY	02028J30G0001	11.00	EA		36.50	401.50
						FOR T/G BRUSH

0000020792	GE36-0304		TILT PAD FOR		02171J72P0001	2.00		SET		7,600.00	15,200.00
						TILTING PAD BEARI

0000020798	GE36-0114		BUSHING FOR		0232A372P0001	1.00		EA		1,245.00	1,245.00
						AUXILIARY PILOT VA	25446A

0000020801	GE36-0132		STEM VALVE		0242A996P0001	1.00		EA		864.50	864.50
						AUXILIARY OIL PUMP

0000020804	GE73-0211		RTD FOR MAIN		03109J26P0030	4.00		EA		169.05	676.20
						BEARING

0000020811	GE73-0104		PILOT VALVE PT. 15	0362C782P0001	1.00		EA		943.00	943.00

0000020841	GE36-0100		SOCKET HEAD CAP	0439B176P0002	26.00	EA		70.88	1,842.88
						SCREW X1-3/4		747E14

0000020843	GE36-0249		COVER			0442B861P0001	1.00		EA		871.00	871.00

0000020844	GE36-0339		VALVE COVER MSV	0442B862P0003	2.00		EA		915.00	1,830.00
						DISC T/G 5 OR

0000020846	GE73-0025		PUMP WORM TWIN		0473D160P0002	3.00		EA		2,252.50	6,757.50
						OIL PT. 3			592756

0000020847	GE73-0159		WORM WHEEL FOR		0473D160P0005	3.00		EA		5,075.50	15,226.50
						TW/OIL PUMP PT		(59275

0000020848	GE73-0101		DOWEL PLUG 0.180	04801938P0002	4.00		EA		0.74		2.96
						IN X 0.50 IN

0000020854	GE73-0065		PIN				04804857P0240	2.00		EA		16.40	32.80

0000020855	GE36-0098		PIN PT 22-3/8 IN X	04804857P0241	2.00		EA		119.00	238.00
						3 IN M S V		7472E1

0000020856	GE73-0073		PIN FOR MAINSTOP	04804857P0241	1.00		EA		171.47	171.47
						VALVE 3/8 3 I		K48048

0000020866	GE73-0052		BELLOWS FOR STEM	04805176P0040	2.00		EA		582.50	1,165.00
						ON SEAL REGUL		GEK-96

0000020868	GE36-0126		SEAL RING  H2 SEAL	0508L856G12	1.00		SET		2,886.40	2,886.40
						TURBINE END

0000020870	GE73-0260		PIN FOR CV 1 IN OD	05308402P0004	-		EA		38.10	-
						X 4.62 IN L

0000020872	GE73-0273		CROSSHEAD			05379379P0003	1.00		EA		6,210.50	6,210.50

-			-			-				-			-		-		6,210.50	-

0000020873	GE73-0261		VALVE SEAT		05388701P0001	1.00		EA		804.50	804.50

0000020874	GE73-0264		VALVE SEAT 5-1/2	05388702P0001	1.00		EA		1,331.00	1,331.00
						IN OD X 3-1/4

0000020877	GE36-0027		SEAL RING H2 SEAL	0541L796G1	1.00		SET		6,771.00	6,771.00
						COLLECTOR EN

0000020893	GE36-0088		GASKET 20-31/32 IN	0654A638P0003	8.00		EA		15.41	123.26
						X 19-1/2 IN		& #5 T

0000020909	GE73-0282		SCREEN KIT FOR		0658L815G0003	2.00		KIT		664.00	1,328.00
						STOP VALVE FINE

0000020910	GE73-0283		SCREEN KIT FOR		0658L815G0009	1.00		KIT		876.00	876.00
						STOP VALVE COAR

0000020922	GE73-0165		STUD 1-3/4 IN 8 X	06913340P0023	22.00	EA		134.00	2,948.00
						12 POINT 37L		658L8

0000020927	GE73-0269		DISC FOR VALVE		06950856P0001	1.00		EA		1,113.00	1,113.00

0000020928	GE73-0265		DISC FOR VALVE		06950858P0001	7.00		EA		1,215.50	8,508.50

0000020930	GE73-0199		STEM MSV			0752C61300008	2.00		EA		6,401.00	12,802.00
										G47E47

-			-			-				-			-		-		6,401.00	-

0000020938	GE36-0106		BUSHING FOR PILOT	0824B386P0001	1.00		EA		2,409.00	2,409.00
						VALVE PT.531		21416A

0000020940	GE73-0215		SPUR GEAR FOR SHAFT	08658619G01	1.00		EA		1,906.00	1,906.00
						DRIVE UNIT		OIL PUMP

0000020959	GE73-0169		SPACER H/P CASING	09119299P0007	12.00	EA		146.92	1,763.04
										4"ODX

0000020960	GE36-0328		GASKET 20-15/16 IN	09197184-029	2.00		EA		5.39		10.78
						X 19-9/16 I		658L855

0000020961	GE36-0103		BELLOWS ASSEMBLY	09197321G0001	1.00		EA		3,051.50	3,051.50
						FOR AUXILIARY		25446

0000020971	GE73-0267		STUD 4.00 IN -8 X	0926E715P0750	2.00		EA		1,151.10	2,302.20
						17 IN

0000020972	GE36-0326		STUD B B 4 IN -8 X	0926E715P0756	1.00		EA		284.50	284.50
						19.26 IN LO

-			-			-				-			-		-		284.50	-

0000020973	GE73-0051		VALVE SEAT PT.30	0930B432P0001	1.00		EA		1,331.50	1,331.50
										GEK967

0000020987	GE73-0231		BUSHING MSV.		09659693G0003	1.00		EA		2,501.00	2,501.00
						PRESSURE HEAD 110	647E47

0000020988	GE36-0344		MAIN BEARING FOR	09788153G0002	1.00		EA		2,043.50	2,043.50
						OIL PUMP			REV.3

0000020989	GE36-0343		MAIN BEARING FOR	09788154G0002	1.00		EA		1,635.50	1,635.50
						OIL PUMP AKA		REV.B

0000020992	GE36-0308		GASKET MATERIAL	1/2"SQ.CORK	30.00	FT		0.96		28.70
						FOR NO. 6 H2 S

0000020993	GE73-0238		GASKET MATERIAL FOR	1/4"X36" 70 -	12.00	SQY		45.10	541.20
						NO. 5 H2 C		DURO NE

-			-			-				-			-		-		45.10	-

0000020994	GE73-0278		GASKET 3/4 IN IDX	1/8X3/4X1-	93.00	EA		1.77		164.61
						1-1/2 IN OD F		1/2 ANNEAL

-			-			-				-			-		-		1.77		-

0000020995	GE73-0277		GASKET 7/8 IN IDX1-	1/8X7/8X1-	198.00	EA		2.10		415.80
						3/4 IN OD F		3/4"ET#107

-			-			-				-			-		-		2.10		-

0000020999	GE73-0232		GASKET 6-15/16 IN	10351 E.T.	5.00		EA		12.53	62.65
						OD X 3-13/15		ASSOCIATES

0000021001	GE36-0122		STEM CV PT.5		106A9403P0001	3.00		EA		1,877.14	5,631.43
										988E42

0000021002	GE36-0332		DISC FOR CONTROL	106A9482P0001	3.00		EA		1,374.50	4,123.50
						VALVE 3 IN

0000021003	GE36-0334		DISC FOR CONTROL	106A9486P0001	1.00		EA		1,420.50	1,420.50
						VALVE 4 IN

-			-			-				-			-		-		1,420.50	-

0000021014	GE36-0307		MAIN STEAM GASKET	12"900LB		3.00		EA		15.05	45.14
						INLT.12 IN 9

0000021022	GE73-0230		BUSHING FOR PILOT	126B8733P0001	1.00		EA		1,920.50	1,920.50
						VALVE

0000021032	GE36-0206		PACKING RING STAGE	1301J78-301	1.00		EA		2,156.00	2,156.00
						N-4				QUB 2117

0000021069	GE73-0216		CONDENSER WATER	17-3/4X21-	7.00		EA		16.60	116.17
						GASKET BX MNHL		3/16X3/8"

-			-			-				-			-		-		16.60	-

0000021081	GE36-0131		VALVE MAINSTOP		187C4481P0001	1.00		EA		3,451.00	3,451.00
						STEM PT.19		7472E1

0000021086	GE36-0319		COVERED NUT 4.00	187C4482P0016	1.00		EA		159.00	159.00
						IN-8

0000021107	GE73-0200		VALVE STEM C.V.	196B5278P0010	7.00		EA		2,534.00	17,738.00
										647E47

-			-			-				-			-		-		2,534.00	-

0000021115	GE73-0275		GASKET FOR MANWAY	20"IDX24"ODX	4.00		EA		43.26	173.04
						EXHAUST HOOD		1/16" TK

0000021128	GE73-0140		PACKING RING		2112J20-175C-	1.00		EA		1,550.00	1,550.00
						STAGE 4			EXC QUA

0000021129	GE73-0141		PACKING RING		2112J29-178C-	1.00		EA		1,650.00	1,650.00
						STAGE 3			EXC QUA

0000021146	GE73-0193		GEAR FOR TURBINE	2196417-70	4.00		EA		4,381.00	17,524.00
						GEAR OIL PUMP		PUMP

0000021156	GE73-0113		BEARING SEAL C.V.	23X7213		14.00	EA		13.85	193.90
						SHAFT ROLLER		GARLOCK

0000021161	GE73-0279		GASKET FOR MANWAY	25-5/16X19-	3.00		EA		39.87	119.61
						EXHAUST HOOD		13/16X1/1

0000021175	GE36-0164		BOLT FOR H2 SEAL	295A1559P0001	24.00	EA		32.50	780.00
						INSUL.BUSH.

0000021178	GE36-0302		STRAP FOR SHAFT	297A2331P0001	20.00	EA		10.85	217.00
						GROUNDING			10=SET

0000021214	GE73-0142		DESICCANT FOR H2	313A3167P0001	19.00	BAG		4.09		77.73
						ANALYZER 8 OZ		PROTEK

0000021278	GE36-0232		H2 ANALYZER CELL	3S7576HK101A2	1.00		EA		4,234.93	4,234.93
						BLOCK KIT			983B87

0000021280	GE36-0078		RELAY FOR H2 PANEL	3SCA5076J4	2.00		EA		543.40	1,086.80

0000021305	GE36-0056		MODULE FOR VOLT/	44C331828G01	1.00		EA		634.85	634.85
						HZ EXCITER

0000021307	GE36-0060		VOLT MODULE SENSOR	44C331830G01	1.00		EA		535.50	535.50
						EXCITER

0000021309	GE36-0053		MODULE FOR IMPELLER	44C331837		1.00		EA		1,007.78	1,007.78
						COMPRESSIO		G011A1B

0000021311	GE36-0006		EXCITER CUBICLE	44C331840G01	1.00		EA		559.94	559.94
						ALA MODULE

0000021313	GE36-0058		MODULE FOR INNER	44C331876G0	1.00		EA		581.19	581.19
						LOOP REGULATO		11D1B

0000021314	GE36-0054		MODULE FOR STATIC	44C331881G0	2.00		EA		1,049.75	2,099.50
						VOLTAGE ADJU		1B1B

0000021316	GE36-0041		MODULE FOR STATIC	44C331883G01	1.00		EA		1,046.03	1,046.03
						VOLTAGE ADJU

0000021318	GE36-0055		MODULE FOR PHASOR	44C331891G01	1.00		EA		512.25	512.25
						II REF EXCIT

0000021320	GE36-0059		MODULE FOR STATIC	44C372656G0	1.00		EA		1,186.81	1,186.81
						VOLTAGE ADJU		11E1B

0000021321	GE36-0052		VOLT MODULE MACONV	44C372657G0	1.00		EA		1,974.13	1,974.13
						EXCITER			11B1B

0000021322	GE36-0057		MODULE FOR AC		44C372696G0	1.00		EA		1,465.72	1,465.72
						REGULATOR EXCITE	11D1C

0000021393	GE73-0034		BUSHING PRESSURE	649A296P0001	1.00		EA		1,394.50	1,394.50
						HEAD PT.111		647E471

0000021415	GE36-0082		HE PANEL RESISTOR	68A7020P220D	1.00		EA		12.00	12.00
						10W

0000021418	GE36-0079		CAPACITOR H2 PANEL	68A7056P2B620	1.00		EA		48.00	48.00
						600V DC

0000021433	GE73-0012		RECTIFIER BRIDGE	68A7244P254	-		EA		29.75	-
						STATIC EXCITE

0000021456	GE73-0242		COVER GASKET LARGE	7367-LARGE	-		EA		46.43	-
						FOR FRONT S		ET ASSOC.

0000021564	GE36-0065		PUSH BUTTON SWITCH	CR104PBG91B1	2.00		EA		29.00	58.00
						2 POSITION

0000021753	GE73-0132		PACKING RING HP	PRL 2369A		1.00		EA		2,065.00	2,065.00
						GRV-5-N1			QUAB-

0000021754	GE73-0134		PACKING RING HP	PRL2367A		1.00		EA		5,362.00	5,362.00
						GRV-3-N1			QUAB-

0000021755	GE73-0131		PACKING RING HP	PRL2368A		1.00		EA		1,985.00	1,985.00
						GRV-4-N1			QUAB-
										PRL2369A QUAB-	1.00		EA		2,065.00	2,065.00

0000021822	GE36-0310		RTD FOR TURBINE	U231P122L0022	1.00		EA		950.25	950.25
						BEARING NO. 1

0000021823	GE36-0312		RTD FOR TURBINE	U231P122L0038	1.00		EA		276.18	276.18
						BEARING NO. 4

0000021830	GE36-0298		THERMOCOUPLE		U252J085U0044	1.00		EA		2,261.98	2,261.98
						ELEMENT NO. 2 BEA

0000021832	GE73-0253		PIN FOR CV .37 IN	U408A104L0275	9.00		EA		53.00	477.00
						D X 3.12 L P		W-8018

0000027252	AL80-0073		FILTER ELEMENT FOR	KF4518-10		6.00		EA		10.50	63.00
						LUBE OIL/SE

-			-			-				-			-		-		10.50	-

0000027253	AL80-0001		FILTER ELEMENT FOR	KF6018-05		6.00		EA		54.00	324.00
						LUBE OIL/CO		OR BP 718-

-			-			-				-			-		-		54.00	-

0000029055	CI85-0033		SLW AND CABLE		12747		1.00		EA		204.00	204.00
						ASSEMBLY

0000029063	CI85-0063		CHART DRIVE MOTOR	17972		2.00		EA		124.25	248.50

0000029105	CI85-0041		CORD FOR PULLY		62410		-		EA		16.68	-

0000029113	CI85-0037		SERVO DC MOTOR		8198			1.00		EA		176.25	176.25

0000034826	GE36-0314		PIN KIT FOR CHAIN	687907 SC406	4.00		EA		2.60		10.40
						CONNECTING T

0000046753	AL80-0008		BALL BEARING MAB-	6206/Q66 30765	1.00		EA		7.20		7.20
						104 INT

-			-			-				-			-		-		7.20		-

0000046784	AL80-0002		BALL BEARING MAB-	6302 12208Y	1.00		EA		6.62		6.62
						104 INT			(ALPHA L

-			-			-				-			-		-		6.62		-

0000046785	AL80-0033		BALL BEARING MAB-	6305-2RSQIM-T	2.00		EA		14.30	28.60
						104 INT			(ALPHA

0000046803	NU50-0317		BEARING FOR 5B LUBE	6312-ZJEM		1.00		EA		61.44	61.44
						OIL PUMP M		OR 60BC03J

-			-			-				-			-		-		61.44	-

0000046817	GE73-0276		BEARING FOR LUBE	7307BEAGY		2.00		EA		40.86	81.72
						OIL PUMP A AN

0000051990	EM85-0169		DRUM CHART RECORDER	KT100081-01	1.00		KIT		90.00	90.00
						KIT T3

0000016204	TC75-0005		PUMP WITH 3 HP		50DVEU62.24	1.00		EA		1,886.00	1,886.00
						MOTOR			LIFT/STA

-			-			-				-			1.00		-		1,886.00	1,886.00

0000016205	TC75-0004		PUMP WITH 7.5		80DVEU65.54	-		EA		1,475.00	-
						HP MOTOR			LIFT/STA

-			-			-				-			-		-		1,475.00	-

0000016206	-			O-RING SET FOR		840-1-8		2.00		EA		320.00	640.00
						LIFT PUMP			(DCDXU1)80DVE

0000016207	-			O-RING SET FOR		840-1-8		1.00		EA		372.25	372.25
						LIFT PUMP			(DXDXU1)50DVE

																			563,691.91

The total agreed value of the above-referenced Steam Units Inventory is $563,691.91.  In addition, CL&P shall transfer all of its other inventory for the EGF located on the Real Property on the Closing Date for an aggregate agreed value of $40,000.00.


SCHEDULE 2.1(d)

PERMITS

I.	Transferable Permits Held By CL&P

	A.	Connecticut Department of Environmental Protection Air Registration
		Certificates for Fuel Burning ICUs:

		Registration No. 750260; Stack No. 00751015813 (#11A ICU)

		Registration No. 750261; Stack No. 00751015812 (#11B ICU)

		Registration No. 750262; Stack No. 00751015811 (#12A ICU)

		Registration No. 750263; Stack No. 00751015810 (#12B ICU)

		Registration No. 750264; Stack No. 00751015809 (#13A ICU)

		Registration No. 750265; Stack No. 00751015808 (#13B ICU)

		Registration No. 750266; Stack No. 00751015807 (#14A ICU)

		Registration No. 750267; Stack No. 00751015806 (#14B ICU)

	B.	Connecticut Department of Environmental Protection Fuel Burning
		Equipment Registrations:

		Registration No. R275 (Boiler No. #9)

	C.	Connecticut Department of Environmental Protection Water Diversion
		Registrations:

		Water Diversion Registration No. 4000-091-PWR-RI (#4)

		Water Diversion Registration No. 4000-092-PWR-RI (#5)

		Water Diversion Registration No. 4000-093-PWR-RI (#6)

	D.	Channel Marker 064/9805-327

	E.	Elevator No. 1 Certificate of Operation, Registration No. 064-369

	F.	Connecticut Department of Environmental Protection Title V Permit
		Application to be signed by Northeast Generation Services Company ("NGS")as operator of the fuel burning ICUs.


II.	Non-Transferable Permits/Orders Held By CL&P

	A.	Consent Order 1494

	B.	NOx Budget Account Representative

	C.	General Permit Registration # GGR001040 (Remediated Groundwater
		Discharge)


III.	Permits Retained By CL&P

	A.	EPA ID# CTD043030170 (Hazardous Waste ID)


IV.	South Meadow Station Permits/Approvals Held By Third Party

	A.	Marine Terminal License MT076 (NGS)(Non-Transferable)

	B.	NPDES Discharge Permit CT0003875 (Non-Contact Cooling Water)(RRS)

	C.	General Permit Registration GSI000118 (Stormwater/Industrial)(RRS)

	D.	Sewer Discharge Permit SP0000750 (RRS)



SCHEDULE 2.1(e)

ASSUMED CONTRACTS

South Meadow Station


	A.	Railroad Agreement (May or may not be enforceable)

		Contract dated July 9, 1942 by the Trustees of The New York, New Haven and Hartford Railroad Company and The Hartford Electric Light Company regarding a sidetrack that may or may not exist on the Site

	B.	Licenses

		License Agreement:  December 15, 1998 through November 14, 2001 with
Resource Recovery Systems of Connecticut, Inc., an Ogden Company, for office and storage space for their NE Region Maintenance Office.  Approximately 1040
sq. ft. of space is occupied in the building by Gate 40.  Fee is $10,000/yr., with 1/2 credit for building improvements up to one year's license fee.  Can be canceled in 90 days with written notice by either party.

		License Agreement: May 1, 1996 through April 30, 2006 with Martin Media to enter upon the property to construct, maintain, utilize and reconstruct if necessary a two sided billboard for advertising purposes. Fee is approximately $20,000/yr. Can be canceled in 60 days with written notice by either party.

		License Agreement:  March 1, 1998 through February 28, 2003 with TCI
Cable Vision of Central to install, construct, repair, trench and maintain cables and conduits on Licenser's land located on the easterly side of Reserve
Road in Hartford, Connecticut.  Fee is approximately $2,100/yr.  Can be canceled in 30 days with written notice by either party.


SCHEDULE 2.1(g)

NAME OF FACILITIES


South Meadow Station

SCHEDULE 2.2(a)

EXCLUDED T&D ASSETS


The 115-, 23- and 11-kV lines and underground cables, conduits and duct banks on the Site, including their steel or other support structures and manholes, but not including two 11-kV busses from units 5U and 6U to step-up transformers 1A-1X and 1A-2X in the 115-kV switchyard, or those transformers; also including oil pressurizing/ pumping equipment for the 115-kV underground cable.

All 115-, 23- and 11-kV switchyard structures, foundations, transformers, bus and equipment within the South Meadow substation, and switchyard except for 115-kV conductors and MODs connecting 1A-1X and 1A-2X to the 115-kV ring bus.

Below-grade conduits and cables within and between the South Meadow substation and switchyard that run from 115-, 23- or 11-kV equipment to the South Meadow substation and switchyard control buildings.

The South Meadow substation and switchyard control buildings and all equipment therein, including a SCADA RTU and DC power supply equipment, but excluding controls for 115-kV MODs 1A-1X1-4 and 1A-2X1-4.

Station service transformers 1A-5S, 1A-6S and 1A-7S, with associated secondary cabling/equipment in the substation and switchyard.

Substation and switchyard ground grids, including the area occupied by CRRA's 115-kV bus and step-up transformers, but excluding CRRA's connections to this grid.

NEON fiber optic cable system.

Fence enclosing the South Meadow substation and switchyard yards.

South Meadow substation and switchyard lighting.

Used transformers in storage area and distribution equipment inventory stored on site.

SCHEDULE 2.6(a)(i)

PRE-APPROVED CAPITAL EXPENDITURES


1.	$310,000 for work on the Unit 6 Condenser, as described in the DPUC approval


SCHEDULE 2.10(l)

MATTERS FOR OPINION FROM COUNSEL TO CL&P

1.	CL&P is duly organized, existing and in corporate good standing under the laws of the State of Connecticut, with corporate power and authority to execute and deliver, and to perform its obligations under, each of the Agreement and the Related Agreements (the "Purchase Documents") to be executed and delivered by CL&P.

2.	The execution and delivery by CL&P of the Purchase Documents to be executed and delivered by it, and the performance of its obligations thereunder, have been duly authorized by all requisite corporate action taken on the part of CL&P.

3.	Each of the Purchase Documents entered into by CL&P has been duly executed and delivered by CL&P and (subject to the qualifications stated in the paragraph (a) below) constitutes the legal, valid and binding obligation of CL&P enforceable against CL&P in accordance with its terms.

4.	To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against CL&P or any of CL&P's properties or assets before any court, arbitrator or administrative or governmental authority or agency which challenges or seeks to prohibit, restrain or enjoin the transactions contemplated by the Purchase Documents or places in question the validity or enforceability of any of the Purchase Documents.

5.	No order, consent, approval, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery by CL&P of any of the Purchase Documents to be executed by CL&P, or for the performance by CL&P of its material obligations thereunder, except for CL&P's Regulatory Approvals, all of which have been duly obtained and are in full force and effect.

6.	The execution and delivery by CL&P of the Purchase Documents executed by
CL&P do not, and the consummation of the transactions contemplated thereby will not (i) violate the terms of, or conflict with, the charter, by-laws and other governing documents of CL&P, each as currently in effect, or (ii) violate any order, writ, injunction, award, judgment or decree applicable to CL&P or any of its assets.

7.	The Bill of Sale and Deeds are in proper form to transfer to CRRA title to the Acquired Assets.

The opinion in paragraph 3 above that each of the Purchase Documents constitutes the legal, valid and binding obligation of CL&P enforceable against CL&P in accordance with its terms may be subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (ii) general principles of equity regardless of whether applied in a proceeding in equity or at law,
(iii) the general qualification that no opinion is given herein as to any contractual provision purporting to specify remedies after default or as to the availability of any specific or equitable relief of any kind, and (iv) the general qualification that, the enforceability of any indemnification or waiver provisions may be limited by federal or state statute or as a matter of public policy.

As to any matter contained in the foregoing opinion which involves the laws of any jurisdiction other than the federal laws of the United States and the State of Connecticut, counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Each opinion may expressly rely as to matters of facts upon certificates furnished by appropriate officers and directors of CRRA and its subsidiaries and by public officials.



SCHEDULE 2.11(i)

MATTERS FOR OPINION FROM COUNSEL TO CRRA


1.	CRRA is a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut and is validly existing under the laws of the State of Connecticut, with corporate power and authority to execute and deliver, and to perform its obligations under, each of the Agreement and the Related Agreements (the "Purchase Documents") to be executed and delivered by CRRA.

2.	The execution and delivery by CRRA of the Purchase Documents to be executed and delivered by it, and the performance of its obligations thereunder, have been duly authorized by all requisite corporate action taken on the part of CRRA.

3.	Each of the Purchase Documents entered into by CRRA has been duly executed and delivered by CRRA and (subject to the qualifications stated in the paragraph (a) below) constitutes the legal, valid and binding obligation of CRRA enforceable against CRRA in accordance with its terms.

4.	To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against CRRA or any of CRRA's properties or assets before any court, arbitrator or administrative or governmental authority or agency which challenges or seeks to prohibit, restrain or enjoin the transactions contemplated by the Purchase Documents or places in question the validity or enforceability of any of the Purchase Documents.

5.	No order, consent, approval, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery by CRRA of any of the Purchase Documents to be executed by CRRA, or for the performance by CRRA of its material obligations thereunder, except for CRRA's Regulatory Approvals, all of which have been duly obtained and are in full force and effect.

6.	The execution and delivery by CRRA of the Purchase Documents executed by
CRRA do not, and the consummation of the transactions contemplated thereby will not (i) violate the terms of, or conflict with, the charter, by-laws and other governing documents of CRRA, each as currently in effect, or (ii) violate any order, writ, injunction, award, judgment or decree applicable to CRRA or any of its assets.

The opinion in paragraph 3 above that each of the Purchase Documents constitutes the legal, valid and binding obligation of CRRA enforceable against CRRA in accordance with its terms may be subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (ii) general principles of equity regardless of whether applied in a proceeding in equity or at law,
(iii) the general qualification that no opinion is given herein as to any contractual provision purporting to specify remedies after default or as to the availability of any specific or equitable relief of any kind, and (iv) the general qualification that, the enforceability of any indemnification or waiver provisions may be limited by federal or state statute or as a matter of public policy.

As to any matter contained in the foregoing opinion which involves the laws of any jurisdiction other than the federal laws of the United States and the State of Connecticut, counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Each opinion may expressly rely as to matters of facts upon certificates furnished by appropriate officers and directors of CL&P and its subsidiaries and by public officials.



SCHEDULE 3.3

MATTERS OF NONCONTRAVENTION

None

SCHEDULE 3.5

TITLE COMMITMENT

ISSUED BY

COMMONWEALTH LAND TITLE INSURANCE COMPANY

DATED:  SEPTEMBER 7, 2000

A FULL COPY OF WHICH FOLLOWS THIS PAGE



SCHEDULE 3.6(a)

NON-COMPLIANCE WITH LAWS

None


SCHEDULE 3.8(a)

CONTRACTS

South Meadow Station

	A.	Mid-Connecticut Documents

		The Mid-Connecticut Documents (as defined in this Agreement), together with all documents and agreements referenced therein and/or executed in connection therewith

	B.	Agreement between CL&P and RRSCI

		Parties:	Connecticut Light & Power (CL&P) and Resource Recovery
Systems of Connecticut, Inc. (RRSCI)

		Term:	Terminable by either party with six month notice; currently
expires January 19, 2001; term may be extended in accordance with the
Termination Agreement

		Purpose:	EGF Operations and Maintenance

			Other agreements associated with the EGF - Operations and
Maintenance Agreement:
			-	Memo of Understanding operation, maintenance and testing
of electrical equipment at South Meadow Station



SCHEDULE 3.8(b)

EXCEPTIONS TO CONTRACT OBLIGATIONS


A.	The Railroad Agreement described in Section D of Schedule 2.1(e) may or may not be enforceable.

B.	The Mid-Connecticut Documents are subject to the Termination Agreement.

C.	The Parties anticipate that Agreements between CL&P and RRSCI with respect to the operation and maintenance of the EGF (referenced on Schedule 3.8(a)) will terminate on the Effective Date.


SCHEDULE 3.9

INSURANCE

None


SCHEDULE 3.10

LITIGATION


None

SCHEDULE 3.11

CONDEMNATION

None


SCHEDULE 3.14

YEAR 2000 COMPUTER PROBLEM PERFORMANCE

None


SCHEDULE 3.15

EMPLOYEE MATTERS

None


SCHEDULE 4.3

NONCONTRAVENTION DISCLOSURES

None


SCHEDULE 5.12(d)

TYPES OF CL&P FACILITIES IN RESERVED EASEMENT AREAS


Poles
Towers
Cross-arms
Guys
Foundations
Anchors
Braces
Ducts
Manholes
Wires
Cables
Conductors
Monuments
Signs
Conduits
Pedestals
Meters

SCHEDULE 6.1(c)

CL&P'S REGULATORY APPROVALS


1.	An order or series of orders by the DPUC approving the transactions contemplated by the Agreement.

2.	FERC approval of the disposition of FERC jurisdictional assets by CL&P, to the extent applicable, under Section 203 of the Federal Power Act

3.	FERC acceptance or approval of the Interconnection Agreement under Section
205 of the Federal Power Act.

4.	U.S. Securities and Exchange Commission approval under Section 12(d) of the Public Utility Holding Company Act of 1935 of the transactions contemplated hereunder or related hereto.


SCHEDULE 6.1(d)

CRRA'S REGULATORY APPROVALS

1.	An order or series of orders by the DPUC approving the transactions contemplated by the Agreement.

2.	FERC acceptance and approval of the Interconnection Agreement under
Section 205 of the Federal Power Act.


SCHEDULE 6.1(j)

SCHEDULE OF SPECIFIC PERMITS

PERMITS NEEDED TO OPERATE(1)

A.	Connecticut Department of Environmental Protection Air Registration
Certificates for Fuel Burning ICUs:

	Registration No. 750260; Stack No. 00751015813 (#11A ICU)

	Registration No. 750261; Stack No. 00751015812 (#11B ICU)

	Registration No. 750262; Stack No. 00751015811 (#12A ICU)

	Registration No. 750263; Stack No. 00751015810 (#12B ICU)

	Registration No. 750264; Stack No. 00751015809 (#13A ICU)

	Registration No. 750265; Stack No. 00751015808 (#13B ICU)

	Registration No. 750266; Stack No. 00751015807 (#14A ICU)

	Registration No. 750267; Stack No. 00751015806 (#14B ICU)

B.	Connecticut Department of Environmental Protection Fuel Burning Equipment
Registrations:

	Registration No. R275 (Boiler No. #9)

(1)This schedule covers permits necessary to operate the facilities being acquired under this Agreement, not facilities already owned and operated by CRRA








C.	Connecticut Department of Environmental Protection Water Diversion
Registrations:

	Water Diversion Registration No. 4000-091-PWR-RI (#4)

	Water Diversion Registration No. 4000-092-PWR-RI (#5)

	Water Diversion Registration No. 4000-093-PWR-RI (#6)

D.	Channel Marker 064/9805-327

E.	Elevator No. 1 Certificate of Operation, Registration No. 064-369

F.	Connecticut Department of Environmental Protection Title V Permit
Application or Title V Permit

G.	Consent Order 1494

H.	NOx Budget Account Representative

I.	South Meadow Station Permits/Approvals Held By Third Party

	1.	Marine Terminal License MT076 (NGS(2))(Non-Transferable)

	2.	Elevator License (Turbine Hall)(RRS(3))

	3.	NPDES Discharge Permit CT0003875 (Non-Contact Cooling Water)(RRS)

	4.	General Permit Registration GSI000118 (Stormwater/Industrial)
(RRS)(Non-Transferable)

	5.	Sewer Discharge Permit SP0000750 (RRS)

(2)Northeast Generation Services Company.

(3)Resource Recovery Systems of Connecticut, Inc.